As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-121405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 3
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FEDFIRST FINANCIAL CORPORATION

(Name of Small Business Issuer in its Charter)

United States	6035	25-1828028
(State or Jurisdiction of Incorporation or	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Organization)	Classification Code Number)

Donner at Sixth Street	Donner at Sixth Street
Monessen, Pennsylvania 15062	Monessen, Pennsylvania 15062
(724) 684-6800	(724) 684-6800
(Address and Telephone Number of Principal Executive Offices)	(Address of Principal Place of Business or Intended Principal
Place of Business)

Peter D. Griffith
President and Chief Executive Officer
FedFirst Financial Corporation
Donner at Sixth Street
Monessen, Pennsylvania 15062
(724) 684-6800
(Name, Address and Telephone Number of Agent for Service)

Copies to

Paul M. Aguggia, Esq.	Robert Lipsher
Aaron M. Kaslow, Esq.	Luse Gorman Pomerenk & Schick, PC
Muldoon Murphy & Aguggia LLP	5335 Wisconsin Avenue, NW
5101 Wisconsin Avenue, N.W.	Suite 400
Washington, D.C. 20016	Washington, D.C. 20015
(202) 362-0840	(202) 274-2000

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of	Amount to	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	be Registered	Offering Price	Aggregate Offering Price (1)	Registration Fee
Common Stock $0.01 par value	2,975,625 shares	$10.00	$29,756,250	$3,503 (2)
Participation Interests	(3)	—	$6,017,822	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Previously paid.

(3)	The securities of FedFirst Financial Corporation to be purchased by the First Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust are included in the amount shown for Common Stock.

(4)	No separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INTERESTS IN
FIRST FEDERAL SAVINGS BANK RETIREMENT PLAN
AND
OFFERING OF 601,782 SHARES OF
FEDFIRST FINANCIAL CORPORATION
COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in the First Federal Savings Bank Retirement Plan of participation interests and shares of common stock of FedFirst Financial Corporation in connection with the FedFirst Financial Corporation minority stock offering.

     Plan participants may now direct the Plan trustee to use their current account balances to subscribe for and purchase shares of FedFirst Financial Corporation common stock through the FedFirst Financial Corporation Stock Fund. Based upon the value of the Plan assets as of December 8, 2004, the Plan trustee may purchase up to 601,782 shares of FedFirst Financial Corporation common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Plan participants to direct the Plan trustee to invest all or a portion of their Plan accounts in FedFirst Financial Corporation common stock.

     The prospectus dated                     , 2005 of FedFirst Financial Corporation, which we have attached to this prospectus supplement, includes detailed information regarding the offering of shares of FedFirst Financial Corporation common stock and the financial condition, results of operations and business of First Federal Savings Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to “Risk Factors” beginning on page 14 of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit
Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by FedFirst Financial Corporation of interests or shares of common stock under the Plan to employees of First Federal Savings Bank. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither FedFirst Financial Corporation, FedFirst Financial Mutual Holding Company, First Federal Savings Bank nor the Plan have authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of First Federal Savings Bank or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is                     , 2005.

TABLE OF CONTENTS

THE OFFERING	3
Securities Offered	3
Election to Purchase FedFirst Financial Corporation Common Stock in the Minority Offering	3
Value of Participation Interests	4
Method of Directing the Plan Trustee	4
Time for Directing the Plan Trustee	4
Irrevocability of Direction	4
Purchase Price of FedFirst Financial Corporation Common Stock	4
Nature of a Participant’s Interest in FedFirst Financial Corporation Common Stock	4
Voting and Tender Rights of FedFirst Financial Corporation Common Stock	5
DESCRIPTION OF THE PLAN	5
Introduction	5
Eligibility and Participation	5
Contributions Under the Plan	6
Limitations on Contributions	6
Plan Investments	8
Benefits Under the Plan	10
Withdrawals and Distributions From the Plan	10
ADMINISTRATION OF THE PLAN	11
Trustee	11
Reports to Plan Participants	12
Plan Administrator	12
Amendment and Termination	12
Merger, Consolidation or Transfer	12
Federal Income Tax Consequences	12
Restrictions on Resale	14
SEC Reporting and Short-Swing Profit Liability	14
LEGAL OPINION	15

THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the Plan. Assuming a purchase price of $10.00 per share, the Plan trustee may acquire up to 601,782 shares of FedFirst Financial Corporation common stock in the FedFirst Financial Corporation minority stock offering. The interests offered under this prospectus supplement are conditioned on the completion of the FedFirst Financial Corporation minority stock offering. Certain subscription rights and purchase limitations also govern your investment in the FedFirst Financial Corporation Stock Fund in connection with the FedFirst Financial Corporation minority stock offering. See “Summary—Persons Who Can Order Stock in the Offering” and “—Purchase Limitations” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

     This prospectus supplement contains information regarding the Plan. The attached prospectus contains information regarding the FedFirst Financial Corporation minority stock offering and the financial condition, results of operations and business of First Federal Savings Bank. The address of the principal executive office of First Federal Savings Bank is Donner at 6th Street, Monessen, PA 15062-0369. The telephone number of First Federal Savings Bank is 724-684-6800.

Election to Purchase FedFirst Financial Corporation Common Stock in the Minority Offering

     In connection with the FedFirst Financial Corporation minority stock offering, you may direct the Plan trustee to use your 401(k) Plan funds to purchase shares of FedFirst Financial Corporation common stock through the FedFirst Financial Corporation Stock Fund. In order to use your 401(k) Plan funds to purchase FedFirst Financial Corporation common stock, you must complete the enclosed Investment Form. If there is not enough FedFirst Financial Corporation common stock available in the minority stock offering to fill all subscriptions, the common stock will be apportioned and the Plan trustee may not be able to purchase all of the common stock you requested. In such a case, if you elect, the Plan trustee will purchase shares in the open market on your behalf, after the close of the minority stock offering, to fulfill your initial request. The Plan trustee may make such purchases at prices higher or lower than the $10.00 initial minority offering price.

     All Plan participants are eligible to direct the Plan trustee to purchase shares of FedFirst Financial Corporation Common Stock through the FedFirst Financial Corporation Stock Fund. However, your directions are subject to subscription rights and purchase priorities. Your order for shares of common stock in the minority stock offering will be filled based on your subscription rights. FedFirst Financial Corporation has granted rights to subscribe for shares of FedFirst Financial Corporation common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at First Federal Savings Bank as of September 30, 2003; (2) the First Federal Savings Bank Employee Stock Ownership Plan; (3) persons with $50 or more on deposit at First Federal Savings Bank as of December 31, 2004; and (4) First Federal Savings Bank’s depositors as of January 31, 2005 who are not able to subscribe for shares under categories 1 and 3 and borrowers as of December 1, 1990, whose loans continue to be outstanding at January 31, 2005. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use your funds in the Plan to pay for your purchase of shares of FedFirst Financial Corporation common stock.

3

Value of Participation Interests

     As of December 8, 2004, the market value of the assets in the Plan equaled approximately $6,017,820. The plan administrator has informed each participant of the value of his or her beneficial interest in the Plan. The value of Plan assets represents past contributions made to the Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing the Plan Trustee

     Enclosed is a blue form for you to direct a transfer of your current First Federal Savings Bank Retirement Plan funds into the FedFirst Financial Corporation Stock Fund (the “Investment Form”). If you wish to invest in FedFirst Financial Corporation Common Stock by using your Retirement Plan funds you must complete this form. If you do not wish to use your Retirement Plan funds to purchase FedFirst Financial Corporation Common Stock at this time, you do not need to take any action.

     The minimum and maximum investment in the FedFirst Financial Corporation Stock Fund during the minority stock offering is $250.00 and $250,000, respectively.

Time for Directing the Plan Trustee

     You must submit your directions to invest in the FedFirst Financial Corporation Stock Fund in connection with the minority stock offering by      :00 p.m. on                     ,                               , 2005. You should return the Investment Form to DaCosta Smith III in the Human Resources Department.

Irrevocability of Direction

     Once you submit the Investment Form, you cannot change your directions to invest in the FedFirst Financial Corporation Stock Fund. Following the closing of the minority stock offering and your initial purchase of shares in the FedFirst Financial Corporation Stock Fund, you may change your investment directions, in accordance with the terms of the Plan.

Purchase Price of FedFirst Financial Corporation Common Stock

     The trustee will use the funds you have transferred to the FedFirst Financial Corporation Stock Fund to purchase shares of FedFirst Financial Corporation common stock in the minority stock offering. The trustee will pay the same price for shares of FedFirst Financial Corporation common stock as all other persons who purchase shares of FedFirst Financial Corporation common stock in the offering. If there is not enough common stock available in the offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Plan may not be able to purchase all of the common stock you requested. If you elect, the trustee will purchase shares on your behalf after the close of the minority stock offering in the open market, to fulfill your initial request. The trustee may make such purchases at prices higher or lower than the $10.00 initial offering price.

Nature of a Participant’s Interest in FedFirst Financial Corporation Common Stock

     The trustee will hold FedFirst Financial Corporation common stock in the name of the Plan. The trustee will credit the shares of FedFirst Financial Corporation common stock acquired at your direction to your account under the Plan. Therefore, the investment designations of other Plan participants should not affect earnings on your Plan account.

4

Voting and Tender Rights of FedFirst Financial Corporation Common Stock

     The trustee will exercise voting and tender rights attributable to all FedFirst Financial Corporation common stock which it holds on behalf of the Plan, as directed by participants who own shares through the FedFirst Financial Corporation Stock Fund. With respect to each matter as to which holders of FedFirst Financial Corporation common stock have a right to vote, you will have voting instruction rights for all shares credited to your account in the FedFirst Financial Corporation Stock Fund. The number of shares of FedFirst Financial Corporation common stock held in the FedFirst Financial Corporation Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised by the participants. If there is a tender offer for FedFirst Financial Corporation common stock, the Plan allots each participant tender instruction rights reflecting the participant’s ownership interest in the FedFirst Financial Corporation Stock Fund. The percentage of shares of FedFirst Financial Corporation common stock held in the FedFirst Financial Corporation Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised by participants in favor of the tender offer. The remaining shares of FedFirst Financial Corporation common stock held in the FedFirst Financial Corporation Stock Fund will not be tendered. The Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

DESCRIPTION OF THE PLAN

Introduction

     First Federal Savings Bank originally adopted the Plan effective January 1, 1985. The Plan was subsequently amended and restated, effective January 1, 2005. First Federal Savings Bank intends for the Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” First Federal Savings Bank may change the Plan from time to time in the future to ensure continued compliance with these laws. First Federal Savings Bank may also amend the Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Plan.

     Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the Plan. First Federal Savings Bank qualifies this summary in its entirety by reference to the full text of the Plan. You may obtain copies of the full Plan document, including any amendments to the Plan and a summary plan description, by contacting DaCosta Smith III in the Human Resources Department. You should carefully read these documents to understand your rights and obligations under the Plan.

Eligibility and Participation

     If you are a salaried employee you may begin to make pre-tax salary deferrals into the Plan as of the first of the month following the day you attain age 21 and complete 1,000 hours of service within a consecutive twelve-month period.

     As of December 16, 2004, 63 of the 66 salaried employees of First Federal Savings Bank deferred compensation into the Retirement Plan and 65 of the 66 salaried employees received discretionary contributions.

5

Contributions Under the Plan

     Employee Pre-Tax Salary Deferrals. Subject to certain IRS limitations, the Plan permits you to make pre-tax salary deferrals to the Plan each payroll period of up to 100% of your W-2 compensation. You are always 100% vested in your elective deferrals. You may change your pre-tax deferral percentage by completing a deferral election form and submitting it to the Bank’s payroll manager. Your change will be effective the following payroll.

     Employee Post-Tax Salary Deferrals. Employees may make post-tax deferrals up to 10% of an employee’s net income (after-tax) for each payroll period or in a lump sum.

     First Federal Savings Bank Matching Contributions. The Plan provides that First Federal Savings Bank will make matching contributions on behalf of each Plan participant. First Federal Savings Bank will make matching contributions only for those participants who make pre-tax salary deferrals to the Plan. First Federal Savings Bank will match 100% of the first 2% of compensation each participant defers into the Plan and 50% on the remaining 4% of compensation a participant defers. If a participant stops making pre-tax salary deferrals to the Plan, First Federal Savings Bank will cease its matching contributions on the participant’s behalf. Participants are 100% vested in their matching contributions.

     First Federal Savings Bank Discretionary Contributions. First Federal Savings Bank, in its sole discretion, may also make discretionary contributions to the Plan, in amounts specified by the Board of Directors of First Federal Savings Bank. These discretionary contributions are allocated to each Plan participant in the Plan who is actively employed by First Federal Savings Bank on the last business day of the Plan Year and have completed at least 1,000 hours of service during the Plan Year. Participants vest in their discretionary contributions at a rate of 20% per year over a five-year period. Participants become 100% vested in their discretionary contributions if, while employed with First Federal Savings Bank, they die, become disabled or reach normal retirement age (as defined in the Plan).

     Rollover Contributions. If you receive a distribution from a previous employer’s tax-qualified employee benefit plan, you may deposit that distribution into a rollover contribution account under the Plan, provided the rollover contribution satisfies IRS requirements.

Limitations on Contributions

     Limitation on Employee Salary Deferrals. Although the Plan permits you to defer up to 100% of your W-2 compensation, by law your total deferrals under the Plan, together with similar plans, may not exceed $14,000 for 2005. Employees who are age 50 and over may also make additional, “catch-up” contributions to the Plan, up to a maximum of $4,000 for 2005. The Internal Revenue Service periodically increases these limitations. If you exceed these limitations, you must include any excess deferrals in your gross income for federal income tax purposes in the year of deferral. In addition, you must pay federal income taxes on any excess deferrals when distributed to you by the Plan, unless the Plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which you made the excess deferrals. Your income on excess deferrals distributed before such date (if any) is treated, for federal income tax purposes, as earned and received in the taxable year of the distribution.

     Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the Plan provides that the total amount of contributions and forfeitures (annual additions) credited on your behalf participant during any year under all defined contribution plans of First Federal Savings Bank (including the Plan and the proposed First Federal Savings Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of your annual compensation or $42,000 for 2005.

6

     Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Plan. If pre-tax and matching contributions exceed these limitations, the Plan must adjust the contribution levels for highly compensated employees.

     In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $90,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2005, and may be adjusted periodically by the IRS.

     Top-Heavy Plan Requirements. If the Plan is a Top-Heavy Plan for any calendar year, IRS rules may require First Federal Savings Bank to make certain minimum contributions to the Plan on behalf of non-key employees. In general, the Plan will be treated as a “Top-Heavy Plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate account balances of Key Employees exceed 60% of the aggregate account balances of all employees under the Plan. A “Key Employee” is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of First Federal Savings Bank whose annual compensation exceeds $130,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of FedFirst Financial Corporation, or who owns stock that possesses more than 5% of the total combined voting power of all stock of FedFirst Financial Corporation; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of FedFirst Financial Corporation, or who owns stock that possesses more than 1% of the total combined voting power of all stock of FedFirst Financial Corporation, and whose annual compensation exceeds $150,000.

7

The foregoing dollar amounts are for 2005.

Plan Investments

     Assets in the Plan Trust are currently invested in the funds specified below. Participants may transfer funds to and from the various investments on a daily basis. Transfers are processed on the same day if they are initiated by 4:00 p.m. There are no restrictions on the number of transfers that can be made. The annual percentage return on the investment funds (net of fees) for the prior three years was:

Investment Fund	2004	2003	2002
AIM Mid Cap Core Equity Fund A	13.82%	27.10%	-11.09%
American Century Income & Growth Fund Inv	12.98%	29.62%	-19.37%
American Century International Growth Fund Inv	15.31%	25.38%	-19.25%
American Century Ultra Fund Adv	10.38%	25.59%	-23.39%
Neuberger Berman Genesis Fund Tr	18.68%	31.65%	-2.99%
PIMCO Total Return Fund Admin	4.88%	5.30%	9.92%
RS Diversified Growth Fund	1.48%	57.91%	-39.12%
RSGroup Trust Company Aggressive Asset Allocation Fund	9.48%	20.49%	-19.14%
RSGroup Trust Company Moderate Asset Allocation Fund	8.24%	16.26%	-14.12%
RSGroup Trust Company Conservative Asset Allocation Fund	6.37%	11.26%	-6.96%
RSGroup Trust Company Stable Value Fund	3.30%	3.07%	4.06%
SSgA S&P500 Index Fund	10.74%	28.58%	-22.34%
T. Rowe Price Equity-Income Fund R*	14.53%	25.26%	NA

*Inception of Fund’s R share class is September 30, 2002.

     AIM Mid Cap Core Equity Fund A. AIM Mid Cap Core Equity Fund seeks long-term capital growth. The fund normally invests at least 80% of assets in companies with market capitalizations comparable to those included in the Russell MidCap Index. It may invest up to 20% of assets in investment-grade debt securities. Management seeks to identify those companies that they believe to be undervalued relative to current or projected earnings, or the current market value of assets owned by the company.

     American Century Income & Growth Fund. American Century Income & Growth Fund seeks capital growth, income is secondary. The fund invests primarily in common stocks selected from a universe of the 1,500 largest companies traded in the United States. Management employs optimization models to construct a portfolio that provides a total return and a dividend yield that may exceed those of the S&P 500 Index. The fund may also invest in foreign securities.

     American Century International Growth Fund. American Century International Growth Fund seeks capital growth. The fund invests primarily in common stocks of foreign companies that meet certain fundamental and technical standards and have potential for capital appreciation. Management looks for companies whose earnings and revenues are not only growing, but growing at a successively faster, or accelerating, pace. The fund usually invests in issuers from at least three countries outside the United States.

     American Century Ultra Fund. American Century Ultra Fund seeks capital growth. The fund typically invests in equities selected for their appreciation potential. The majority of these securities are common stocks issued by companies that meet management’s standards for earnings and revenue growth. The fund generally invests in securities of companies that have operated continuously for three or more years.

8

     Neuberger Berman Genesis Fund. Neuberger Berman Genesis Fund seeks growth of capital. The fund invests primarily in common stocks of companies with market capitalizations of $1.5 billion or less at the time of purchase. Management seeks securities it believes to be undervalued and that are issued by companies that have above-average returns, an established market niche, the ability to finance their own growth and sound future business prospects.

     PIMCO Total Return Fund. PIMCO Total Return Fund seeks total return consistent with preservation of capital. The fund normally invests at least 65% of assets in debt securities, including U.S. government securities, corporate bonds, and mortgage-related securities. It may invest up to 20% of assets in securities denominated in foreign currencies. The fund may invest up to 10% of assets in high yield securities rated B or higher. The portfolio duration generally ranges from three to six years.

     RS Diversified Growth Fund. RS Diversified Growth Fund seeks long-term capital growth. The fund invests primarily in small capitalization growth companies. Management seeks to diversify investments over industry sectors. Although the fund typically invests in companies with capitalizations of $1.5 billion or less, it maintains the flexibility to invest in securities of larger issuers.

     RSGroup Trust Company Aggressive Asset Allocation Fund. RSGroup Trust Company Aggressive Asset Allocation Fund is an asset allocation fund that is likely to exceed other asset allocation funds in long-term growth. The Fund’s target allocation is 75% stocks (25% Core Equity, 25% Value Equity, 12.5% Emerging Growth, and 12.5% International Equity) and 25% bonds.

     RSGroup Trust Company Moderate Asset Allocation Fund. RSGroup Trust Company Moderate Asset Allocation Fund is an asset allocation fund that seeks significant long-term growth. The Fund’s target allocation is 60% stocks (20% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds.

     RSGroup Trust Company Conservative Asset Allocation Fund. RSGroup Trust Company Conservative Asset Allocation Fund is an asset allocation fund that seeks preservation of principal with a modest opportunity for growth. The Fund’s target allocation is 40% stocks (15% Core Equity, 15% Value Equity, 5% Emerging Growth, and 5% International Equity) and 60% bonds.

     RSGroup Trust Company Stable Value Fund. RSGroup Trust Company Stable Value Fund seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high-quality, interest stable guaranteed investment contracts (GICs), bank investment contracts (BICs), and synthetic stable value products with a relatively predictable annual return.

     SSgA S&P 500 Index Fund. SSgA S&P 500 Index Fund seeks to replicate the total return of the S&P 500 index. The fund intends to invest in all 500 stocks in the S&P 500 index in proportion to the weighting in the Index. If it is not able to purchase all 500 stocks, due to monetary constraints, it may purchase a representative sample. The fund hopes to achieve a correlation with the index of at least 0.95, before deduction of fund expenses.

     T. Rowe Price Equity-Income Fund. T. Rowe Price Equity-Income Fund seeks dividend income; capital appreciation is also considered. The fund normally invests at least 80% of assets in common stocks, with 65% of assets in the common stocks of well-established companies paying above-average dividends. In evaluating a security, the advisor considers the yield and prospects for earnings and dividend growth, the relative valuation of the security, and the overall competitive and financial strength of the company.

9

     The Plan offers the FedFirst Financial Corporation Stock Fund as an additional choice to the investment alternatives described above. The FedFirst Financial Corporation Stock Fund invests exclusively in the common stock of FedFirst Financial Corporation. Participants in the Plan may direct the trustee to invest all or a portion of their Plan account balances in the FedFirst Financial Corporation Stock Fund.

     The FedFirst Financial Corporation Stock Fund consists of investments in the common stock of FedFirst Financial Corporation made on the effective date of the minority stock offering. Each Participant’s proportionate undivided beneficial interest in the Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the FedFirst Financial Corporation Stock Fund.

     In the event cash dividends are paid on FedFirst Financial Corporation common stock, the Plan trustee will use the dividends to purchase additional shares of FedFirst Financial Corporation common stock.

     As of the date of this prospectus supplement, no shares of FedFirst Financial Corporation common stock have been issued or are outstanding, and there is no established market for FedFirst Financial Corporation common stock. Accordingly, there is no record of the historical performance of the FedFirst Financial Corporation Stock Fund. Performance of the FedFirst Financial Corporation Stock Fund depends on a number of factors, including the financial condition and profitability of First Federal Savings Bank and general stock market conditions.

     Once you have submitted your Investment Form to the Human Resources Department, you may not change your investment directions.

Benefits Under the Plan

     Vesting. You are always 100% vested in your salary deferrals and matching contributions. You vest in your employer discretionary contributions at a rate of 20% per year over a five-year period.

Withdrawals and Distributions From the Plan

     Withdrawals Before Termination of Employment. You may receive in-service distributions from the Plan under limited circumstances in the form of hardship and non-hardship withdrawals, participant loans, installment payments and distributions from your rollover contributions.

     In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. You may withdraw funds twice per Plan Year for a hardship withdrawal.

     Participant loans are approved by the plan administrator. If you qualify for a participant loan, the trustee will make a distribution proportionately from the investment funds in which you have invested your account balances. You may obtain information on the participant loan program from the Human Resources Department at First Federal Savings Bank.

10

     Distribution Upon Retirement or Disability. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of your accounts under the Plan exceeds $5,000, you may elect to defer the lump sum payment until after retirement. However, the IRS requires that you receive at least a portion of your plan accounts by the April 1st of the calendar year following the calendar year in which you retire (or terminate service due to a disability) or the calendar year in which you reach age 70 1/2. You may also choose to roll over all or a portion of your plan accounts to an Individual Retirement Account (IRA), or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

     Distribution Upon Death. Your designated beneficiary will receive the full value of your accounts under the Plan upon your death. If you did not make a valid election regarding the form of payment prior to death, your beneficiary will receive a lump sum payment as soon as administratively possible. If you made a valid payment election, or you were otherwise scheduled to receive a deferred lump sum payment, your beneficiary will generally receive a lump sum payment on the date that you elected for distribution. Under certain circumstances, however, payment may be made on an earlier date.

     Distribution Upon Termination for Any Other Reason. If your Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and other federal law, and as provided for under a qualified domestic relations order, benefits payable under the Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan will be void.

     Applicable federal tax law requires the Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with First Federal Savings Bank. Federal law may also impose an excise tax on withdrawals from the Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with First Federal Savings Bank or after termination of employment.

ADMINISTRATION OF THE PLAN

Trustee

     The board of directors of First Federal Savings Bank has appointed RSGroup Trust Company as the trustee for all assets held in the Plan, including the FedFirst Financial Corporation Stock Fund. The trustee receives, holds and invests the contributions to the Plan and distributes them to participants and beneficiaries in accordance with the terms of the Plan and trust agreement and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets, as directed by the plan administrator and participants.

11

Reports to Plan Participants

     The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

     First Federal Savings Bank currently acts as plan administrator for the Plan. The Plan administrator handles, among other responsibilities, the following functions: interpreting the provisions of the Plan, selecting Plan investments, reviewing the appropriateness of Plan investments, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the Plan, maintaining Plan records, books of account and all other data necessary for the proper administration of the Plan, preparing and filing all returns and reports required by the U.S. Department of Labor, IRS and U.S. Securities and Exchange Commission and making all required disclosures to participants, beneficiaries and others under ERISA and any other federal law.

Amendment and Termination

     First Federal Savings Bank expects to continue the Plan indefinitely. Nevertheless, First Federal Savings Bank may terminate the Plan at any time. If First Federal Savings Bank terminates the Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Plan. First Federal Savings Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. First Federal Savings Bank may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

     If the Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Plan or the other plan is subsequently terminated, the Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had terminated at that time.

Federal Income Tax Consequences

     The following summarizes only briefly the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. Plan Participants should consult a tax advisor with respect to any transaction involving the Plan, including any distribution from the Plan.

     As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Plan certain tax advantages, including the following:

(1)	The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

12

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     First Federal Savings Bank administers the Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If First Federal Savings Bank should receive an adverse determination from the IRS regarding the Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an Individual Retirement Account or to another qualified retirement plan, and First Federal Savings Bank would be denied certain tax deductions taken in connection with the Plan.

     Lump Sum Distribution. A distribution from the Plan to a participant or beneficiary qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by First Federal Savings Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by First Federal Savings Bank, if the distribution includes those amounts.

     FedFirst Financial Corporation Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes FedFirst Financial Corporation common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on FedFirst Financial Corporation common stock; that is, the excess of the value of FedFirst Financial Corporation common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of FedFirst Financial Corporation common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of FedFirst Financial Corporation common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of FedFirst Financial Corporation common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the FedFirst Financial Corporation common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of FedFirst Financial Corporation common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

     We have provided you with a brief description of the material federal income tax aspects of the Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Plan.

13

Restrictions on Resale

     Any “affiliate” of FedFirst Financial Corporation under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of First Federal Savings Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, First Federal Savings Bank. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

     Any person who may be an “affiliate” of First Federal Savings Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of FedFirst Financial Corporation common stock acquired under the Plan or other sales of FedFirst Financial Corporation common stock.

     Persons who are not deemed to be “affiliates” of First Federal Savings Bank at the time of resale may resell freely any shares of FedFirst Financial Corporation common stock distributed to them under the Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of First Federal Savings Bank at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of FedFirst Financial Corporation common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when FedFirst Financial Corporation is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as FedFirst Financial Corporation, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by FedFirst Financial Corporation of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

14

     The SEC has adopted rules that exempt many transactions involving the Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Plan for six months after the distribution date.

LEGAL OPINION

     The validity of the issuance of the common stock of FedFirst Financial Corporation will be passed upon by Muldoon Murphy & Aguggia LLP, Washington, D.C. Muldoon Murphy & Aguggia LLP acted as special counsel for First Federal Savings Bank in connection with the minority stock offering.

15

FIRST FEDERAL SAVINGS BANK RETIREMENT PLAN
INVESTMENT FORM

Name of Plan Participant:
Social Security Number:

     1. Instructions. In connection with the offering to the public of the common stock of FedFirst Financial Corporation (the “Common Stock”), First Federal Savings Bank Retirement Plan (the “Plan”) now permits participants to direct the Plan trustee to purchase shares through the FedFirst Financial Corporation Stock Fund (“Employer Stock Fund”). The percentage of a participant’s account transferred at the direction of the participant into the Employee Stock Fund will be used to purchase shares of Common Stock.

     To direct the Plan trustee to purchase shares of Common Stock through the Employer Stock Fund, you must complete, sign and submit this form to DaCosta Smith III in the Human Resources Department no later than      :00 p.m. on                               , 2005. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact DaCosta Smith III at                               . If you do not complete and return this form to DaCosta Smith III in the Human Resources Department by      :00 p.m. on                               ,                                , 2005, you will not be able to purchase Common Stock in the minority stock offering through the 401(k) Plan. The funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

     2. Investment Directions for the Stock Offering. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentages (in multiples of not less than 1%) of my 401(k) Plan account balance in the Employer Stock Fund.

Investment Fund	Percentage

AIM Mid Cap Core Equity Fund A
American Century Income & Growth Fund Inv
American Century International Growth Fund Inv
American Century Ultra Fund Adv
Neuberger Berman Genesis Fund Tr
PIMCO Total Return Fund Admin
RS Diversified Growth Fund
RSGroup Trust Company Aggressive Asset Allocation Fund
RSGroup Trust Company Moderate Asset Allocation Fund
RSGroup Trust Company Conservative Asset Allocation Fund
RSGroup Trust Company Stable Value Fund
SSgA S&P500 Index Fund
T. Rowe Price Equity-Income Fund R

     If there is not enough Common Stock available in the Stock Offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Plan Trustee to purchase shares of Common Stock in the open market after the Stock Offering to the extent necessary to fulfill any investment directions indicated on this form. I understand that if I do not direct the Plan Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

☐ Yes, I direct the Plan Trustee to purchase stock in the open market, if necessary.

     3. Purchaser Information. The ability of participants in the Plan to purchase Common Stock and to direct their current account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.

☐ Check here if you had $50.00 or more on deposit with First Federal Savings Bank as of September 30, 2003.

☐ Check here if you had $50.00 or more on deposit with First Federal Savings Bank as of December 31, 2004.

☐ Check here if you are a depositor of First Federal Savings Bank as of January 31, 2005 or a borrower as of December 1, 1990 who continues to borrow as of January 31, 2005.

     4. Acknowledgment of Plan Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date

Acknowledgment of Receipt by the Plan Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:

Date

     THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY FEDFIRST FINANCIAL CORPORATION, FEDFIRST FINANCIAL MUTUAL HOLDING COMPANY OR FIRST FEDERAL SAVINGS BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

Minimum Stock Purchase is $250.00
Maximum Stock Purchase is $250,000

PLEASE COMPLETE AND RETURN TO
DACOSTA SMITH III AT THE MAIN OFFICE OF
FIRST FEDERAL SAVINGS BANK
BY 5:00 P.M. ON
                                        , MARCH      , 2005

17

PROSPECTUS

(Holding Company for First Federal Savings Bank)

Up to 2,587,500 Shares of Common Stock

     This is the initial public offering of shares of common stock of FedFirst Financial Corporation. The shares we are offering will represent 45% of our outstanding common stock. FedFirst Financial Mutual Holding Company, our federally chartered mutual holding company parent, will own 55% of our outstanding common stock. We have applied to have our common stock listed for trading on the Nasdaq SmallCap Market under the symbol “FFCO.” We cannot assure you that our common stock will be approved for listing.

          If you are or were a depositor of First Federal Savings Bank:

•	You may have priority rights to purchase shares of common stock.

          If you are a participant in the First Federal Savings Bank Retirement Plan:

•	You may direct that all or part of your current account balances in this plan be invested in shares of common stock.

•	You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

          If you fit none of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

     We are offering up to 2,587,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 1,912,500 shares to complete the offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines our market value has increased, we may sell up to 2,975,625 shares without giving you further notice or the opportunity to change or cancel your order. The offering is expected to close at 4:30 p.m., Eastern time, on March 21, 2005. We may extend this close date without notice to you until May 5, 2005, unless the Office of Thrift Supervision approves a later date.

     Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

     The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond May 5, 2005. If the offering is extended beyond May 5, 2005, subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the offering will be held in an escrow account at First Federal Savings Bank and will earn interest at our passbook rate, which is 1.00% per annum. If we do not sell the minimum number of shares, if we terminate the offering for any other reason, or if we extend the offering beyond May 5, 2005 and you do not confirm your order, we will promptly return your funds with interest at our passbook rate.

     We expect our directors and executive officers, together with their associates, to subscribe for 157,500 shares, which equals 6.1% of the shares offered for sale at the maximum of the offering range.

     The Office of Thrift Supervision conditionally approved our plan of stock issuance on February     , 2005. Such approval does not constitute a recommendation or endorsement of this offering by that agency.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 14.

OFFERING SUMMARY
Price Per Share: $10.00

			Maximum
	Minimum	Maximum	As Adjusted

Number of shares	1,912,500	2,587,500	2,975,625

Gross offering proceeds	$19,125,000	$25,875,000	$29,756,250

Estimated offering expenses	949,000	1,010,000	1,046,000

Estimated net proceeds	18,176,000	24,865,000	28,710,000

Estimated net proceeds per share	9.50	9.61	9.65

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill & Partners, L.P.

The date of this prospectus is February     , 2005

FIRST FEDERAL SAVINGS BANK

Pennsylvania
Pittsburgh
Harrisburg
Lancaster
Philadelphia

Pittsburgh
Canonsburg
279
70
Monongahela
Donora
Monessen
Belle Vernon
Perryopolis
Uniontown

Office Locations

- **Belle Vernon**
  1670 Broad Avenue
- **Donora**
  Meldon at Sixth Street
- **Monessen**
  Donner at Sixth Street*
  1711 Grand Boulevard
- **Monongahela**
  235 West Main Street
- **Perryopolis**
  101 Independence Street
- **Uniontown**
  548 West Main Street

Exchange Underwriters

- **Canonsburg**
  121 West Pike Street

*Main Office

Table of Contents

Summary	1
Risk Factors	14
A Warning About Forward-Looking Statements	18
Selected Financial and Other Data	19
Recent Developments	21
Use of Proceeds	26
Our Dividend Policy	27
Market for the Common Stock	28
Capitalization	29
Regulatory Capital Compliance	30
Pro Forma Data	31
Our Business	37
Management’s Discussion and Analysis of Results of Operations and Financial Condition	46
Our Management	75
Subscriptions by Executive Officers and Directors	85
Regulation and Supervision	86
Federal and State Taxation	94
The Stock Offering	96
Restrictions on Acquisition of FedFirst Financial Corporation and First Federal Savings Bank	112
Description of FedFirst Financial Corporation Capital Stock	115
Transfer Agent and Registrar	116
Registration Requirements	116
Legal and Tax Opinions	116
Experts	116
Change in Accountants	116
Where You Can Find More Information	117
Index to Consolidated Financial Statements of FedFirst Financial Corporation	118

Summary

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully. For assistance, please contact our stock information center at (877) 495-2205.

The Companies

FedFirst Financial Mutual Holding Company Donner at Sixth Street Monessen, Pennsylvania 15062 (724) 684-6800	FedFirst Financial Mutual Holding Company is our federally chartered mutual holding company parent. As a mutual holding company, FedFirst Financial MHC is a non-stock company that has as its members the depositors of First Federal Savings Bank. Upon completion of the offering, FedFirst Financial MHC will own 55% of FedFirst Financial Corporation’s common stock. So long as FedFirst Financial MHC exists, it will own a majority of the voting stock of FedFirst Financial. Following the offering, FedFirst Financial MHC will not engage in any business activity other than owning a majority of the common stock of FedFirst Financial. The officers of FedFirst Financial MHC are officers of FedFirst Financial and First Federal Savings Bank, and the directors of FedFirst Financial MHC are the directors of FedFirst Financial and First Federal Savings Bank.

FedFirst Financial Corporation Donner at Sixth Street Monessen, Pennsylvania 15062 (724) 684-6800	This offering is made by FedFirst Financial Corporation, a federally chartered mid-tier stock holding company that was formed in 1999. Currently, FedFirst Financial owns all of First Federal Savings Bank’s capital stock and directs, plans and coordinates First Federal Savings Bank’s business activities. In the future, FedFirst Financial might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so. At September 30, 2004, FedFirst Financial had total assets of $313.0 million, deposits of $138.3 million and total equity of $21.4 million on a consolidated basis.

First Federal Savings Bank Donner at Sixth Street Monessen, Pennsylvania 15062 (724) 684-6800	First Federal Savings Bank operates as a community-oriented financial institution providing residential, multi-family and commercial mortgages, consumer loans and commercial loans to individuals and businesses from seven locations in southwestern Pennsylvania. First Federal Savings Bank also maintains a large investment portfolio.

Our Corporate Structure	The following diagram depicts our corporate structure after the offering:

Our Business Strategy (page 48)	Our mission is to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:

• expanding our lending efforts in order to increase our ratio of loans to investments;

• continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

• expanding our branch network into more vibrant communities; and

• expanding our insurance agency activities.

Regulation and Supervision (page 86)	FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank are subject to regulation, supervision and examination by the Office of Thrift Supervision. First Federal Savings Bank is also subject to regulation by the Federal Deposit Insurance Corporation. Because we are federally chartered entities, we are not subject to regulation and supervision by the Pennsylvania Department of Banking.

The Offering

Purchase Price	The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold	We are offering for sale between 1,912,500 and 2,587,500 shares of FedFirst Financial common stock in this offering to persons other than FedFirst Financial MHC. With regulatory approval, we may increase the number of shares to be sold to 2,975,625 shares without giving you further notice or the opportunity to change or cancel your order. The Office of Thrift Supervision will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions in connection with a request to increase the offering size.

How We Determined the Offering Range (page 105)	We decided to offer between 1,912,500 and 2,587,500 shares, which is our offering range, based on an independent appraisal of our pro forma market value prepared by RP Financial, LC., an appraisal firm experienced in appraisals of financial institutions. RP Financial will receive a fee of $40,000 for its appraisal services, plus reimbursement of out-of-pocket expenses. RP Financial estimates that as of December 3, 2004, our pro forma market value on a fully converted basis was between $42.5 million and $57.5 million, with a midpoint of $50.0 million. The term “fully converted” means that RP Financial assumed that 100% of our common stock had been sold to the public, rather than the 45% that will be sold in the offering.

In preparing its appraisal, RP Financial considered the information in this prospectus, including our consolidated financial statements. RP Financial also considered the following factors, among others:

• our historical, present and projected operating results and financial condition and the economic and demographic characteristics of our market area;

•    a comparative evaluation of the operating and financial statistics of First Federal Savings Bank with those of other similarly situated, publicly traded savings associations and mutual holding companies;

• the effect of the capital raised in this offering on our net worth and earnings potential; and

• the trading market for securities of comparable institutions and general conditions in the market for such securities.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 45% of the shares of our common stock should be offered for sale in the offering. The following table shows the number of shares that will be sold in the offering and issued to FedFirst Financial MHC, based on the estimated valuation range and the purchase price.

	At	At	Percent of
	Minimum of	Maximum of	Shares
	Offering Range	Offering Range	Outstanding
Shares sold in the offering	1,912,500	2,587,500	45%
Shares issued to FedFirst Financial MHC	2,337,500	3,162,500	55%

Total shares outstanding	4,250,000	5,750,000	100%

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income. RP Financial considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. RP Financial’s appraisal also incorporates an analysis of a peer group of publicly traded mutual holding companies that RP Financial considered to be comparable to us.

The following table presents a summary of selected pricing ratios for the peer group companies and for us utilized by RP Financial in its appraisal. These ratios are based on earnings for the 12 months ended September 30, 2004 and book value as of September 30, 2004.

	Price To Earnings	Price To Book
	Multiple	Value Ratio
FedFirst Financial Corporation (pro forma):
Minimum	84.3x	114.7%
Maximum	110.4	134.2
Peer group companies as of December 3, 2004:
Average	25.7x	227.2%
Median	26.3	214.8

The following table presents a summary of selected pricing ratios for the peer group companies and for us utilized by RP Financial in its appraisal, with the ratios adjusted to the hypothetical case of being fully converted.

	Fully Converted	Fully Converted
	Price To Earnings	Price To Book
	Multiple	Value Ratio
FedFirst Financial Corporation (pro forma):
Minimum	72.2x	74.8%
Maximum	88.3	81.2
Peer group companies as of December 3, 2004:
Average	26.1x	100.6%
Median	24.4	100.3

Compared to the average pricing ratios of the peer group on a fully converted basis, at the maximum of the offering range our stock would be priced at a premium of 238.3% to the peer group on a price-to-earnings basis and a discount of 19.3% to the peer group on a price-to-book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group based on an earnings per share basis and less expensive than the peer group based on a book value per share basis.

The independent appraisal does not indicate market value. You should not assume or expect that the valuation described above means that our common stock will trade at or above the $10.00 purchase price after the offering.

Possible Change in Offering Range (page 106)	RP Financial will update its appraisal before we complete the stock offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 2,975,625 shares without further notice to you. If our pro forma market value at that time is either below $42.5 million or above $66.1 million, then, after consulting with the Office of Thrift Supervision, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of FedFirst Financial common stock; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Possible Termination of the Offering	We must sell a minimum of 1,912,500 shares to complete the offering. If we do not sell the minimum number of shares, or if we terminate the offering for any other reason, we will promptly return all funds with interest at our current passbook rate.

After-Market Performance of Mutual-to-Stock Conversions	The following table provides information regarding the after-market performance of the “first-step” mutual holding company offerings completed from January 1, 2003 through February 7, 2005. As part of its appraisal of our pro forma market value, RP Financial considered the after-market performance of mutual-to-stock conversions completed in the three months prior to December 3, 2004, which was the date of its appraisal report. RP Financial considered information regarding the new issue market for converting thrifts as part of its consideration of the market for thrift stocks.

		Appreciation From Initial
		Offering Price
	Date of	After	After	After	Through
Issuer (Market/Symbol)	IPO	1 Day	1 Week	1 Month	2/7/05
Home Federal Bancorp, Inc. of LA (OTCBB: HFBL)	1/21/2005	(1.0)%	0.5%	N/A	—%
BV Financial, Inc. (OTCBB: BVFL)	1/14/2005	6.5	5.0	N/A	(1.5)
Georgetown Bancorp, Inc. (OTCBB: GTWN)	1/6/2005	2.0	(0.5)	0.5%	0.9
SFSB, Inc. (OTCBB: SFBI)	12/31/2004	7.5	(1.0)	(1.5)	(2.5)
Ocean Shore Holding Co. (Nasdaq: OSHC)	12/22/2004	21.5	22.0	6.3	13.0
Lincoln Park Bancorp (OTCBB: LPBC)	12/20/2004	10.0	12.5	—	1.0
Abington Community Bancorp, Inc. (Nasdaq: ABBC)	12/17/2004	33.5	33.0	29.0	32.0
Home Federal Bancorp, Inc. (Nasdaq: HOME)	12/7/2004	24.9	26.8	23.3	27.3
PSB Holdings, Inc. (Nasdaq:
PSBH)	10/5/2004	5.0	6.0	5.0	8.9
Atlantic Coast Federal Corp. (Nasdaq: ACFC)	10/5/2004	17.5	23.1	30.0	36.9
Naugatuck Valley Financial Corp. (Nasdaq: NVSL)	10/1/2004	8.0	8.1	8.0	13.4
SI Financial Group, Inc. (Nasdaq: SIFI)	10/1/2004	12.0	10.6	10.3	11.6
First Federal Financial Services, Inc. (Nasdaq:
FFFS)	6/29/2004	15.0	22.5	35.0	46.8
Monadnock Community Bancorp, Inc. (OTCBB:
MNCK)	6/29/2004	3.8	—	(3.8)	26.3
Wawel Savings Bank (OTCBB: WAWL)	4/1/2004	29.5	25.0	12.5	9.0
Osage Federal Financial, Inc. (OTCBB: OFFO)	4/1/2004	20.0	22.5	9.5	30.0
K-Fed Bancorp (Nasdaq:
KFED)	3/31/2004	34.9	29.3	15.9	47.6
Citizens Community Bancorp (OTCBB: CZWI)	3/30/2004	23.7	27.5	18.0	36.0
Clifton Savings Bancorp, Inc. (Nasdaq: CSBK)	3/4/2004	22.5	37.8	32.9	13.2
Cheviot Financial Corp. (Nasdaq: CHEV)	1/6/2004	33.2	33.5	34.2	23.8
Flatbush Federal Bancorp, Inc. (OTCBB: FLTB)	10/21/2003	63.8	56.3	63.8	28.1
ASB Holding Company (OTCBB: ASBH)	10/3/2003	62.0	71.0	67.5	74.0
Average — all transactions.		20.1	21.0	19.8	N/M
Median — all transactions.		18.8	22.5	14.2	N/M

N/A — not applicable N/M — not meaningful

This table is not intended to be indicative of how our stock may perform. Furthermore, this table presents only short-term price performance with respect to several companies that only recently completed their initial public offerings and may not be indicative of the longer-term stock price performance of these companies. Stock price appreciation is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area. The companies listed in the table above may not be similar to FedFirst Financial, the pricing ratios for their stock offerings may be different from the pricing ratios for FedFirst Financial common stock and the market conditions in which these offerings were completed may be different from current market conditions. Any or all of these differences may cause our stock to perform differently from these other offerings. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page 14.

You should be aware that, in certain market conditions, stock prices of thrift IPOs have decreased. For example, as the above table illustrates, the stock of six companies traded at or below their initial offering price at various times through February 7, 2005. We can give you no assurance that our stock will not trade below the $10.00 purchase price or that our stock will perform similarly to other recent first-step mutual holding company offerings.

Conditions to Completing the Offering	We are conducting the offering under the terms of our plan of stock issuance. We cannot complete the offering unless:

• we sell at least the minimum number of shares offered; and

• we receive the final approval of the Office of Thrift Supervision to complete the offering.

Reasons for the Offering (page 96)	Our primary reasons for the offering are to:

• increase the capital of First Federal Savings Bank;

• support future lending and operational growth;

• support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets; and

• enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.

While we exceed all of our regulatory capital requirements, our core capital level of $20.5 million or 6.56% of adjusted total assets, at September 30, 2004, was only slightly above the $15.6 million, or 5.0% of adjusted total assets, needed to qualify as “well capitalized.” Our current level of capital restricts our ability to grow. Accordingly, additional capital is needed in order to increase our lending activities and expand our operations.

Although we are interested in establishing additional branches, we do not have any specific plans or arrangements for expansion and we do not now have any specific acquisition plans.

We chose to conduct a minority stock offering rather than a full mutual-to-stock conversion because it permits us, by issuing less than 50% of our common stock to the public, to control the amount of capital being raised, which will enable us to deploy the proceeds of the offering more prudently and to provide for the continued control of FedFirst Financial by FedFirst Financial MHC through its majority ownership position. We chose to sell 45% of our shares to the public, rather than a smaller portion, because we believe that we will be able to deploy the capital raised through an offering of this size and because the sale of a smaller number of shares would make it less likely that an active trading market for the shares would develop.

Benefits of the Offering to Management (page 82)	We intend to adopt the following benefit plans and employment agreements:

• Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan that will purchase 3.92% of the shares issued in the offering, including shares issued to FedFirst Financial MHC, with the proceeds from a loan from FedFirst Financial. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of participants. Allocations will be based on a participant’s compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

• Stock-Based Incentive Plan. We intend to implement a stock-based incentive plan no earlier than six months after the offering. Under current Office of Thrift Supervision regulations, this plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than FedFirst Financial MHC, unless we obtain a waiver that allows approval by a different vote standard. Under this plan, we may award stock options and shares of restricted stock to key employees and directors. Shares of restricted stock will be awarded at no cost to the recipient. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. Under this plan, we may grant stock options in an amount up to 4.9% of the number of shares issued in the offering, including shares issued to FedFirst Financial MHC, and restricted stock awards in an amount equal to 1.96% of the shares issued in the offering, including shares issued to FedFirst Financial MHC. The stock-based incentive plan will comply with all applicable Office of Thrift Supervision regulations.

The following table presents the total value of all shares to be available for restricted stock awards under the stock-based incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors.

		Value of
				129,605 Shares
	83,300 Shares	98,000 Shares	112,700 Shares	Awarded at
	Awarded at	Awarded at	Awarded at	15% Above
	Minimum	Midpoint	Maximum	Maximum
Share Price	of Range	of Range	of Range	of Range
	(In thousands)
$ 8.00	$666	$784	$902	$1,037
10.00	833	980	1,127	1,296
12.00	1,000	1,176	1,352	1,555
14.00	1,166	1,372	1,578	1,814

The following table presents the total value of all stock options available for grant under the stock-based incentive plan, based on a range of market prices from $8.00 per share to $14.00 per share. For purposes of this table, the value of the stock options was determined using the Black-Scholes-Merton option-pricing formula. See “Pro Forma Data.” Ultimately, financial gains can be realized on a stock option only if the market price of the common stock increases above the price at which the option is granted.

		Value of
		208,250	245,000	281,750	324,012 Options
		Options	Options	Options	Granted at
		Granted at	Granted at	Granted at	15% Above
Exercise	Option	Minimum	Midpoint	Maximum	Maximum
Price	Value	of Range	of Range	of Range	of Range
		(In thousands)
$ 8.00	$2.35	$489	$576	$662	$761
10.00	3.96	825	970	1,116	1,283
12.00	5.75	1,197	1,409	1,620	1,863
14.00	7.63	1,589	1,869	2,150	2,472

• Employment Agreements. FedFirst Financial and First Federal Savings Bank intend to enter into employment agreements with Peter D. Griffith, President and Chief Executive Officer of First Federal Savings Bank, and Robert L. Breslow, Senior Vice President and Chief Financial Officer of First Federal Savings Bank. These agreements will provide for severance benefits if the executives are terminated following a change in control of FedFirst Financial or First Federal Savings Bank. Based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plan, if a change in control of FedFirst Financial and First Federal Savings Bank occurred and we terminated these officers, the total payments due under the employment agreements would be approximately $787,000.

• Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control of FedFirst Financial. Based solely on cash compensation, if a change in control occurred and we terminated all employees covered by the employee severance compensation plan, the total payments due under the plan would be approximately $2.6 million.

The following table summarizes at the maximum of the offering range the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan. At the maximum of the offering range we will sell 2,587,500 shares and have 5,750,000 shares outstanding.

The number of shares reflected for the benefit plans in the table below assumes that First Federal Savings Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or
	Purchased
		As a % of
		Common
	At	Stock Sold		Total
	Maximum	at Maximum	As a % of	Estimated
	of Offering	of Offering	Common Stock	Value of
	Range	Range	Outstanding	Grants
	(Dollars in thousands)
Employee stock ownership plan (1)	225,400	8.71%	3.92%	$2,254
Restricted stock awards (1)	112,700	4.36	1.96	1,127
Stock options (2)	281,750	10.89	4.90	1,116

Total	619,850	23.96%	10.78%	$4,497

(1)	Assumes the value of FedFirst Financial’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants.
(2)	Assumes the value of a stock option is $3.96, which was determined using the Black-Scholes-Merton option-pricing formula. See “Pro Forma Data.”

The Offering Will Not Be Taxable to Persons Receiving Subscription Rights (page 97)		As a general matter, the offering will not be a taxable transaction for purposes of federal income taxes to persons who receive or exercise subscription rights. Further, for federal income tax purposes:

	•	it is more likely than not that the members of First Federal Savings Bank will not realize any income upon the issuance or exercise of the subscription rights;

•
it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the offering; and

	•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

Persons Who Can Order Stock in the Offering (page 98)	We have granted rights to subscribe for shares of FedFirst Financial common stock in a “subscription offering” to the following persons in the following order of priority:

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.
1. Persons with $50 or more on deposit at First Federal Savings Bank as of September 30, 2003. 2. Our employee stock ownership plan, which provides retirement benefits to our employees.

3. Persons with $50 or more on deposit at First Federal Savings Bank as of December 31, 2004.

4. First Federal Savings Bank’s depositors as of January 31, 2005 who were not able to subscribe for shares under categories 1 and 3 and borrowers as of December 1, 1990 whose loans continue to be outstanding at January 31, 2005.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of stock issuance. If we increase the number of shares to be sold above 2,587,500, First Federal Savings Bank’s employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See “The Stock Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering to the general public in a community offering or through a syndicate of broker-dealers. People and trusts for the benefit of people who are residents of Fayette, Washington and Westmoreland Counties, Pennsylvania will have a first preference to purchase shares in the community offering. The community offering and syndicated community offering, if held, may begin at any time during the subscription offering or after the end of the subscription offering.

Deadline for Ordering Stock (page 100)	The subscription offering will end at 4:30 p.m., Eastern time, on March 21, 2005. We expect that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. No single extension may be for more than 90 days. If we extend the offering beyond May 5, 2005 or if we intend to sell fewer than 1,912,500 shares or more than 2,975,625 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our passbook rate.

Purchase Limitations (page 108)	Our plan of stock issuance establishes limitations on the purchase of stock in the offering. These limitations include the following:

• The minimum purchase is 25 shares.

• No individual (or individuals on a single deposit account) may purchase more than $150,000 of common stock (which equals 15,000 shares) in the subscription offering.

• No individual, no individual together with any associates, and no group of persons acting in concert may purchase more than $250,000 of common stock (which equals 25,000 shares) in the offering.

Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase limitations at any time.

How to Purchase Common Stock (page 104)	If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

We may, in our sole discretion, reject orders received in the community offering either in whole or in part. For example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and conditions of the plan of stock issuance. If your order is rejected in part, you cannot cancel the remainder of your order.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

• By check or money order made payable to FedFirst Financial.

• By authorizing withdrawal from an account at First Federal Savings Bank. To use funds in an Individual Retirement Account at First Federal Savings Bank, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center as soon as possible for assistance.

We will pay interest on your subscription funds at the rate we pay on passbook accounts, which is currently 1.00%, from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

How We Will Use the Proceeds of this Offering (page 26)	The following table summarizes how FedFirst Financial will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

	1,912,500	2,587,500
	Shares at	Shares at
	$10.00	$10.00
	Per Share	Per Share
	(In thousands)
Offering proceeds	$19,125	$25,875
Less: offering expenses	949	1,010

Net offering proceeds	18,176	24,865
Less:
Proceeds contributed to First Federal Savings Bank	14,632	15,565
Proceeds used for loan to employee stock ownership plan	1,666	2,254

Proceeds remaining for FedFirst Financial	$1,878	$7,046

FedFirst Financial may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. First Federal Savings Bank may use the portion of the proceeds that it receives to fund new loans, purchase loans, open new branches, invest in securities and expand its business activities. FedFirst Financial and First Federal Savings Bank may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time.

Purchases by Directors and Executive Officers (page 85)	We expect that our directors and executive officers, together with their associates, will subscribe for 157,500 shares, which equals 6.1% of the shares that would be sold to persons other than FedFirst Financial MHC at the maximum of the offering range. Our directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of stock issuance. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering.

Market for FedFirst Financial Corporation Common Stock (page 28)	We have applied to have the common stock of FedFirst Financial listed for trading on the Nasdaq SmallCap Market under the symbol “FFCO.” We cannot assure you that our common stock will be approved for listing. Sandler O’Neill & Partners, L.P. currently intends to become a market maker in the common stock, but it is under no obligation to do so. In addition, if needed, Sandler O’Neill & Partners, L.P., will assist us in obtaining additional market makers. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for our common stock will develop or, if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

FedFirst Financial Corporation’s Dividend Policy (page 27)	We have not determined whether we will pay a dividend on the common stock. After the offering, we will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including capital requirements, regulatory limitations and our operating results and financial condition. We anticipate that FedFirst Financial MHC will waive receipt of any dividends that we may pay.

Subscription Rights	You are not allowed to transfer your subscription rights, and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. In addition, joint stock registration will be allowed only if the qualified account is so registered.

Possible Conversion of FedFirst Financial MHC to Stock Form (page 91)	In the future, we may undertake a transaction commonly known as a “second-step conversion” in which we would sell to the public the shares held by FedFirst Financial MHC. In a second-step conversion, members of FedFirst Financial MHC would have subscription rights to purchase common stock of FedFirst Financial or its successor, and the public stockholders of FedFirst Financial would be entitled to exchange their shares of common stock for an equal percentage of shares of the new holding company. This percentage may be adjusted to reflect any assets owned by FedFirst Financial MHC. FedFirst Financial’s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion. Any second-step conversion would require the approval of the shareholders of FedFirst Financial, other than FedFirst Financial MHC, and the members of FedFirst Financial MHC. The Board of Directors has no current plan to undertake a second-step conversion transaction.

Stock Information Center	If you have any questions regarding the offering, please call the stock information center at (877) 495-2205 to speak to a registered representative of Sandler O’Neill & Partners, L.P. The stock information center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours prior to the expiration date of the subscription and community offering in accordance with federal law, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Order forms will be distributed only when preceded or accompanied by a prospectus.

Risk Factors

     You should consider carefully the following risk factors before purchasing FedFirst Financial common stock.

Risks Related to Our Business

Our market area limits our growth potential.

     Our offices are located primarily in small industrial communities in the mid-Monongahela Valley, which is located in the southern suburban area of metropolitan Pittsburgh. Most of these communities have experienced population and economic decline as a result of the decline of the United States steel industry. Because we have an aging customer base and there is little new real estate development in the communities where our offices are located, the opportunities for originating loans and growing deposits in our primary market area are limited. During recent years we have experienced a decline in time deposits due primarily to the following factors: the shrinking population of our market area; many of our customers are retired and living off of their savings; lower rates have caused depositors to favor other products; and increased competition from credit unions in our market area. We cannot assure you that our deposits and loan portfolio will not decline in the future. If we are unable to grow our business it will be difficult for us to increase our earnings. For more information about our market area, see “Our Business—Market Area.”

Our expansion strategy may not be successful.

     A key component of our strategy to grow and improve profitability is to expand into communities that are experiencing population growth and economic expansion. We are in the process of identifying a location for a new branch. We can provide no assurance that we will be successful in increasing the volume of our loans and deposits by expanding our branch network. Building and staffing new branch offices will increase our operating expenses. We can provide no assurance that we will be able to manage the costs and implementation risks associated with this strategy so that expansion of our branch network will be profitable.

Rising interest rates may hurt our profits.

     Interest rates were recently at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target for the federal funds rate six times to 2.50 percent. If interest rates continue to rise, and if rates on our deposits and borrowings reprice upwards faster than the rates on our loans and investments, we would experience compression of our interest rate spread and net interest margin, which would have a negative effect on our profitability. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Risk Management—Interest Rate Risk Management.”

Strong competition within our market area could hurt our profits and slow growth.

     We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2004, we held 0.3% of the deposits in the Pittsburgh metropolitan area. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see “Our Business—Market Area” and “Our Business—Competition.”

A significant percentage of our assets are invested in lower yielding investments, which has contributed to our low profitability.

     Our results of operations are substantially dependant on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. At September 30, 2004, 41% of our assets were invested in investment and mortgage-backed securities. These investments yield substantially less than the loans we hold in our portfolio. Following completion of the offering, we intend to invest a greater proportion of our assets in loans with the goal of increasing our net interest income. There can be no assurance, however, that we will be able to increase the origination or purchase of loans acceptable to us or that we will be able to successfully implement this strategy.

Our purchase of unseasoned, out-of-state loans may expose us to increased lending risks.

     In 2003, we purchased $75.2 million of newly originated residential and multi-family real estate loans secured by properties throughout the country. Rapid repayments, primarily as a result of the falling interest rate environment in the second half of 2003, have reduced the aggregate outstanding principal amount of these loans to $53.4 million at September 30, 2004, which was 33.5% of our total loans. It is difficult to assess the future performance of this part of our loan portfolio due to the recent origination of these loans and because the properties securing these loans are located outside of our market area. We can give no assurance that these loans will not have delinquency or charge-off levels above our historical experience, which would adversely affect our future performance.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

     We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank are all subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and the depositors and borrowers of First Federal Savings Bank rather than for holders of FedFirst Financial common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

Risks Related to this Offering

Additional expenses following the offering from operating as a public company and from new stock-based benefit plans will adversely affect our profitability.

     Following the offering, our noninterest expenses are likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company. We also will recognize additional annual employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and would recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. These benefit expenses in the first year following the offering have been estimated to be approximately $431,000 at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of these plans, see “Our Management—Benefit Plans.”

We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

     As a result of the completion of this offering, we will become a public reporting company. The federal securities laws and the regulations of the Securities and Exchange Commission require that we file annual, quarterly and current reports and that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We expect that the obligations of being a public company, including substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. These obligations will increase our operating expenses and could divert our management’s attention from our operations. Compliance with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission will require us to improve our internal controls and procedures and upgrade our accounting systems. In addition, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we may not be able to do so in a timely fashion.

Our low return on equity may negatively impact the value of our common stock.

     Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the nine months ended September 30, 2004, our annualized return on equity was 2.88% while our pro forma return on equity for the same period is estimated to be 1.65%, assuming the sale of shares at the midpoint of the offering range. Our mutual holding company peers used in the valuation of FedFirst Financial had an average return on equity of 5.92% for the 12 months ended September 30, 2004, while all publicly traded fully converted thrifts had an average return on equity of 8.26% for the same period. Over time, we intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other publicly held subsidiaries of mutual holding companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering.

FedFirst Financial may contribute most of the net offering proceeds to First Federal Savings Bank, which would leave it with limited funds to pay dividends and repurchase stock.

     We intend to contribute to First Federal Savings Bank that portion of the net proceeds of the offering that would result in First Federal Savings Bank’s tangible capital ratio equaling 10.0%. Near the minimum of the offering range First Federal Savings Bank would receive a substantial amount of the net offering proceeds. If FedFirst Financial retains only a small portion of the net offering proceeds, it will have limited funds with which to pay dividends or repurchase stock. In that event, FedFirst Financial’s ability to pay dividends and repurchase stock would depend on distributions it receives from First Federal Savings Bank. Office of Thrift Supervision regulations limit dividends and other distributions from First Federal Savings Bank to FedFirst Financial. See “Our Dividend Policy.”

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

     We intend to contribute up to approximately 81% of the net proceeds of the offering to First Federal Savings Bank. We may use the remaining net proceeds to pay dividends to stockholders, repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the purchase by our employee stock ownership plan of shares in the offering. First Federal Savings Bank may use the proceeds it receives to fund new loans, purchase loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

     We intend to adopt a stock-based incentive plan following the offering. If stockholders approve the new stock-based incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest in the shares issued to persons other than FedFirst Financial MHC could be diluted by up to approximately 1.9%, assuming awards of common stock equal to 1.96% of the shares issued in the offering, including shares issued to FedFirst Financial MHC, are awarded under the plan. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest in the shares issued to persons other than FedFirst Financial MHC could be diluted by up to approximately 4.7%, assuming stock option grants equal to 4.9% of the shares issued in the offering, including shares issued to FedFirst Financial MHC, are granted under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

FedFirst Financial MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

     FedFirst Financial MHC will own a majority of FedFirst Financial’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage FedFirst Financial and First Federal Savings Bank also manage FedFirst Financial MHC. As a federally chartered mutual holding company, the board of directors of FedFirst Financial MHC must ensure that the interests of depositors of First Federal Savings Bank are represented and considered in matters put to a vote of stockholders of FedFirst Financial. Therefore, the votes cast by FedFirst Financial MHC may not be in your personal best interests as a stockholder. For example, FedFirst Financial MHC may exercise its voting control to defeat a stockholder nominee for election to the board of directors of FedFirst Financial. In addition, stockholders will not be able to force a merger or second-step conversion transaction without the consent of FedFirst Financial MHC. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since fully converted institutions tend to trade at higher multiples than mutual holding companies.

Our stock price may decline when trading commences.

     We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of FedFirst Financial, which may adversely affect our stock price.

     Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has recently resulted in a degree of takeover speculation for mutual holding companies that is reflected in the per share price of mutual holding companies’ common stock. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per share stock price may be adversely affected. In addition, Office of Thrift Supervision regulations prohibit, for three years following completion of the offering, the acquisition of more than 10% of any class of equity security issued by us without the prior approval of the Office of Thrift Supervision. For further information, see “Restrictions on Acquisition of FedFirst Financial Corporation and First Federal Savings Bank —Regulatory Restrictions.”

There may be a limited market for our common stock, which may adversely affect our stock price.

     Although we have applied to have our shares of common stock traded on the Nasdaq SmallCap Market, there is no guarantee that the shares will be actively traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

A Warning About Forward-Looking Statements

     This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

•   statements of our goals, intentions and expectations;

•   statements regarding our business plans, prospects, growth and operating strategies;

•   statements regarding the quality of our loan and investment portfolios; and

•   estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•   general economic conditions, either nationally or in our market area, that are worse than expected;

•   changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•   increased competitive pressures among financial services companies;

•   changes in consumer spending, borrowing and savings habits;

•   legislative or regulatory changes that adversely affect our business;

•   adverse changes in the securities markets; and

•   changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

     Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Selected Financial and Other Data

     The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at December 31, 2001, 2000 and 1999 and for the years ended December 31, 2001, 2000 and 1999 is derived in part from audited consolidated financial statements of FedFirst Financial Mutual Holding Company that do not appear in this prospectus. The information presented below does not include the financial condition, results of operations or other data of FedFirst Financial Mutual Holdings Company. The information at September 30, 2004 and for the nine months ended September 30, 2004 and 2003 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At
	September 30,	At December 31,
	2004	2003	2002	2001	2000	1999
			(In thousands)
Financial Condition Data:
Total assets	$313,047	$328,089	$287,402	$272,429	$270,966	$276,486
Securities held-to-maturity	—	—	22,003	34,772	39,271	41,269
Securities available-for-sale	127,950	132,326	132,898	120,213	111,111	120,998
Loans receivable, net	156,508	165,484	107,420	95,469	99,077	92,282
Cash and cash equivalents	5,724	8,329	7,222	6,858	5,230	4,773
Deposits	138,341	143,134	145,323	150,149	144,319	151,730
FHLB advances	150,003	160,511	117,619	98,967	105,500	106,750
Total equity	21,362	21,164	22,302	21,443	19,026	16,237

	For the Nine Months
	Ended September 30,		For the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
				(In thousands)
Operating Data:
Interest income	$10,564	$9,981	$13,487	$15,495	$17,346	$18,385	$16,792
Interest expense	7,011	6,967	9,421	10,359	12,241	13,102	11,116

Net interest income	3,553	3,014	4,066	5,136	5,105	5,283	5,676
Provision for loan losses	144	239	242	59	84	67	17

Net interest income after provision for loan losses	3,409	2,775	3,824	5,077	5,021	5,216	5,659
Noninterest income	1,830	2,673	3,219	2,078	654	637	649
Noninterest expenses	4,684	5,151	6,805	6,473	5,211	5,100	4,654
Minority interest in net income of subsidiary	45	63	67	3	—	—	—

Income before income taxes	510	233	171	679	464	753	1,654
Income tax expense (benefit)	49	(104)	(172)	(8)	(60)	28	443

Net income after income taxes	461	337	343	687	524	725	1,211
Pre-acquisition earnings of subsidiary	—	—	—	(125)	—	—	—

Net income	$461	$337	$343	$562	$524	$725	$1,211

	At or For the
	Nine Months Ended
	September 30,		At or For the Year Ended December 31,
	2004	2003	2003	2002	2001
Performance Ratios (1):
Return on average assets	0.19%	0.15%	0.11%	0.19%	0.19%

Return on average equity	2.88	2.04	1.57	2.59	2.41

Interest rate spread (2)	1.44	1.24	1.23	1.67	1.69

Net interest margin (3)	1.57	1.38	1.36	1.85	1.98

Noninterest expense to average assets	1.96	2.24	2.17	2.22	1.92

Efficiency ratio (4)	87.01	90.57	93.41	89.73	90.48

Average interest-earning assets to average interest-bearing liabilities	104.13	104.37	104.23	104.93	106.19

Average equity to average assets	6.70	7.19	6.98	7.44	7.99

Capital Ratios (5):
Tangible capital	6.56	5.85	6.12	6.97	7.47

Core capital	6.56	5.85	6.12	6.97	7.47

Total risk-based capital	16.47	14.65	14.98	18.45	19.53

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.46	0.42	0.44	0.48	0.55

Allowance for loan losses as a percent of nonperforming loans	221.71	230.16	115.08	92.59	88.98

Net charge-offs to average outstanding loans during the period	0.09	0.03	0.03	0.06	0.09

Non-performing loans as a percent of total loans	0.21	0.18	0.38	0.53	0.61

Other Data:
Number of:
Real estate loans outstanding	1,158	1,302	1,251	1,312	1,380
Deposit accounts	17,929	19,230	20,946	20,585	22,442
Offices	7	7	7	7	7

(1)	Performance ratios for the nine months ended September 30, 2004 and 2003 are annualized.

(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Represents net interest income as a percent of average interest-earning assets.

(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

(5)	Ratios are for First Federal Savings Bank.

Recent Developments

     The following tables contain certain information concerning the financial position and results of operations of FedFirst Financial. The data presented as of December 31, 2004 and for the year ended December 31, 2004 were not audited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation. No adjustments were made other than normal recurring entries. The information at and for the year ended December 31, 2003 was derived in part from the audited consolidated financial statements that appear in this prospectus.

	At or For the Year Ended
	December 31,
	2004	2003
	(In thousands)
Financial Condition Data:
Total assets	$269,621	$328,089
Securities available-for-sale	86,307	132,326
Loans receivable, net	156,698	165,484
Cash and cash equivalents	6,715	8,329
Deposits	138,004	143,134
FHLB advances	110,416	160,511
Total equity	19,969	21,164

Operating Data:
Interest income	$13,897	$13,487
Interest expense	9,086	9,421

Net interest income	4,811	4,066
Provision for loan losses	144	242

Net interest income after provision for loan losses	4,667	3,824
Noninterest income	1,615	3,219
Noninterest expenses	8,157	6,805
Minority interest in net income of subsidiary	38	67

Income (loss) before taxes	(1,913)	171
Income tax expense (benefit)	(1,030)	(172)

Net income (loss)	$(883)	$343

	At or For the Year
	Ended December 31,
	2004	2003
Performance Ratios:
Return on average assets	(0.29)%	0.11%
Return on average equity	(4.17)	1.57
Interest rate spread (1)	1.50	1.23
Net interest margin (2)	1.64	1.36
Noninterest expense to average assets	2.64	2.17
Efficiency ratio (3)	126.94	93.41
Average interest-earning assets to average interest-bearing liabilities	104.14	104.23
Average equity to average assets	6.86	6.98

Capital Ratios (4):
Tangible capital	7.09	6.12
Core capital	7.09	6.12
Total risk-based capital	16.39	14.98

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.46	0.44
Allowance for loan losses as a percent of non-performing loans	214.50	115.08
Net charge-offs to average outstanding loans during the period	0.09	0.03
Non-performing loans as a percent of total loans	0.22	0.38

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2)	Represents net interest income as a percent of average interest-earning assets.

(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

(4)	Ratios are for First Federal Savings Bank.

Comparison of Financial Condition at December 31, 2004 and 2003

     Total assets decreased $58.5 million, or 17.8%, in 2004 primarily as a result of a balance sheet restructuring undertaken in the fourth quarter. The restructuring involved selling $35.1 million in securities and repaying $33.5 million of Federal Home Loan Bank advances.

     Loans receivable decreased $8.8 million, or 5.3%, in 2004. One- to four-family residential loans decreased in 2004 as slower loan originations did not keep pace with refinancings and paydowns. Commercial and multi-family real estate loans decreased in 2004 as a result of prepayments of purchased loans.

     Investment securities decreased $46.0 million, or 34.8%, in 2004. As part of our fourth quarter restructuring, we sold $17.8 million of fixed-rate U.S. government agency securities, $14.4 million of collateralized mortgage obligations of which $13.1 million were fixed-rate securities, and $2.9 million of mortgage-backed securities of which $200,000 were fixed-rate securities. The securities sold had a weighted average yield of 3.71% at September 30, 2004. Maturities and prepayments accounted for the remainder of the decrease in the portfolio.

     Deposits decreased $5.1 million, or 3.6%, in 2004 as a result of a decrease in time deposits.

     Federal Home Loan Bank advances decreased $50.1 million, or 31.2%, in 2004. We used the proceeds from the fourth quarter sale of securities to repay $33.5 million of Federal Home Loan Bank advances that matured in 2005 through 2011 and that had a weighted average cost of 5.43%.

Results of Operations for the Years Ended December 31, 2004 and 2003

     General. We had a net loss of $883,000 for 2004, compared to net income of $343,000 for 2003. The net loss for 2004 was the result of our balance sheet restructuring. In the fourth quarter we incurred prepayment penalties totaling $1.9 million before income taxes as a result of the repayment of the advances and a loss of $558,000 before income taxes as a result of the sale of securities. We undertook a restructuring of our balance sheet for the purpose of improving our net interest income in subsequent periods. We expect this restructuring to increase the average yield on our remaining interest-earning assets and to decrease the average cost of our remaining interest-bearing liabilities.

     Net Interest Income.

     The following table summarizes changes in interest income and expense for the years ended December 31, 2004 and 2003.

	Year Ended
	December 31,
	2004	2003	% change
	(Dollars in thousands)
Interest income:
Loans	$9,357	$8,641	8.3%
Investment securities	4,345	4,617	(5.9)
Other interest-earning assets	195	229	(14.9)

Total interest income	13,897	13,487	3.0
Interest expense:
Interest-bearing deposits	3,222	3,793	(15.1)
FHLB advances	5,864	5,628	4.2

Total interest expense	9,086	9,421	(3.6)

Net interest income	$4,811	$4,066	18.3

     The following table summarizes average balances and average yields and costs for the years ended December 31, 2004 and 2003.

	Year Ended December 31,
	2004		2003
	Average	Yield/	Average	Yield/
	Balance	Cost	Balance	Cost
		(Dollars in thousands)
Loans	$158,461	5.91%	$143,850	6.01%
Investment securities	120,485	3.61	138,046	3.34
Other interest-earning assets	15,193	1.28	16,728	1.37

Total interest-earning assets	$294,139	4.72	$298,624	4.52

Interest-bearing deposits	$136,183	2.37%	$142,297	2.67%
FHLB advances	146,269	4.01	144,206	3.90

Total interest-bearing liabilities	$282,452	3.22	$286,503	3.29

     Net interest income for 2004 increased $745,000, or 18.3%, compared to 2003 as total interest income increased 3.0% and total interest expense decreased 3.6%. Total interest income increased as the average yield on interest-earning assets rose 20 basis points to 4.72%. The effect of the increase in the average yield was partially offset by a small decline in the average balance of interest-earning assets. The increase in the average yield was the product of a larger average balance of loans and higher yield on the loan portfolio, both of which were the result of loan purchases in 2003. Total interest expense decreased as a result of lower interest expense on deposits. The average balance of interest-bearing deposits decreased $6.1 million, or 4.3%, in 2004 as a decrease in certificates of deposit was partially offset by growth in core deposits. The average interest rate paid on deposits decreased 30 basis points as a result of the prevailing low interest rate environment and a slight shift towards low-cost core deposits. Interest expense on Federal Home Loan Bank advances increased $236,000, or 4.2%, in 2004 as a result of a small increase in the average balance of advances and an 11 basis point increase in the average cost.

     Provision for Loan Losses. The following table summarizes the activity in the provision for loan losses for the years ended December 31, 2004 and 2003.

	Year
	Ended December 31,
	2004	2003
	(In thousands)
Allowance at beginning of period	$725	$525
Provision for loan losses	144	242
Charge-offs	144	42
Recoveries	—	—

Net charge-offs	144	42

Allowance at end of period	$725	$725

     Provisions for loan losses were $144,000 for 2004 compared to $242,000 for 2003. We had net charge-offs of $144,000 in 2004 compared to $42,000 in 2003. The larger provision in 2003 reflected management’s decision to increase the allowance for loan losses by $200,000 following the bulk purchase of residential and multi-family real estate loans during the year.

     Noninterest Income. The following table summarizes noninterest income for the years ended December 31, 2004 and 2003.

	Year
	Ended December 31,
	2004	2003	% change
	(Dollars in thousands)
Fees and service charges	$406	$425	(4.5)%
Insurance commissions	1,444	1,694	(14.8)
Income from cash surrender value of bank-owned life insurance	223	269	(17.1)
Net gain (loss) on sale of securities	(507)	687	(173.8)
Gain on sale of real estate owned	—	2	(100.0)
Other	49	142	(65.5)

Total	$1,615	$3,219	(49.8)

     Fees and service charges decreased in 2004 due to a decline in overdraft charges, as customers bounced fewer checks. Insurance commissions decreased because a significant customer of the agency did not renew its existing workers’ compensation coverage. The net loss on the sale of securities was primarily the result of our fourth quarter balance sheet restructuring.

     Noninterest Expense. The following table summarizes noninterest expense for the years ended December 31, 2004 and 2003.

	Year
	Ended December 31,
	2004	2003	% change
	(Dollars in thousands)
Compensation and employee benefits	$3,976	$4,236	(6.1)%
Occupancy	726	683	6.3
Federal insurance premiums	30	34	(11.8)
Data processing	270	237	13.9
Advertising	80	81	(1.2)
Professional services	70	115	(39.1)
Stationary, printing and supplies	117	112	4.5
Telephone	66	65	1.5
Postage	93	106	(12.3)
Correspondent bank fees	112	106	5.7
All other	2,617	1,031	153.8

Total	$8,157	$6,806	19.9

Efficiency ratio(1)	126.9%	93.4%

(1)	Computed as noninterest expense divided by the sum of net interest income and noninterest income.

     Total noninterest expenses increased primarily as a result of the payment of $1.9 million in penalties incurred in the fourth quarter in connection with the prepayment of Federal Home Loan Bank advances. In 2003, we incurred $354,000 in penalties in connection with the prepayment of Federal Home Loan Bank advances. Compensation and employee benefits decreased due primarily to changes in benefits for employees and directors. In mid-2003 we made changes to our employee health care benefits and in 2004 we terminated post-retirement health care benefits for directors and recaptured accrued expenses relating to that plan.

Use of Proceeds

     The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at First Federal Savings Bank will reduce First Federal Savings Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum		Midpoint		Maximum		15% Above
	of		of		of		Maximum of
	Offering Range		Offering Range		Offering Range		Offering Range
	1,912,500		2,250,000		2,587,500		2,975,625
	Shares at	Percent of	Shares at	Percent of	Shares at	Percent of	Shares at	Percent
	$ 10.00	Net	$ 10.00	Net	$ 10.00	Net	$ 10.00	of
	Per Share	Proceeds	Per Share	Proceeds	Per Share	Proceeds	Per Share	Net Proceeds
				(Dollars in thousands)
Offering proceeds	$19,125		$22,500		$25,875		$29,756
Less: offering expenses	949		979		1,010		1,046

Net offering proceeds	18,176	100.0%	21,521	100.0%	24,865	100.0%	28,710	100.0%

Less:
Proceeds contributed to First Federal Savings Bank	14,632	80.5	15,086	70.1	15,565	62.6	16,106	56.1
Proceeds used for loan to employee stock ownership plan	1,666	9.2	1,960	9.1	2,254	9.1	2,592	9.0

Proceeds remaining for FedFirst Financial Corporation	$1,878	10.3%	$4,475	20.8%	$7,046	28.3%	$10,012	34.9%

     FedFirst Financial intends to invest the proceeds it retains from the offering initially in short-term, liquid investments. Over time, FedFirst Financial may use the proceeds it retains from the offering:

to invest in securities;

to pay dividends to stockholders;

to repurchase shares of its common stock, subject to regulatory restrictions;

to finance the possible acquisition of financial institutions, insurance agencies or other businesses that are related to banking; and

for general corporate purposes.

     Under current Office of Thrift Supervision regulations, FedFirst Financial may not repurchase shares of its common stock during the first year following the offering, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

     First Federal Savings Bank intends to invest the proceeds it receives from the offering initially in short-term, liquid investments. Over time, First Federal Savings Bank may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to First Federal Savings Bank:

•	to fund new loans;

•	to purchase loans;

•	to invest in securities

•	to finance the possible expansion of its business activities, including developing new branch locations; and

•	for general corporate purposes.

     We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions. We are in the early stages of selecting a site for a new branch. We have not developed a budget for opening a new branch. However, we estimate that the expenses of opening a new branch would range from $175,000 to $200,000 if we lease space in a strip mall and from $750,000 to $1.0 million if we purchase land and build a new building.

     Except as described above, neither FedFirst Financial nor First Federal Savings Bank has any specific plans for the investment of the proceeds of this offering and has not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Stock Offering—Reasons for the Offering.”

Our Dividend Policy

     Following the offering, our board of directors will consider a policy of paying regular cash dividends. The board of directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by First Federal Savings Bank to us discussed below will also be considered. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

     If we pay dividends to our stockholders, we also will be required to pay dividends to FedFirst Financial MHC, unless FedFirst Financial MHC elects to waive the receipt of dividends. We anticipate that FedFirst Financial MHC will waive receipt of any dividends that we may pay. Any decision to waive dividends will be subject to regulatory approval.

     We will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. However, our ability to pay dividends may depend, in part, upon dividends we receive from First Federal Savings Bank because we initially will have no source of income other than dividends from First Federal Savings Bank and earnings from the investment of the net proceeds from the offering that we retain. Office of Thrift Supervision regulations limit dividends and other distributions from First Federal Savings Bank to us. In addition, First Federal Savings Bank may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the offering. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See “Regulation and Supervision—Regulation of Federal Savings Associations—Limitation on Capital Distributions.”

     Any payment of dividends by First Federal Savings Bank to us that would be deemed to be drawn out of First Federal Savings Bank’s bad debt reserves would require First Federal Savings Bank to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 8 of the notes to consolidated financial statements included in this prospectus. We do not contemplate any distribution by First Federal Savings Bank that would result in this type of tax liability.

Market for the Common Stock

     We have not previously issued common stock and there is currently no established market for the common stock. Upon completion of the offering, we expect that our shares of common stock will trade on the Nasdaq SmallCap Market under the symbol “FFCO.” We cannot assure you that our common stock will be approved for listing. Sandler O’Neill & Partners, L.P. intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. Sandler O’Neill & Partners, L.P. also will assist us, if needed, in obtaining other market makers after the offering. We will try to obtain at least three market makers for our stock, but we cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

Capitalization

     The following table presents the historical capitalization of FedFirst Financial at September 30, 2004 and the capitalization of FedFirst Financial reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 1,912,500 shares to complete the offering.

		Pro Forma
		Capitalization Based Upon the Sale of
		1,912,500	2,250,000	2,587,500	2,975,625
	Capitalization	Shares at	Shares at	Shares at	Shares at
	as of	$10.00	$10.00	$10.00	$10.00
	September 30, 2004	Per Share	Per Share	Per Share	Per Share
		(In thousands)
Deposits (1)	$138,341	$138,341	$138,341	$138,341	$138,341
Borrowings	150,003	150,003	150,003	150,003	150,003

Total deposits and borrowed funds	$288,344	$288,344	$288,344	$288,344	$288,344

Stockholders’ equity:
Preferred stock:
10,000,000 shares, $.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:

20,000,000, $.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	1	43	50	58	66
Additional paid-in capital	—	18,134	21,472	24,808	28,645
Retained earnings (3)	21,530	21,530	21,530	21,530	21,530
Accumulated other comprehensive loss	(169)	(169)	(169)	(169)	(169)
Less:
Common stock acquired by employee stock ownership plan (4)	—	(1,666)	(1,960)	(2,254)	(2,592)
Common stock to be acquired by stock-based incentive plan (5)	—	(833)	(980)	(1,127)	(1,296)

Total stockholders’ equity	$21,362	$37,039	$39,943	$42,846	$46,184

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)	Reflects total issued and outstanding shares of 4,250,000, 5,000,000, 5,750,000 and 6,612,500 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. Issued and outstanding shares include shares sold in the offering and shares issued to FedFirst Financial MHC.

(3)	Retained earnings are restricted by applicable regulatory capital requirements.

(4)	Assumes that 3.92% of the common stock issued in the offering, including shares issued to FedFirst Financial MHC, will be acquired by the employee stock ownership plan in the offering with funds borrowed from FedFirst Financial. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants’ accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from FedFirst Financial, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of FedFirst Financial. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(5)	Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 1.96% of the shares of common stock issued in the offering, including shares issued to FedFirst Financial MHC. The shares are reflected as a reduction of stockholders’ equity. The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and“Our Management—Benefit Plans—Future Stock-Based Incentive Plan.”

Regulatory Capital Compliance

     At September 30, 2004, First Federal Savings Bank exceeded all regulatory capital requirements. The following table presents First Federal Savings Bank’s capital position relative to its regulatory capital requirements at September 30, 2004, on a historical and a pro forma basis. The table reflects receipt by First Federal Savings Bank of that portion of the net proceeds of the offering that would result in tangible capital equaling 10.0%. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock (3.92% and 1.96% of the shares of common stock issued, including shares issued to FedFirst Financial MHC, respectively) are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to First Federal Savings Bank, see “Regulation and Supervision—Regulation of Federal Savings Associations—Capital Requirements.”

			Pro Forma at September 30, 2004
									15% Above
			Minimum of		Midpoint of		Maximum of		Maximum of
			Offering Range		Offering Range		Offering Range		Offering Range
	Historical at		1,912,500 Shares		2,250,000 Shares		2,587,500 Shares		2,975,625 Shares
	September 30, 2004		at $10.00 Per Share		at $10.00 Per Share		at $10.00 Per Share		at $10.00 Per Share
		Percent
		of		Percent		Percent		Percent		Percent
		Assets		of		of		of		of
	Amount	(1)	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets
					(Dollars in thousands)
Total capital under generally accepted accounting principles	$21,425	6.86%	$33,558	10.28%	$33,571	10.28%	$33,609	10.28%	$33,643	10.28%

Tangible Capital:
Capital level (2)	$20,513	6.56%	$32,646	10.00%	$32,659	10.00%	$32,697	10.00%	$32,731	10.00%
Requirement	4,688	1.50	4,895	1.50	4,900	1.50	4,905	1.50	4,910	1.50

Excess	$15,825	5.06%	$27,751	8.50%	$27,759	8.50%	$27,792	8.50%	$27,821	8.50%

Core Capital:
Capital level (2)	$20,513	6.56%	$32,646	10.00%	$32,659	10.00%	$32,697	10.00%	$32,731	10.00%
Requirement	12,500	4.00	13,054	4.00	13,066	4.00	13,079	4.00	13,094	4.00

Excess	$8,013	2.56%	$19,592	6.00%	$19,593	6.00%	$19,618	6.00%	$19,637	6.00%

Total Risk-Based Capital:
Total risk-based capital (3)	$21,238	16.47%	$33,371	25.34%	$33,384	25.33%	$33,422	25.35%	$33,456	25.36%
Requirement	10,317	8.00	10,537	8.00	10,542	8.00	10,548	8.00	10,554	8.00

Excess	$10,921	8.47%	$22,834	17.34%	$22,842	17.33%	$22,874	17.35%	$22,902	17.36%

(1)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $312.5 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $129.0 million.

(2)	A portion of the net unrealized losses on available-for-sale securities accounts for the difference between capital calculated under generally accepted accounting principles and each of tangible capital and core capital. See note 9 of the notes to consolidated financial statements for additional information.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

     The following tables show information about our net income and stockholders’ equity reflecting the offering. The information provided illustrates our pro forma net income and stockholders’ equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•   All shares of stock will be sold in the subscription and community offerings;

•   Our employee stock ownership plan will purchase a number of shares equal to 3.92% of the shares issued in the offering, including shares issued to FedFirst Financial MHC, with a loan from FedFirst Financial that will be repaid in equal installments over 15 years;

•   Sandler O ‘Neill will receive a fee equal to 1.0% of the aggregate purchase price of the shares sold in the offering, except that no fee will be paid with respect to shares or purchased by the employee stock ownership plan or by our officers, directors and employees and members of their immediate families; and

•   Total expenses of the offering, excluding fees paid to Sandler O’Neill, will be $790,000.

     Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

     Pro forma net income for the nine months ended September 30, 2004 and the year ended December 31, 2003 has been calculated as if the offering were completed at the beginning of each period, and the net proceeds had been invested at 2.16% for the nine months ended September 30, 2004 and 1.26% for the year ended December 31, 2003, which represents the one-year treasury rate at those dates. We believe that the one-year treasury rate represents a more realistic yield on the investment of the offering proceeds than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations.

     A pro forma after-tax return of 1.32% and 0.77% is used for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, after giving effect to a combined federal and state income tax rate of 39.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

     When reviewing the following tables you should consider the following:

•   The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if RP Financial increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations or changes in market conditions after the offering begins. See “The Stock Offering—How We Determined the Offering Range and the $10.00 Purchase Price.”

•   Since funds on deposit at First Federal Savings Bank may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•   Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

•   Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities and includes intangible assets such as goodwill. Pro forma tangible stockholders’ equity excludes intangible assets. Book value amounts do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of First Federal Savings Bank’s special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•   The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

     The following pro forma data, which are based on FedFirst Financial’s equity at September 30, 2004 and December 31, 2003, and net income for the nine months ended September 30, 2004 and the year ended December 31, 2003, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to stockholders if we are liquidated after the offering.

     We are offering our common stock on a best efforts basis. We must sell a minimum of 1,912,500 shares to complete the offering.

	Nine Months Ended September 30, 2004
				15% Above
	Minimum of	Midpoint of	Maximum of	Maximum of
	Offering	Offering	Offering	Offering
	Range	Range	Range	Range
	1,912,500	2,250,000	2,587,500	2,975,625
	Shares	Shares	Shares	Shares
	at $10.00	at $10.00	at $10.00	at $10.00
	Per Share	Per Share	Per Share	Per Share
	(Dollars in thousands, except per share amounts)
Gross proceeds	$19,125	$22,500	$25,875	$29,756
Less: estimated expenses	949	979	1,010	1,046

Estimated net proceeds	18,176	21,521	24,865	28,710
Less: common stock acquired by employee stock ownership plan (1)	(1,666)	(1,960)	(2,254)	(2,592)
Less: common stock to be acquired by stock-based incentive plan (2)	(833)	(980)	(1,127)	(1,296)

Net investable proceeds	$15,677	$18,581	$21,484	$24,822

Pro Forma Net Income:

Pro forma net income (3):
Historical	$461	$461	$461	$461
Pro forma income on net investable proceeds	155	184	212	245
Less: pro forma employee stock ownership plan adjustments (1)	(51)	(60)	(69)	(79)
Less: pro forma restricted stock award expense (2)	(76)	(90)	(103)	(119)
Less: pro forma stock option expense (3)	(112)	(131)	(151)	(174)

Pro forma net income	$377	$364	$350	$334

Pro forma net income per share:
Historical	$0.11	$0.10	$0.08	$0.07
Pro forma income on net investable proceeds	0.04	0.04	0.04	0.04
Less: pro forma employee stock ownership plan adjustments (1)	(0.01)	(0.01)	(0.01)	(0.01)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (3)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income per share	$0.09	$0.08	$0.06	$0.05

Offering price as a multiple of pro forma net income per share (annualized)	83.33x	93.75x	125.00x	150.00x
Number of shares used to calculate pro forma net income per share (4)	4,087,565	4,808,900	5,530,235	6,359,770

Pro Forma Stockholders’ Equity:

Pro forma stockholders’ equity (book value)(4):
Historical	$21,362	$21,362	$21,362	$21,362
Estimated net proceeds	18,176	21,521	24,865	28,710
Less: common stock acquired by employee stock ownership plan (1)	(1,666)	(1,960)	(2,254)	(2,592)
Less: common stock to be acquired by stock-based incentive plan (2)	(833)	(980)	(1,127)	(1,296)

Pro forma stockholders’ equity	37,039	39,943	42,846	46,184
Less: intangible assets	(1,080)	(1,080)	(1,080)	(1,080)

Pro forma tangible stockholders’ equity	$35,959	$38,863	$41,766	$45,104

Pro forma stockholders’ equity per share(4):
Historical	$5.03	$4.27	$3.72	$3.23
Estimated net proceeds	4.28	4.30	4.32	4.34
Less: common stock acquired by employee stock ownership plan (1)	(0.39)	(0.39)	(0.39)	(0.39)
Less: common stock to be acquired by stock-based incentive plan (2)	(0.20)	(0.20)	(0.20)	(0.20)

Pro forma stockholders’ equity per share	8.72	7.98	7.45	6.98
Less: intangible assets	(0.25)	(0.22)	(0.19)	(0.16)

Pro forma tangible stockholders’ equity per share	$8.47	$7.76	$7.26	$6.82

Offering price as a percentage of pro forma stockholders’ equity per share	114.68%	125.31%	134.23%	143.27%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	118.06%	128.87%	137.74%	146.63%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	4,250,000	5,000,000	5,750,000	6,612,500

(footnotes on page 35)

	Year Ended December 31, 2003
				15% Above
	Minimum of	Midpoint of	Maximum of	Maximum of
	Offering	Offering	Offering	Offering
	Range	Range	Range	Range
	1,912,500	2,250,000	2,587,500	2,975,625
	Shares	Shares	Shares	Shares
	at $10.00	at $10.00	at $10.00	at $10.00
	Per Share	Per Share	Per Share	Per Share
	(Dollars in thousands, except per share amounts)

Gross proceeds	$19,125	$22,500	$25,875	$29,756
Less: estimated expenses	949	979	1,010	1,046

Estimated net proceeds	18,176	21,521	24,865	28,710
Less: common stock acquired by employee stock ownership plan (1)	(1,666)	(1,960)	(2,254)	(2,592)
Less: common stock to be acquired by stock-based incentive plan (2)	(833)	(980)	(1,127)	(1,296)

Net investable proceeds	$15,677	$18,581	$21,484	$24,822

Pro Forma Net Income:

Pro forma net income (3):
Historical	$343	$343	$343	$343
Pro forma income on net investable proceeds	120	143	165	191
Less: pro forma employee stock ownership plan adjustments (1)	(68)	(80)	(92)	(105)
Less: pro forma restricted stock award expense (2)	(102)	(120)	(137)	(158)
Less: pro forma stock option expense (3)	(149)	(175)	(201)	(232)

Pro forma net income	$144	$111	$78	$39

Pro forma net income per share:
Historical	$0.08	$0.07	$0.06	$0.05
Pro forma income on net investable proceeds	0.03	0.03	0.03	0.03
Less: pro forma employee stock ownership plan adjustments (1)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma restricted stock award expense (2)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock option expense (3)	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share	$0.03	$0.02	$0.01	$0.00

Offering price as a multiple of pro forma net income per share	333.33x	500.00x	1,000.00x	N/M
Number of shares used to calculate pro forma net income per share (4)	4,088,953	4,810,533	5,532,113	6,361,930

Pro Forma Stockholders’ Equity:

Pro forma stockholders’ equity (book value)(4):
Historical	$21,164	$21,164	$21,164	$21,164
Estimated net proceeds	18,176	21,521	24,865	28,710
Less: common stock acquired by employee stock ownership plan (1)	(1,666)	(1,960)	(2,254)	(2,592)
Less: common stock to be acquired by stock-based incentive plan (2)	(833)	(980)	(1,127)	(1,296)

Pro forma stockholders’ equity	36,841	39,745	42,648	45,986
Less: intangible assets	(1,080)	(1,080)	(1,080)	(1,080)

Pro forma tangible stockholders’ equity	$35,761	$38,665	$41,568	$44,906

Pro forma stockholders’ equity per share(4):
Historical	$4.98	$4.23	$3.68	$3.20
Estimated net proceeds	4.28	4.30	4.32	4.34
Less: common stock acquired by employee stock ownership plan (1)	(0.39)	(0.39)	(0.39)	(0.39)
Less: common stock to be acquired by stock-based incentive plan (2)	(0.20)	(0.20)	(0.20)	(0.20)

Pro forma stockholders’ equity per share	8.67	7.94	7.41	6.95
Less: intangible assets	(0.25)	(0.22)	(0.19)	(0.16)

Pro forma tangible stockholders’ equity per share	$8.42	$7.72	$7.22	$6.79

Offering price as a percentage of pro forma stockholders’ equity per share	115.34%	125.94%	134.95%	143.88%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	118.76%	129.53%	138.50%	147.28%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	4,250,000	5,000,000	5,750,000	6,612,500

(footnotes on following page)

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 3.92% of the shares issued in the offering, including shares issued to FedFirst Financial MHC (166,600, 196,000, 225,400 and 259,210 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds retained by FedFirst Financial. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 5.50%, and a term of 15 years. First Federal Savings Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. Interest income that FedFirst Financial will earn on the loan will offset the interest paid on the loan by First Federal Savings Bank. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Assumes that FedFirst Financial will purchase in the open market a number of shares of stock equal to 1.96% of the shares issued in the offering, including shares issued to FedFirst Financial MHC (83,300, 98,000, 112,700 and 129,605 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), that will be reissued as restricted stock awards under a stock-based incentive plan to be adopted following the offering. Repurchases will be funded with cash on hand at FedFirst Financial or with dividends paid to FedFirst Financial by First Federal Savings Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 1.9%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of FedFirst Financial common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the stock-based incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 39.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the stock-based incentive plan to be adopted following the offering. If the stock-based incentive plan is approved by stockholders, a number of shares equal to 4.9% of the number of shares issued in the offering, including shares issued to FedFirst Financial MHC (208,250, 245,000, 281,750 and 324,012 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively) will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Using the Black-Scholes-Merton option-pricing formula, the options are assumed to have a value of $3.96 for each option, based on the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 0%; expected life, 10 years; expected volatility, 16.57%; and risk-free interest rate, 4.27%. Because there currently is no market for FedFirst Financial common stock, the assumed expected volatility is based on the SNL Financial MHC Index. The dividend yield is assumed to be 0% because there is no history of dividend payments and the board of directors has not expressed an intention to commence dividend payments upon completion of the offering. It is assumed that stock options granted under the stock-based incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that 25% of the options awarded are non-qualified options and that the combined federal and state income tax rate was 39.0%. If the fair market value per share is different than $10.00 per share on the date options are awarded under the stock-based incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. FedFirst Financial may use a valuation technique other than the Black-Scholes-Merton option-pricing formula and that technique may produce a different value. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 4.7%.

(4)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within nine months or one year following the offering. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

Our Business

General

     FedFirst Financial Corporation is a federally chartered savings and loan holding company established in 1999 to be the holding company for First Federal Savings Bank. FedFirst Financial’s business activity is the ownership of the outstanding capital stock of First Federal Savings Bank. FedFirst Financial does not own or lease any property but instead uses the premises, equipment and other property of First Federal Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations, under the terms of an expense allocation agreement. In the future, FedFirst Financial may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     First Federal Savings Bank was originally chartered in 1922 as the Monessen Home Building and Loan Association. In 1940, it converted to a federally chartered mutual savings bank and changed its name to “First Federal Savings and Loan Association of Monessen.” In 1990, First Federal Savings Bank adopted its present name and in 1999 converted to the mutual holding company form of organization and became the wholly owned subsidiary of FedFirst Financial.

     We operate as a community-oriented financial institution offering residential, multi-family and commercial mortgages, consumer loans and commercial loans to individuals and businesses from seven locations in southwestern Pennsylvania. We also maintain a large investment portfolio. We conduct insurance brokerage activities through an 80%-owned subsidiary and offer non-deposit investment products through a third-party networking arrangement with a registered broker-dealer.

     Our website address is www.firstfederal-savings.com. Information on our website should not be considered a part of this prospectus.

Market Area

     Our primary market area is the mid-Monongahela Valley, which is located in the southern suburban area of metropolitan Pittsburgh. Our seven banking offices are located in Fayette, Washington and Westmoreland counties. Generally, our offices are located in small industrial communities that, in the past, relied extensively on the steel industry. Until the mid-1970s, these communities flourished. However, in the past 30 years, the economy of the mid-Monongahela Valley has diminished in direct correlation with the decline in the United States steel industry. With the decline of the steel industry, Fayette, Washington and Westmoreland counties now have smaller and more diversified economies, with employment in services constituting the primary source of employment in all three counties.

     In the past, the communities in which our offices are located provided a stable customer base for traditional thrift products, such as passbook savings, certificates of deposit and residential mortgages. Following the closing of the area’s steel mills, population and employment trends declined. The population in many of the smaller communities in our market area continues to shrink as the younger population leaves to seek better and more reliable employment. As a result, the median age of our customers has been increasing. With an aging customer base and little new real estate development, the lending opportunities in our primary market area are limited.

     Based on information from ESRI Business Information Solutions, Fayette, Washington and Westmoreland Counties have populations of approximately 148,000, 204,000 and 372,000, respectively. These amounts are essentially unchanged since 2000 and there is little, if any, growth predicted through 2009. The median age for Fayette, Washington and Westmoreland counties is 41.3 years, 42.0 years and 42.7 years, respectively. This compares to 39.1 years for Pennsylvania and 36.0 years for the entire United States. For each of these counties, the median age has increased over one year since 2000. Some of the communities in which our offices are located have higher median ages. For example, the median age in Monessen is 46.8 years and the median age in Monongahela is 45.4.

     The economic outlook for the communities in which our offices are located is uncertain. As of September 2004, unemployment rates in Fayette, Washington and Westmoreland counties were 7.8%, 4.8% and 5.5%, respectively, compared to a national rate of 5.4%. A major highway expansion is planned that is expected to help turn these areas into bedroom communities for the city of Pittsburgh. However, funds have not been allocated for the completion of this project. Therefore, there can be no assurance of when, or if, the highway expansion will be completed.

     Based on information from ESRI Business Information Solutions, per capita income for Fayette, Washington and Westmoreland Counties is approximately $17,000, $23,000 and $22,000 compared to $23,000 for Pennsylvania and $24,000 for the entire United States. Some of the communities in which our offices are located have lower per capita income. For example, per capita income in Belle Vernon is $15,000 and per capita income in Monessen is $18,000.

Competition

     We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market area and from other financial service companies, such as brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2004, which is the most recent date for which data is available from the FDIC, we held approximately 0.3% of the deposits in the Pittsburgh metropolitan area. Banks owned by The PNC Financial Services Group, Inc., National City Corporation and Citizens Financial Group, Inc., all of which are large bank holding companies, also operate in our market area. These institutions are significantly larger than us and, therefore, have significantly greater resources.

     Our competition for loans comes primarily from financial institutions in our market area and, to a lesser extent, from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

     We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

     General. The largest segment of our loan portfolio is one- to four-family residential mortgage loans. The other significant segments of our loan portfolio are multi-family and commercial real estate loans, construction loans, commercial loans and consumer loans. We originate loans primarily for investment purposes. In recent years, low loan demand in our market area has limited our ability to grow our loan portfolio. From time to time we have purchased loans to supplement our origination efforts.

     One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes located in the greater Pittsburgh metropolitan area. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

     Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from one to seven years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% or 3.00% above the applicable index. We use the one-year constant maturity Treasury index for loans that adjust annually and the three-year constant maturity Treasury index for loans that adjust every three years. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

     In 2003, we purchased $38.4 million of newly originated single family mortgage loans. We made these purchases in order to replace loans that were repaid during the recent refinance boom and to increase the size of the loan portfolio in relation to the investment portfolio. We purchased 40 loans with an aggregate principal balance of $9.6 million that have fixed interest rates and 30-year terms and 56 loans with an aggregate principal balance of $28.8 million that have fixed interest rates and 15-year terms. The largest purchased loan was $1.0 million. The properties securing the loans are located throughout the country. We underwrote all of the purchased loans to the same standards as loans originated by us. We may purchase additional loans in the future to supplement our origination activities. Rapid prepayments, primarily as a result of the falling interest rate environment in the second half of 2003, have reduced our portfolio of purchased loans. At September 30, 2004, the balance of residential loans purchased in 2003 totaled $26.7 million.

     While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

     We generally do not make conventional loans with loan-to-value ratios exceeding 97%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We generally require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on property located in a flood zone, before closing the loan.

     In an effort to provide financing for low and moderate income and first-time buyers, we offer a special home buyers program. We offer residential mortgage loans through this program to qualified individuals and originate the loans using modified underwriting guidelines, including reduced fees and loan conditions.

     Commercial and Multi-Family Real Estate Loans. We offer fixed- and adjustable-rate mortgage loans secured by commercial and multi-family real estate. Our commercial and multi-family real estate loans are generally secured by apartment buildings, small office buildings and owner-occupied properties located in the greater Pittsburgh metropolitan area. In addition to originating these loans, we also participate in loans with other financial institutions in the region.

     We originate a variety of fixed- and adjustable-rate commercial and multi-family real estate loans for terms up to 30 years. Our adjustable-rate loans include loans that adjust based on the prime interest rate and loans that adjust every one, three or five years based on a U.S. Treasury index. Loans are secured by first mortgages, and amounts generally do not exceed 80% of the property’s appraised value.

     In 2003, we purchased $36.8 million of newly originated multi-family real estate loans as part of our efforts to increase our loan portfolio. All of these loans have a fixed interest rate for an initial period of three through ten years, after which the interest rate adjusts annually. We purchased 59 loans, the largest of which was $1.9 million. The properties securing the loans were located in 17 states throughout the country. We desired geographic diversification among the purchased loans so that we would not concentrate exposure to changes in any particular local or regional economy. We underwrote all of the purchased loans to the same standards as loans originated by us. Rapid prepayments have reduced our portfolio of purchased loans. At September 30, 2004, purchased multi-family real estate loans totaled $26.2 million.

     At September 30, 2004, our largest commercial or multi-family real estate loan was $1.9 million and was secured by a multi-family dwelling located in Las Vegas, Nevada. This loan was performing in accordance with its original terms at September 30, 2004.

     At September 30, 2004, loan participations totaled $3.7 million. All of the properties securing these loans are located in the Pittsburgh metropolitan area.

     Construction Loans. We originate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including apartment buildings, restaurants and owner-occupied properties used for businesses. Our residential construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan to value ratio of 97% on residential construction and 80% on commercial construction. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

     At September 30, 2004, our largest outstanding residential construction loan commitment was for $717,000, of which $490,000 was outstanding. At September 30, 2004, our largest outstanding commercial construction loan commitment was $1.5 million, of which $1.4 million was outstanding. These loans were performing in accordance with their original terms at September 30, 2004.

     Commercial Loans. We occasionally make commercial business loans to professionals, sole proprietorships and small businesses in our market area. We offer installment loans for capital improvements, equipment acquisition and long-term working capital. These loans are secured by business assets other than real estate, such as business equipment and inventory, or are backed by the personal guarantee of the borrower. We originate lines of credit to finance the working capital needs of businesses to be repaid by seasonal cash flows or to provide a period of time during which the business can borrow funds for planned equipment purchases. We also offer accounts receivable lines of credit.

     When making commercial business loans, we consider the financial statements of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates and the value of the collateral.

     At September 30, 2004, our largest commercial loan relationship was a $200,000 loan backed by a personal guarantee. This loan was performing in accordance with its original terms at September 30, 2004.

     Consumer Loans. Our consumer loans include home equity loans and lines of credit, education loans, loans secured by passbook or certificate accounts, automobile loans, secured and unsecured personal loans and home improvement loans.

     The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

     We offer home equity loans with a maximum combined loan to value ratio of 125% and home equity lines of credit with a maximum combined loan to value ratio of 100%. Home equity lines of credit have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. Home equity loans have fixed interest rates and terms that range from one to 20 years.

     We offer home improvement loans in amounts up to $25,000. These loans have fixed interest rates and terms that range from one to 20 years. Our home improvement loans are made under the U.S. Department of

Housing and Urban Development’s Title I program and are insured by the Federal Housing Administration against the risk of default for up to 90% of the loan amount.

     We offer secured consumer loans in amounts up to $20,000. These loans have fixed interest rates and terms that range from one to 10 years. We offer unsecured consumer loans in amounts up to $10,000. These loans have fixed interest rates and terms that range from one to five years.

     We offer automobile loans secured by new and used automobiles. These loans have fixed interest rates and terms that range from one to five years, depending on the age of the automobile.

     We offer education loans under the Federal Family Education Loan program. Interest on these loans is an annual variable rate not to exceed 8.25%. Borrowers have at least five but no more than ten years to repay their loans. An extended repayment plan is available in some circumstances. These loans are insured against risk of default by the Pennsylvania Higher Education Assistance Agency.

     Loan Underwriting Risks.

     Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

     Multi-family and Commercial Real Estate Loans. Loans secured by multi-family and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on multi-family and commercial real estate loans. In reaching a decision on whether to make a multi-family and commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.2x. Environmental surveys are obtained when circumstances suggest the possibility of the presence of hazardous materials.

     We underwrite all loan participations to our own underwriting standards. In addition, we also consider the financial strength and reputation of the lead lender. To monitor cash flows on loan participations, we require the lead lender to provide annual financial statements for the borrower. We also conduct an annual internal loan review for all loan participations.

     Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

     Commercial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

     Consumer Loans. Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

     Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are existing customers, walk-in traffic, loan brokers, advertising and referrals from customers. We advertise in newspapers that are widely circulated in the Pittsburgh metropolitan area. Accordingly, when our rates are competitive, we attract loans from throughout the Pittsburgh area. We generally originate loans for portfolio and have not sold any loans in recent years. From time to time we have purchased loans to supplement our own loan originations.

     Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board of directors has granted loan approval authority to a committee of officers. The loan committee approves all one- to four-family mortgage and construction loans, all other real estate loans up to $250,000 and all consumer loans. All other extensions of credit require the approval of the board of directors.

     Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is limited, by regulation, to generally 15% of our stated capital and reserves. At September 30, 2004, our regulatory limit on loans to one borrower was $3.1 million. At that date, our largest lending relationship was $1.9 million and was secured by a multi-family dwelling. This loan was performing in accordance with its original terms at September 30, 2004.

     Loan Commitments. We issue commitments for fixed- and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our loan commitments expire after 45 days.

Investment Activities

     We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities and mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Pittsburgh stock. While we have the authority under applicable law and our investment policies to invest in derivative securities, we had no such investments at September 30, 2004.

     At September 30, 2004, our investment portfolio consisted primarily of U.S. agency securities, mortgage-backed securities issued primarily by Fannie Mae, Freddie Mac and Ginnie Mae, guaranteed REMIC pass-through certificates and corporate debt securities.

     Our investment objectives are to provide and maintain liquidity, to provide collateral for pledging requirements, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for the investment portfolio, including approval of the investment policy and appointment of the Investment Committee. The Investment Committee consists of our board of directors and two senior officers. The Investment Committee is responsible for implementation of the investment policy and monitoring our investment performance. Individual investment transactions are reviewed and approved by the board of directors on a monthly basis.

Insurance Activities

     We conduct insurance brokerage activities through our 80%-owned subsidiary, Exchange Underwriters, Inc., which we acquired in 2002. Exchange Underwriters is a full-service, independent insurance agency that offers property and casualty, life, health, commercial general liability, surety and other insurance products. Exchange Underwriters has agents and brokers licensed in more than 35 states. Exchange Underwriters generates revenues primarily from commissions paid by insurance companies with respect to the placement of insurance products.

Deposit Activities and Other Sources of Funds

     General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

     Deposit Accounts. Substantially all of our depositors are residents of Pennsylvania. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including non-interest-bearing demand deposits (such as checking accounts), interest-bearing demand accounts (such as NOW and money market accounts), regular savings accounts and certificates of deposit. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates and to be in the middle of the market for rates on all types of deposit products.

     In addition to accounts for individuals, we also offer deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include commercial checking accounts and money market accounts.

     Borrowings. We utilize advances from the Federal Home Loan Bank of Pittsburgh to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness.

Properties

     We conduct our business through our main office and branch offices. The following table sets forth certain information relating to these facilities as of September 30, 2004.

			Date of		Net Book Value
	Year	Square	Lease	Owned/	as of
Location	Opened	Footage	Expiration	Leased	September 30, 2004
					(Dollars in thousands)
First Federal Savings Bank:

Donner at Sixth Street Monessen, PA 15062	1970	11,430	N/A	Owned	$265

557 Donner at Sixth Street Monessen, PA 15062 (1)	1980	6,625	N/A	Owned	19

235 West Main Street PO Box 141 Monongahela, PA 15063	1965	6,323	N/A	Owned	114

1670 Broad Avenue Belle Vernon, PA 15012	1974	5,048	N/A	Owned	274

545 West Main Street Uniontown, PA 15401 (2)	1975	4,160	N/A	Owned	207

Park Centre Plaza 1711 Grand Boulevard Monessen, PA 15062	1985	1,575	2/28/10	Leased	—

Meldon at Sixth Street PO Box 442 Donora, PA 15033	1980	2,609	N/A	Owned	260

101 Independence Street PO Box 625 Perryopolis, PA 15473	1986	1,992	N/A	Owned	54

Exchange Underwriters:

121 West Pike Street Canonsburg, PA 15317	1982	3,500	5/31/07	Leased	35

(1)	Administrative offices.

(2)	The property is subject to a ground lease that expires in 2009.

Personnel

     As of September 30, 2004, we had 78 full-time employees and 14 part-time employees, including employees of our insurance agency subsidiary, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

     FedFirst Financial’s only subsidiary is First Federal Savings Bank.

     First Federal Savings Bank’s only subsidiary is FedFirst Exchange Corporation. FedFirst Exchange Corporation owns an 80% interest in Exchange Underwriters, Inc.

Management’s Discussion and Analysis of
Results of Operations and Financial Condition

     The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

Overview

     Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Other significant sources of pre-tax income are service charges (mostly from service charges on deposit accounts), commissions from the sale of insurance products and bank-owned life insurance. In some years we recognize income from the sale of securities.

     In addition to regular commissions, our insurance subsidiary receives contingent commissions, which are incremental compensation for achieving specified premium volume and/or loss experience goals set by the insurance companies for the business we place with them. These commissions totaled $48,000 in the nine months ended September 30, 2004 and $96,000 in the year ended December 31, 2003. As a result of charges brought by the New York State Attorney General in October 2004 against Marsh & McLennan Companies that involve the payment of contingent commissions, numerous insurance companies have announced that they are reviewing the nature of contingent commissions within their business. It is possible that many insurance companies will eliminate the payment of contingent commissions and/or change their commission structures, which may have the effect of reducing the commissions that we receive.

     Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

     Expenses. The noninterest expenses we incur in operating our business consist of compensation and employee benefits expenses, occupancy expenses, federal insurance premiums, data processing expenses and other miscellaneous expenses. Following the offering, our noninterest expenses are likely to increase as a result of operating as a public company. These additional expenses will be primarily legal and accounting fees, expenses of shareholder communications and meetings and expenses related to the addition of personnel in our accounting department.

     Compensation and employee benefits consist primarily of: salaries and wages paid to our employees; payroll taxes; and expenses for health insurance, retirement plans and other employee benefits. Following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new stock-based benefit plans. We cannot determine the actual amount of these new stock related compensation and benefit expenses at this time because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.” We also plan to add personnel in our accounting department.

     Occupancy expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, furniture and equipment expenses, maintenance, real estate taxes and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to 40 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or term of the lease.

     Data processing expenses are the fees we pay to third parties for processing customer information, deposits and loans.

     Federal insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

     Other expenses include expenses for professional services, advertising, office supplies, postage, telephone, insurance, charitable contributions, regulatory assessments and other miscellaneous operating expenses.

Recent Balance Sheet Restructuring

     In the fourth quarter of 2004 we undertook a restructuring of our balance sheet for the purpose of improving our net interest income in subsequent periods. We wanted to dispose of high-rate Federal Home Loan Bank advances that elevated our cost of funds and chose to sell low-rate U.S. government agency securities and higher risk mortgage-related securities to fund the prepayment of the advances. The restructuring involved selling $35.1 million in securities and repaying $33.5 million of Federal Home Loan Bank advances. We sold $17.8 million of fixed-rate U.S. government agency securities, $14.4 million of collateralized mortgage obligations of which $13.1 million were fixed-rate securities, and $2.9 million of mortgage-backed securities of which $200,000 were fixed-rate securities. The securities sold had a weighted average yield of 3.71% at September 30, 2004. As a result of the sale of securities we incurred a loss of $558,000 before income taxes. We used the proceeds from the sale of securities to repay $33.5 million of Federal Home Loan Bank advances that matured in 2005 through 2011 and that had a weighted average cost of 5.43%. As a result of the repayment of the advances we incurred prepayment penalties totaling $1.9 million before income taxes. We expect this restructuring to increase the average yield on our remaining interest-earning assets and to decrease the average cost of our remaining interest-bearing liabilities.

Critical Accounting Policies

     We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses, deferred income taxes and goodwill.

     Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a quarterly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings. See note 1 of the notes to consolidated financial statements included in this prospectus.

     Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

     Goodwill. In connection with our acquisition of Exchange Underwriters on June 1, 2002, we recorded $1.1 million of goodwill. As required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is no longer amortized but is subject, at a minimum, to annual tests for impairment. The SFAS No. 142 goodwill impairment model is a two-step process. First, it requires a comparison of the book value of net assets to the fair value of the related operations that have goodwill assigned to them. If the fair value is determined to be less than book value, a second step is performed to compute the amount of the impairment. We estimate the fair values of the related operations using discounted cash flows. The forecasts of future cash flows are based on our best estimate of future revenues and operating costs, based primarily on contracts in effect, new accounts and cancellations, and operating budgets. The impairment analysis requires management to make subjective judgments concerning how the acquired assets will perform in the future. Events and factors that may significantly affect the estimates include competitive forces, customer behaviors and attrition, changes in revenue growth trends, cost structures and industry and market trends. Changes in these forecasts could cause a reporting unit to either pass or fail the first step in the SFAS No. 142 goodwill impairment model, which could significantly change the amount of impairment recorded. Our annual assessment of potential goodwill impairment was completed in the first quarter of 2004. Based on the results of this assessment, no goodwill impairment was recognized.

Operating Strategy

     Our mission is to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:

•   expanding our lending efforts in order to increase our ratio of loans to investments;

•   continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

•   building core deposits by expanding our branch network into more vibrant communities; and

•   expanding our insurance agency activities.

     Expand our lending efforts in order to increase our ratio of loans to investments

     At September 30, 2004, we had $159.3 million of loans and $127.9 million of securities, which results in a ratio of loans to investments of 55.5/44.5. Our initial goal is to grow our loan portfolio so that our ratio of loans to investments is 60/40. We intend to emphasize the origination of residential mortgage loans and, to a lesser extent, multi-family and commercial loans, with the goal of maintaining our current mix of loans. We intend to fund our loan growth primarily through the proceeds of this offering and the proceeds of securities maturities, prepayments and sales. We believe that increasing our loan portfolio will improve our net interest income, as loans tend to have higher interest rates than securities. We may hire additional lending or business development officers in order to help us achieve this goal.

     Continue to use conservative underwriting practices to maintain the high quality of our loan portfolio

     We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which we believe are conservative. At September 30, 2004, our nonperforming loans (nonaccrual loans and accruing loans 90 or more days delinquent) were 0.21% of our total loan portfolio. Although we intend to grow our loan portfolio, we intend to continue our philosophy of managing lending risks through our conservative approach to lending.

     Build core deposits by expanding our branch network into more vibrant communities

     Although many of the communities of the mid-Monongahela Valley have not recovered from the population and economic decline that followed the decline of the area’s steel industry, there are other communities in the southern Pittsburgh metropolitan area that are experiencing population growth and economic expansion. We intend to pursue growth of core deposit relationships by expanding into more vibrant communities through de novo branching.

     Expand our insurance agency activities

     In 2002, we acquired an 80% interest in an independent, full-service insurance agency located in our market area. We are working to promote insurance products to our banking customers in order to help grow the insurance business. We also may grow our insurance business by acquiring other agencies.

Balance Sheet Analysis

     Loans. Our primary lending activity is the origination of loans secured by real estate. We originate one- to four-family residential loans, commercial and multi-family real estate loans and construction loans. To a lesser extent, we originate commercial and consumer loans.

     The largest segment of our loan portfolio is one- to four-family residential loans. At September 30, 2004, these loans totaled $111.4 million and represented 70.0% of total loans, compared to $115.2 million, or 69.5% of total loans, at December 31, 2003 and $84.4 million, or 77.2% of total loans, at December 31, 2002. One- to four-family residential loans decreased $3.7 million, or 3.2%, in the nine months ended September 30, 2004 as slower loan originations did not keep pace with refinancings and paydowns. These loans increased $30.8 million, or 36.6%, in the year ended December 31, 2003 as a result of loan purchases.

     Commercial and multi-family real estate loans totaled $28.9 million and represented 18.1% of total loans at September 30, 2004, compared to $33.9 million, or 20.5% of total loans, at December 31, 2003 and $3.7 million, or 3.3% of total loans, at December 31, 2002. Commercial and multi-family real estate loans decreased $5.0 million, or 14.8%, in the nine months ended September 30, 2004 as a result of prepayments of purchased loans and increased $30.2 million in the year ended December 31, 2003 as a result of loan purchases.

     Construction loans totaled $8.0 million and represented 5.0% of total loans at September 30, 2004, compared to $3.9 million, or 2.4% of total loans, at December 31, 2003 and $6.8 million, or 6.3% of total loans, at December 31, 2002. Construction loans increased $4.0 million, or 102%, in the nine months ended September 30, 2004 due to growth in both residential and commercial loans and decreased $2.9 million, or 42.4%, in the year ended December 31, 2003 primarily due to a decline in residential loans.

     We occasionally originate commercial business loans secured by business assets other than real estate, such as business equipment, inventory and accounts receivable. Commercial business loans totaled $903,000, and represented 0.6% of total loans at September 30, 2004, compared to $971,000, or 0.6% of total loans, at December 31, 2003 and $580,000, or 0.5% of total loans, at December 31, 2002.

     We also originate a variety of consumer loans, including home equity loans and lines of credit, education loans, loans secured by passbook or certificate accounts, automobile loans, home improvement loans and secured and unsecured personal loans. Consumer loans totaled $10.0 million and represented 6.3% of total loans at September 30, 2004, compared to $11.8 million, or 7.1% of total loans, at December 31, 2003 and $13.9 million, or 12.7% of total loans, at December 31, 2002. The $1.7 million, or 14.7%, decrease in the nine months ended September 30, 2004 and the $2.1 million, or 15.1%, decrease in the year ended December 31, 2003 was due to declines in all categories of the portfolio, as we de-emphasized student loans and home improvement loans and home equity loans were repaid as part of the refinancing boom.

     The following table sets forth the composition of our loan portfolio at the dates indicated.

	At September 30,		At December 31,
	2004		2003		2002		2001		2000		1999
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
					(Dollars in thousands)
Real estate — mortgage:
One- to four-family residential	$111,448	70.0%	$115,191	69.4%	$84,355	77.2%	$74,693	77.8%	$79,970	79.9%	$74,293	79.1%
Multi-family	27,158	17.0	31,108	18.8	1,083	1.0	936	1.0	1,008	1.0	1,431	1.5
Commercial	1,734	1.1	2,799	1.67	2,571	2.3	2,675	2.8	1,124	1.1	2,629	2.8

Total real estate — mortgage loans	140,340	88.1	149,098	89.9	88,009	80.5	78,304	81.6	82,102	82.0	78,353	83.4

Real estate — construction:
Residential	5,111	3.2	2,436	1.5	5,181	4.7	1,094	1.1	2,730	2.7	4,087	4.4
Commercial	2,858	1.8	1,500	0.9	1,657	1.5	387	0.4	703	0.7	—	—

	7,969	5.0	3,936	2.4	6,838	6.3	1,481	1.5	3,433	3.4	4,087	4.4

Consumer:
Education and consumer	2,398	1.5	2,674	1.6	2,973	2.7	3,114	3.3	3,347	3.3	3,611	3.9
Home equity	6,616	4.1	7,808	4.7	9,153	8.4	9,796	10.2	8,057	8.0	5,191	5.5
Loans on savings accounts	264	0.2	291	0.2	297	0.3	304	0.3	352	0.4	510	0.5
Home improvement and other	762	0.5	999	0.6	1,437	1.3	1,917	2.0	1,900	1.9	1,674	1.8

Total consumer loans	10,040	6.3	11,772	7.1	13,860	12.7	15,131	15.8	13,656	13.6	10,986	11.7

Commercial	903	0.6	971	0.6	580	0.5	1,041	1.1	1,015	1.0	465	0.5
Total loans	159,252	100.0%	165,777	100.0%	109,287	100.0%	95,957	100.0%	100,206	100.0%	93,891	100.0%

Premium on loan purchases	598		740		—		2		4		6
Net deferred loan costs	394		413		397		291		240		169
Discount on loans purchased	(186)		(218)		—		—		—		—
Loans in process	(2,825)		(503)		(1,739)		(256)		(848)		(1,284)
Allowance for losses	(725)		(725)		(525)		(525)		(525)		(500)

Loans, net	$156,508		$165,484		$107,420		$95,469		$99,077		$92,282

     The following table sets forth certain information at December 31, 2003 regarding the dollar amount of loans maturing during the periods indicated. The table does not include any estimate of prepayments, which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	Real Estate-	Real Estate-
	Mortgage	Construction	Commercial	Consumer	Total
	Loans	Loans	Loans	Loans	Loans
		(In thousands)
Amounts due in:
One year or less	$40	$—	$183	$1,361	$1,584
More than one to five years	2,072	1,500	120	2,212	5,904
More than five years	146,986	2,436	668	8,199	158,289

Total	$149,098	$3,936	$971	$11,772	$165,777

     The following table sets forth the dollar amount of all loans at December 31, 2003 that are due after December 31, 2004 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude applicable loans in process, unearned interest on consumer loans and net deferred loan fees.

		Floating or
	Fixed Rates	Adjustable Rates	Total
		(In thousands)
Real estate-mortgage loans	$111,045	$38,013	$149,058
Real estate-construction loans	2,203	1,733	3,936
Commercial loans	788	—	788
Consumer loans	8,489	1,922	10,411

Total	$122,525	$41,668	$164,193

     Our adjustable-rate mortgage loans generally do not provide for downward adjustments below the initial contract rate. This feature has prevented these loans from adjusting downwards in the current low interest rate environment. When market interest rates rise, the interest rates on these loans will not increase until the contract rate (the index plus the margin) exceeds the interest rate floor.

     Securities. Our securities portfolio consists primarily of U.S. Government and agency securities, mortgage-backed securities, guaranteed REMIC pass-through certificates and corporate debt securities.

     REMICs (real estate mortgage investment conduits) represent a participation interest in a pool of mortgages. REMICs are created by redirecting the cash flows from the pool of mortgages underlying those securities to create two or more classes (or tranches) with different maturity or risk characteristics designed to meet a variety of investor needs and preferences. We believe that these securities represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available. REMICs may be sponsored by private issuers, such as money center banks or mortgage bankers, or by U.S. Government agencies and government sponsored entities. At September 30, 2004, we held privately issued REMICs with a carrying value of $34.0 million. The privately issued REMICs that we hold carry the highest credit rating offered by either Moody’s or Standard and Poor’s. We monitor the credit rating of our REMICs on a regular basis.

     Although corporate debt securities generally have greater credit risk than U.S. treasury and government agency securities, they generally have higher yields than government securities of similar duration. We have not purchased corporate debt securities in recent periods because low yields and high premiums have made them less attractive than alternative investments.

     Securities decreased $4.4 million, or 3.3%, in the nine months ended September 30, 2004 as we chose not to replace all of the securities that matured or prepaid during the period. Securities decreased $22.6 million, or 14.6%, in the year ended December 31, 2003 as we sold securities and used the proceeds along with proceeds from maturities and prepayments to help fund loan purchases.

     The following table sets forth the carrying values and fair values of our securities portfolio at the dates indicated.

	At September 30,		At December 31,
	2004		2003		2002		2001
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value	Cost	Value
				(In thousands)
Securities available-for-sale:
U.S. Government and agency securities	$34,419	$34,135	$37,673	$37,512	$3,105	$3,120	$22,612	$22,694
Mortgage-backed securities	31,952	32,233	40,666	40,826	54,139	55,243	30,762	31,511
Guaranteed REMICs	59,128	58,832	46,667	46,448	61,034	61,659	51,782	52,131
Corporate debt securities	2,495	2,510	7,030	7,284	12,338	12,876	13,330	13,877
Other debt securities	184	190	248	256
Equity securities	50	50

Total securities available-for- sale	128,228	127,950	132,284	132,326	130,616	132,898	118,486	120,213

Securities held-to-maturity:
Mortgage-backed securities	—	—	—	—	2,754	2,837	3,645	3,755
Guaranteed REMICs	—	—	—	—	18,762	18,880	30,566	30,629
Other debt securities	—	—	—	—	487	502	561	577

Total securities held-to- maturity	—	—	—	—	22,003	22,219	34,772	34,961

Total	$128,228	$127,950	$132,284	$132,326	$152,619	$155,117	$153,258	$155,174

     At September 30, 2004, we had no investments in a single company or entity (other than the U.S. Government or an agency of the U.S. Government) that had an aggregate book value in excess of 10% of our equity at September 30, 2004.

     The following table sets forth the stated maturities and weighted average yields of our mortgage-backed and debt securities at September 30, 2004. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At September 30, 2004, mortgage-backed securities and REMICs with adjustable rates totaled $51.0 million.

			More Than		More Than
	One Year		One Year to		Five Years to		More Than
	or Less		Five Years		Ten Years		Ten Years		Total
		Weighted		Weighted		Weighted		Weighted		Weighted
	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average
	Value	Yield	Value	Yield	Value	Yield	Value	Yield	Value	Yield
					(Dollars in thousands)
Securities available-for-sale:
U.S. Government and agency securities	$—	—%	$27,437	3.00%	$5,718	4.85%	$980	4.36%	$34,135	3.27%
Mortgage-backed securities	—	—	60	8.59	2,071	4.22	30,102	3.17	32,233	3.25
Guaranteed REMICs	—	—	1,414	2.74	996	2.45	56,422	4.32	58,832	3.98
Corporate debt securities	1,023	6.39	—	—	—	—	1,487	5.36	2,510	5.77
Other debt securities	—	—	61	3.50	—	—	129	5.13	190	4.59

Total available-for-sale debt securities	$1,023	6.39%	$28,972	3.00	$8,785	4.43%	$89,120	3.95%	$127,900	3.67%

     Other Assets. The increase in other assets to $1.5 million at September 30, 2004 from $481,000 at December 31, 2003 reflected a reclassification of an account held by Exchange Underwriters for the benefit of one of its customers.

     Deposits. Our deposit base is comprised of demand deposits, money market and savings accounts and time deposits. We consider demand deposits and money market and savings accounts to be core deposits. Deposits decreased $4.8 million, or 3.3%, for the nine months ended September 30, 2004, as core deposits increased $1.0 million, or 1.7%, while time deposits decreased $5.3 million. Deposits decreased $2.2 million, or 1.5%, in 2003, as core deposits increased $2.7 million, or 4.8%, and time deposits decreased $4.9 million, or 5.5%. During recent years we have experienced a decline in time deposits due primarily to the following factors: the shrinking population of our market area; many of our customers are retired and living off of their savings; lower rates have caused depositors to favor other products, such as money market accounts; and increased competition from credit unions in our market area.

     The following table sets forth the balances of our deposit products at the dates indicated.

	At September 30,		At December 31,
	2004		2003		2002		2001
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Noninterest-bearing demand deposits	$3,024	2.2%	$2,600	1.8%	$1,854	1.3%	$1,924	1.3%
Interest-bearing demand deposits	14,718	10.6	14,907	10.4	13,950	9.6	14,155	9.4
Money market and savings accounts	42,514	30.7	42,198	29.5	41,194	28.3	35,363	23.6
Certificates of deposit	78,085	56.5	83,429	58.3	88,325	60.8	98,707	65.7

Total	$138,341	100.0%	$143,134	100.0%	$145,323	100.0%	$150,149	100.0%

     The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of September 30, 2004. Jumbo certificates of deposit require minimum deposits of $100,000.

Certificates
Maturity Period	of Deposits
(In thousands)
Three months or less	$657
Over three through nine months	1,750
Over six through twelve months	1,361
Over twelve months	4,944

Total	$8,712

     The following table sets forth time deposits classified by rates at the dates indicated.

	At
	September 30,	At December 31,
	2004	2003	2002	2001
		(In thousands)
1.01 - 2.00%	$32,476	$30,755	$15,955	$—
2.01 - 3.00%	5,322	8,159	22,016	6,739
3.01 - 4.00%	9,401	11,022	8,763	17,677
4.01 - 5.00%	9,688	9,978	12,716	20,610
5.01 - 6.00%	9,928	11,781	17,105	30,580
6.01 - 7.00%	7,963	8,483	8,636	19,500
7.01 - 8.00%	3,307	3,251	3,134	3,601

Total	$78,085	$83,429	$88,325	$98,707

     The following table sets forth the amount and maturities of time deposits at September 30, 2004.

	Amount Due						Percent of
		More Than	More Than	More Than			Total
	Less Than	One Year to	Two Years to	Three Years	More Than		Certificate
	One Year	Two Years	Three Years	to Four Years	Four Years	Total	Accounts
	(Dollars in thousands)
1.01 - 2.00%	$28,302	$4,090	$84	$—	$—	$32,476	41.6%
2.01 - 3.00%	2,695	1,872	755	—	—	5,322	6.8
3.01 - 4.00%	1,324	759	997	1,923	4,398	9,401	12.1
4.01 - 5.00%	287	1,506	4,073	1,283	2,539	9,688	12.4
5.01 - 6.00%	2,436	1,912	1,413	1,351	2,816	9,928	12.7
6.01 - 7.00%	1,038	796	2,235	1,324	2,570	7,963	10.2
7.01 - 8.00%	3,307	—	—	—	—	3,307	4.2

Total	$39,389	$10,935	$9,557	$5,881	$12,323	$78,085	100.0%

     The following table sets forth deposit activity for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(In thousands)
Beginning balance	$143,134	$145,323	$145,323	$150,149	$144,319
Increase (decrease) before interest credited	(7,633)	(4,539)	(5,838)	(10,048)	(985)
Interest credited	2,840	2,874	3,649	5,222	6,815

Net increase in deposits	(4,793)	(1,665)	(2,189)	(4,826)	5,830

Ending balance	$138,341	$143,658	$143,134	$145,323	$150,149

     Borrowings. We utilize borrowings from the Federal Home Loan Bank of Pittsburgh to supplement our supply of funds for loans and investments.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(In thousands)
FHLB Advances
Maximum amount outstanding at any month end during the period	$160,969	$181,114	$181,114	$139,886	$106,500
Average amounts outstanding during the period	$153,460	$135,730	$144,206	$119,785	$98,956
Weighted average interest rate during the period	3.98%	3.97%	3.90%	4.53%	5.89%
Balance outstanding at end of period	$150,003	$181,114	$160,511	$117,619	$98,967
Weighted average interest rate at end of period	4.00%	3.65%	3.84%	4.48%	5.12%

     Federal Home Loan Bank advances decreased $10.5 million in the nine months ended September 30, 2004. These advances mature in 2004 through 2013. Federal Home Loan Bank advances increased $42.9 million, or 36.5%, in 2003 as we used additional borrowings to fund the purchase of loans and investment securities.

Results of Operations for the Nine Months Ended September 30, 2004 and 2003

Overview.

	2004	2003	%Change
	(Dollars in thousands)
Net income	$461	$337	36.8%
Return on average assets (annualized)	0.19%	0.15%	26.7%
Return on average equity (annualized)	2.88%	2.03%	41.9%
Average equity to average assets	6.70%	7.19%	(6.8)%

     Net income increased $124,000, or 36.8%, for the nine months ended September 30, 2004 compared to the same period in 2003 as we benefitted from an increase in net interest income, lower provision for loan losses and reduced noninterest expenses. These gains were partially offset by lower noninterest income in 2004. Net interest income increased 17.9% to $3.6 million due to improvements in interest income. Noninterest income decreased 31.5% to $1.8 million due to decreased gain on the sale of securities. Noninterest expenses decreased 9.0% to $4.7 million due primarily to lower employee benefits expenses and the absence of prepayment penalties on retired advances.

     Net Interest Income. Net interest income increased $540,000, or 17.9%, to $3.6 million for the nine months ended September 30, 2004, as a result of growth in interest income.

     Total interest income increased $583,000, or 5.9%, to $10.6 million for the nine months ended September 30, 2004, as increased interest income on loans offset a decrease in interest income on investment securities. Interest income on loans increased $665,000 between the periods as loan purchases in 2003 resulted in a larger average balance of loans in 2004. The average yield on the loan portfolio decreased as a result of the continuation of the low interest rate environment that began in 2001. Interest income on investment securities decreased $32,000, or 0.9%, as a decrease in the average balance was partially offset by an increase in the average yield. In late 2003 and early 2004, we focused on improving the yield of the investment portfolio. Since that time, we have allowed the portfolio to shrink as part of our efforts to reduce total assets and improve capital ratios.

     Total interest expense increased $44,000, or 0.6%, to $7.0 million for the nine months ended September 30, 2004 as increased borrowing expenses were mostly offset by lower deposit costs. Interest paid on interest-bearing deposits decreased $501,000, or 17.1%, due to a lower average balance of deposits and lower rates paid. The average interest rate paid on deposits decreased 37 basis points to 2.36% as a result of the prevailing low interest rate environment. Interest paid on borrowings increased $545,000, or 13.5%, as a result of a $17.7 million increase in the average balance of borrowings.

     Adjustments made in 2004 to a $20.0 million leverage transaction that was initiated in July 2003 reduced the spread between the investment and the related funding, but protected us from future losses in a rising interest rate environment. These adjustments, which consisted of replacing a callable security with a security with a one-time only call and replacing the funding with advances that are due when the security matures, reduced our net interest income from this transaction and contributed to our narrow interest rate spread. Subsequent to September 30, 2004, as part of our balance sheet restructuring, we sold the investment that was the subject of this leveraging transaction.

     Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances, and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant.

	At
	September 30,	Nine Months Ended September 30,
	2004	2004			2003
			Interest			Interest
	Yield/	Average	and	Yield/	Average	and	Yield/
	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost
			(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	5.94%	$159,054	$7,023	5.89%	$135,954	$6,358	6.24%
Investment securities	3.67	127,433	3,399	3.56	138,601	3,431	3.30
Other interest-earning assets	1.56	15,932	142	1.19	16,506	192	1.55

Total interest-earning assets	4.77	302,419	10,564	4.66	291,061	9,981	4.57

Noninterest-earning assets		16,009			15,372

Total assets		$318,428			$306,433

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	0.47	$14,037	50	0.47	$14,496	85	0.79
Money market and savings accounts	1.05	42,796	325	1.01	42,438	432	1.36
Certificates of deposit	3.47	80,142	2,050	3.41	86,219	2,409	3.73

Total interest-bearing deposits	2.38	136,975	2,425	2.36	143,153	2,926	2.73
Short-term portion of FHLB advances	3.91	9,195	182	2.64	27,056	607	2.99
Long-term portion of FHLB advances	4.01	144,266	4,404	4.01	108,674	3,434	4.21

Total interest-bearing liabilities	3.23	290,435	7,011	3.22	278,883	6,967	3.33

Noninterest-bearing liabilities		6,674			5,504

Total liabilities		297,109			284,387

Equity		21,319			22,046

Total liabilities and equity		$318,428			$306,433

Net interest income			$3,553			$3,014

Interest rate spread	1.54%			1.44%			1.24%
Net interest margin	N/A			1.57%			1.38%
Average interest-earning assets to average interest-bearing liabilities		104.13%			104.37%

     Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns.

	Nine Months Ended
	September 30, 2004
	Compared to
	Nine Months Ended
	September 30, 2003
	Increase (Decrease)
	Due to
	Volume	Rate	Rate/Volume	Net
		(In thousands)
Interest and dividend income:
Loans receivable	$1,080	$(355)	$(60)	$665
Investment securities	(277)	267	(22)	(32)
Other interest-earning assets	(7)	(45)	2	(50)

Total interest-earning assets	796	(133)	(80)	583

Interest expense:
Deposits	(126)	(392)	17	(501)
FHLB advances	528	15	2	545

Total interest-bearing liabilities	402	(377)	19	44

Net change in interest income	$394	$244	$(99)	$539

     Provision for Loan Losses. Provisions for loan losses were $144,000 for the nine months ended September 30, 2004 compared to $239,000 for the nine months ended September 30, 2003. We had net charge-offs of $144,000 in the first nine months of 2004 compared to $39,000 in the first nine months of 2003. The larger provision in 2003 reflected management’s decision to increase the allowance for loan losses by $200,000 following the bulk purchase of residential and multi-family real estate loans during the period.

     An analysis of the changes in the allowance for loan losses is presented under “Risk Management — Analysis and Determination of the Allowance for Loan Losses.”

     Noninterest Income. The following table shows the components of noninterest income for the nine months ended September 30, 2004 and 2003.

	Nine Months
	Ended September 30,
	2004	2003	% Change
	(Dollars in thousands)
Fees and service charges	$324	$387	(16.4)%
Insurance commissions	1,191	1,335	(10.8)
Income from cash surrender value of bank-owned life insurance	173	204	(15.2)
Gain on sale of securities	100	687	(85.4)
Gain on sale of real estate owned	—	2	(100.0)
Other	43	57	(24.6)

Total	$1,830	$2,673	(31.5)%

     Fees and service charges decreased due to a decline in overdraft charges, as customers bounced fewer checks. Insurance commissions decreased because a significant customer of the agency did not renew its existing workers’ compensation coverage. Gain on sale of securities decreased as we sold fewer securities in 2004.

     Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes for the nine months ended September 30, 2004 and 2003.

	Nine Months Ended
	September 30,
	2004	2003	%Change
	(Dollars in thousands)
Compensation and employee benefits	$3,007	$3,101	(3.0)%
Occupancy	550	528	4.2
Federal insurance premiums	23	26	(11.5)
Data processing	204	176	15.9
Advertising	55	57	(3.5)
Professional services	49	91	(46.2)
Stationary, printing and supplies.	88	83	6.0
Telephone	53	49	8.2
Postage	70	81	(13.6)
Correspondent bank fees	83	80	3.8
All other	502	879	(32.3)

Total	$4,684	$5,151	(9.1)%

Efficiency ratio (1)	87.0%	90.6%

(1)	Computed as noninterest expense divided by the sum of net interest income and noninterest income.

     Total noninterest expense decreased $467,000, or 9.1%, for the nine months ended September 30, 2004 compared to the same period in 2003. Compensation and employee benefits decreased due primarily to changes in benefits for employees and directors. In mid-2003 we made changes to our employee health care benefits and in 2004 we terminated post-retirement health care benefits for directors and recaptured accrued expenses relating to that plan. All other expenses includes VISA card expenses, supervisory examination fees, insurance expenses, amortization expenses associated with our investment in low income housing projects and other miscellaneous operating expenses. In 2003 all other expenses included penalties of $354,000 in connection with the prepayment of Federal Home Loan Bank advances.

     Income Taxes. An annual affordable housing income tax credit of $190,000, which runs through 2005, and deferred tax treatment for bank-owned life insurance reduces our income tax obligations. Income tax expense for the nine months ended September 30, 2004 was $49,000. For the same period in 2003, we recorded a tax benefit of $104,000.

Results of Operations for the Years Ended December 31, 2003 and 2002

     Overview.

	2003	2002	% Change
	(Dollars in thousands)
Net income	$343	$562	(39.0)%
Return on average assets	0.11	0.19	(42.1)
Return on average equity	1.57	2.59	(39.4)
Average equity to average assets	6.98	7.44	(6.2)

     Net income decreased $219,000, or 39.0%, to $343,000 in 2003 compared to $562,000 in 2002 as lower net interest income, a larger provision for loan losses and greater noninterest expense all negatively impacted net income. Partially offsetting these negative factors was an increase in noninterest income. Net interest income decreased 20.8% in 2003 to $4.1 million primarily as a result of lower yields on interest-earning assets. Noninterest income increased 54.9% to $3.2 million due to increased gains on the sale of securities. Noninterest expenses increased 5.1% to $6.8 million primarily as a result of higher salary and benefits expenses and penalties incurred in connection with the prepayment of Federal Home Loan Bank advances.

     Net Interest Income.

     Net interest income decreased $1.1 million, or 20.8%, to $4.1 million for 2003. The decrease in net interest income for 2003 was primarily attributable to lower yields on interest-earning assets.

     Total interest income decreased $2.0 million, or 13.0%, to $13.5 million for 2003. Interest income on loans increased $1.5 million, or 20.6%, in 2003 as the average balance of the portfolio grew $43.9 million due to loan purchases. Accelerated write-offs of premiums on purchased loans due to unanticipated prepayments reduced interest income on mortgage loans, thereby reducing the yield on the loan portfolio. The average yield on the loan portfolio declined 117 basis points in 2003 to 6.01%. Interest income on investment securities decreased $3.4 million, or 42.4%, due to a smaller average balance and declining yields. Accelerated write-off of premiums from calls and pay-downs also reduced interest income on mortgage-backed securities. The average balance of the investment securities portfolio declined $28.8 million, or 17.3%, in 2003 as a result of sales and pay-downs, while the average yield declined 146 basis points to 3.34% as a result of calls and pay-downs on higher yielding securities and the impact of accelerated amortization of premiums.

     Total interest expense decreased $938,000, or 9.1%, to $9.4 million for 2003 as lower deposit costs were partially offset by higher borrowing costs. Interest paid on deposits decreased $1.1 million, or 23.2%. The average balance of interest-bearing deposits decreased $2.6 million, or 1.8%, in 2003 as a decrease in certificates of deposit was partially offset by growth in core deposits. The average interest rate paid on deposits decreased 74 basis points as a result of the prevailing low interest rate environment and a slight shift towards low yielding core deposits. Interest paid on borrowings increased $205,000, or 3.8%, in 2003 as a result of an increase in the average balance that more than offset a lower average cost. Borrowings increased in 2003 as we used FHLB advances to fund the purchase of loans and investment securities.

     A $20.0 million leverage transaction initiated in July 2003 in which we purchased a callable security using funds obtained through a short-term Federal Home Loan Bank advance contributed to interest income in the second half of the year. However, the low rate on the investment contributed to our reduced interest rate spread.

     Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant.

	Year Ended December 31,
	2003			2002
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
		(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	$143,850	$8,641	6.01%	$99,930	$7,173	7.18%
Investment securities	138,046	4,617	3.34	166,865	8,016	4.80
Other interest-earning assets	16,728	229	1.37	10,938	306	2.80

Total interest-earning assets	298,624	13,487	4.52	277,733	15,495	5.58

Noninterest-earning assets	15,374			14,040

Total assets	$313,998			$291,773

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$14,470	102	0.70	$14,006	149	1.06
Money market and savings accounts	42,201	539	1.28	39,454	809	2.05
Certificates of deposit	85,626	3,152	3.68	91,430	3,978	4.35

Total interest-bearing deposits	142,297	3,793	2.67	144,890	4,936	3.41
Short-term portion of FHLB advances	29,292	796	2.72	33,167	1,101	3.32
Long-term portion of FHLB advances	114,914	4,832	4.20	86,618	4,322	4.99

Total interest-bearing liabilities	286,503	9,421	3.29	264,675	10,359	3.91

Noninterest-bearing liabilities	5,593			5,384

Total liabilities	292,096			270,059
Equity	21,902			21,714

Total liabilities and equity	$313,998			$291,773

Net interest income		$4,066			$5,136

Interest rate spread			1.23%			1.67%
Net interest margin			1.36%			1.85%
Average interest-earning assets to average interest- bearing liabilities	104.23%			104.93%

     Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns.

	2003 Compared to 2002
	Increase (Decrease)
	Due to
	Volume	Rate	Rate/Volume	Net
		(In thousands)
Interest and dividend income:
Loans receivable	$3,153	$(1,171)	$(514)	$1,468
Investment securities	(1,384)	(2,436)	421	(3,399)
Other interest-earning assets	162	(156)	(83)	(77)

Total interest-earning assets	1,931	(3,763)	(176)	(2,008)

Interest expense:
Deposits	(88)	(1,074)	19	(1,143)
FHLB advances	1,106	(748)	(153)	205

Total interest-bearing liabilities	1,018	(1,822)	(134)	(938)

Net change in interest income	$913	$(1,941)	$(42)	$(1,070)

     Provision for Loan Losses. Provisions for loan losses increased to $242,000 for 2003 from $59,000 for 2002. The higher provision reflected a larger loan portfolio, including increased multi-family mortgage loans, which carry a higher risk of default.

     An analysis of the changes in the allowance for loan losses is presented under “Risk Management — Analysis and Determination of the Allowance for Loan Losses.”

     Noninterest Income. The following table shows the components of noninterest income and the percentage changes from year to year.

	2003	2002	% Change
	(Dollars in thousands)
Fees and service charges	$425	$390	9.0%
Insurance commissions	1,694	1,350	25.6
Income from cash surrender value of bank-owned life insurance	269	243	10.7
Gain on sale of securities	687		N/M
Gain on sale of real estate owned	2	13	(84.6)
Other	142	82	73.2

Total	$3,219	$2,078	54.9%

     Fees and service charges increased as a result of growth in core deposit accounts. Insurance commissions increased due to rising premium levels and customer growth. Insurance commissions for 2002 subsequent to the date of acquisition of Exchange Underwriters were $665,000. Gain on the sale of securities in 2003 occurred as we sold securities to fund the purchase of loans. There were no securities sales in 2002.

     Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes from year to year.

	2003	2002	% Change
	(Dollars in thousands)
Compensation and employee benefits	$4,236	$4,141	2.3%
Occupancy	683	656	4.1
Federal insurance premiums	34	40	(15.0)
Data processing	237	249	(4.8)
Advertising	81	131	(38.2)
Professional services	115	127	(9.5)
Stationary, printing and supplies	112	140	(20.0)
Telephone	65	65
Postage	106	109	(2.8)
Correspondent bank fees	106	110	(3.6)
All other	1,031	705	46.2

Total	$6,806	$6,473	5.1%

Efficiency ratio(1)	93.4%	89.7%

(1)	Computed as noninterest expense divided by the sum of net interest income and noninterest income.

     Total noninterest expenses increased $333,000, or 5.1%, primarily as a result of the payment of $354,000 in penalties incurred in connection with the prepayment of Federal Home Loan Bank advances. Compensation and employee benefits expense increased as an increase in salaries was offset by lower benefits expenses. Excluding noninterest expenses of Exchange Underwriters prior to the date of acquisition, compensation and employee benefits expense was $3,794,000, occupancy expense was $628,000 and total noninterest expenses was $5,932,000 in 2002.

     Income Taxes. Affordable housing tax credits was the main component of a tax benefit of $172,000 in 2003 and of $8,000 in 2002.

Risk Management

     Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

     Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Our strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value.

     When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. When the loan becomes 15 days past due a past due notice is generated and sent to the borrower. If the payment is not received within five days, a second past due notice is sent. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made. Generally, when a mortgage loan becomes 60 days past due, we send a letter notifying the borrower that he or she may apply for assistance under a state mortgage assistance program. If the borrower does not apply for assistance within the allotted time period or applies for assistance and is rejected, we will commence foreclosure proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. Generally, when a consumer loan becomes 60 days past due, we institute collection proceedings and attempt to repossess any personal property that secures the loan. We may consider loan workout arrangements with certain borrowers under certain circumstances.

     Management informs the board of directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

     Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Loans are generally placed on nonaccrual status when they become 90 days delinquent at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

     Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

     The following table provides information with respect to our nonperforming assets at the dates indicated.

	At	At December 31,
	September 30,
	2004	2003	2002	2001	2000	1999
		(Dollars in thousands)
Nonaccrual loans:
Real estate — mortgage	$253	$353	$320	$192	$160	$291
Real estate — construction	—	—	—	—	—	—
Commercial	—	70	—	—	—	46
Consumer	29	25	137	38	51	90

Total	282	448	457	230	211	427

Accruing loans past due 90 days or more
Real estate — mortgage	4	79	79	172	565	217
Real estate — construction	—	—	—	—	—	—
Commercial	—	21	—	—	—	—
Consumer	41	82	31	188	125	151

Total	45	182	110	360	690	368

Total of nonaccrual and 90 days or more past due loans	327	630	567	590	901	795
Real estate owned			7	188	101	316

Total nonperforming assets	327	630	574	778	1,002	1,111
Troubled debt restructurings	—	—	—	—	—	—

Troubled debt restructurings and total nonperforming assets	$327	$630	$574	$778	$1,002	$1,111

Total nonperforming loans to total loans	0.21%	0.38%	0.53%	0.61%	0.90%	0.85%
Total nonperforming loans to total assets	0.10	0.19	0.20	0.22	0.33	0.29
Total nonperforming assets to total assets	0.10	0.19	0.20	0.29	0.37	0.40

     Interest income that would have been recorded for the nine months ended September 30, 2004 and for the year ended December 31, 2003 had nonaccruing loans been current according to their original terms amounted to $15,000 and $21,000, respectively. No interest related to nonaccrual loans was included in interest income for the nine months ended September 30, 2004 or the year ended December 31, 2003.

     Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

     The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At
	September 30,	At December 31,
	2004	2003	2002
	(In thousands)
Special mention assets	$1,855	$1,715	$1,487
Substandard assets	259	435	1,843
Doubtful assets	—	—	—
Loss assets	—	—	—

Total classified assets	$2,114	$2,150	$3,330

     Other than disclosed in the above tables, there are no other loans at September 30, 2004 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

     Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

			At December 31,
	At September 30,
	2004		2003		2002		2001
	30-59	60-89	30-59	60-89	30-59	60-89	30-59
	Days	Days	Days	Days	Days	Days	Days	60-89 Days
	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due	Past Due
				(In thousands)
Real estate — mortgage loans	$900	$86	$252	$37	$114	$147	$95	$58
Real estate — construction loans	—	—	—	—	—	—	—	—
Commercial loans	52	—	—	—	97	—	47	—
Consumer loans	239	5	152	74	174	19	119	19

Total	$1,191	$91	$404	$111	$385	$166	$261	$77

     The increase in delinquent loans at September 30, 2004 was the result of one multi-family real estate loan in the amount of $556,000. This loan was subsequently repaid in full following the sale of the property securing the loan.

     Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

     Our methodology for assessing the appropriateness of the allowance for loan losses consists of: (1) a general valuation allowance on identified problem loans; and (2) a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

     General Valuation Allowance on Identified Problem Loans. We establish a general allowance for delinquent loans that do not have an individual allowance. We segregate these loans by loan category and assign allowance percentages to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared to loans in the general portfolio.

     General Valuation Allowance on the Remainder of the Loan Portfolio. We establish another general allowance for loans that are not delinquent to recognize the inherent losses associated with lending activities. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages to each category. The allowance percentages have been derived using percentages commonly applied under the regulatory framework for First Federal Savings Bank and similarly sized institutions. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are reevaluated periodically to ensure their relevance in the current economic environment.

     In addition, we retain a general loan loss allowance that has not been allocated to particular problem assets or loan categories, other than the broad categories of mortgage loans and nonmortgage loans. This unallocated portion of our allowance is determined based on management’s evaluation of the collectibility of the portfolio as of the evaluation date. The significant factors considered by management in determining the unallocated portion of the allowance are changes in the composition of the loan portfolio, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience, duration of the current business cycle and bank regulatory examination results.

     We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans and other loans that management may have concerns about collectibility. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan or a shortfall in collateral value would result in our charging off the loan or the portion of the loan that was impaired.

     The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

     At September 30, 2004, our allowance for loan losses represented 0.46% of total gross loans and 222% of nonperforming loans. The allowance for loan losses remained unchanged at $725,000 at September 30, 2004 from December 31, 2003 following the provision for loan losses of $144,000 offset by net charge-offs of $144,000. The decision to keep the allowance unchanged reflected a slight decline in the size of the loan portfolio and little change in the amount of classified assets. At September 30, 2004, the general valuation allowance for identified problem loans was $23,000, the general valuation allowance on the remainder of the loan portfolio was $480,000, the unallocated valuation allowance on mortgage loans was $118,000 and the unallocated valuation allowance on nonmortgage loans was $104,000. The decrease in the general valuation allowance for identified problem loans from December 31, 2003 reflected a decrease in delinquent loans. The increase in the general allowance on the remainder of the portfolio reflected an increase in the loss factors on multi-family and commercial real estate loans. Included in our portfolio at September 30, 2004 were $26.7 million of residential loans and $26.2 million of multi-family loans that were purchased in 2003. Based on our limited experience with the purchased residential loan portfolio, we continued to apply the same loss factor to the purchased residential loans as we applied to our originated loans. Based on conversations with the Office of Thrift Supervision, the loss factors on multi-family and commercial real estate loans were increased to be more consistent with industry standard loss factors on these types of loans. The unallocated valuation allowance on mortgage loans decreased as a result of the increase in the allocated allowance on mortgage loans. Similarly, the unallocated allowance on nonmortgage loans increased as a result of a decrease in the allocated allowance on nonmortgage loans, as we decided to maintain the level of the allowance on these loans.

     At December 31, 2003, our allowance for loan losses represented 0.44% of total gross loans and 115% of nonperforming loans. The allowance for loan losses increased from $525,000 at December 31, 2002 to $725,000 at December 31, 2003 due to the provision for loan losses of $242,000, offset by net charge-offs of $42,000. The provision for loan losses in 2003 reflected an increase in the size of the loan portfolio as a result of the bulk purchase of residential and multi-family mortgage loans during the year. Included in our portfolio at December 31, 2003 were $31.9 million of purchased residential loans and $29.5 million of purchased multi-family loans that were originated in 2003. Initially it was difficult for us to assess the future performance of these loans because we had no prior experience with or knowledge of the borrowers or the properties securing the loans and because we lacked familiarity with the market areas in which the properties securing these loans are located. Because we originate loans similar to the purchased residential loans which were 30-year and 15-year fixed rate loans, and because we underwrote all of the purchased loans to our own underwriting standards, we applied the same loss factor to them as we applied to residential loans that we originated. For the same reasons, we chose to apply the same loss factor to the purchased multi-family loans as we applied to the existing multi-family loans in our portfolio. At December 31, 2003, the general valuation allowance for identified problem loans was $51,000, the general valuation allowance on the remainder of the loan portfolio was $380,000, the unallocated valuation allowance on mortgage loans was $211,000 and the unallocated valuation allowance on nonmortgage loans was $83,000. The decrease in the general valuation for identified problem loans from December 31, 2002 reflected an increase in delinquent loans. The increase in the general allowance on the remainder of the portfolio reflected the growth of the loan portfolio. The increase in the unallocated portion of the allowance reflected a decrease of $63,000 in the unallocated valuation allowance on nonmortgage loans and an increase of $135,000 in the unallocated valuation allowance on mortgage loans. The increase in the unallocated valuation allowance on mortgage was due to changes in the composition and size of the loan portfolio, primarily as a result of loan purchases.

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

				At December 31,
	At September 30, 2004			2003			2002
		% of	% of		% of	% of		% of	% of
		Allowance	Loans in		Allowance	Loans in		Allowance	Loans in
		to	Category		to	Category		to	Category
		Total	to Total		Total	to Total		Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans	Amount	Allowance	Loans
				(Dollars in thousands)
Real estate mortgage	$403	55.7%	88.1%	$319	44.0%	89.9%	$167	31.8%	80.5%
Real estate construction	25	3.4	5.0	10	1.4	2.4	13	2.5	6.3
Home Equity	54	7.4	4.1	60	8.3	4.7	93	17.7	8.4
Commercial	12	1.7	0.6	25	3.5	0.6	9	1.7	0.5
Consumer	9	1.2	2.2	17	2.3	2.4	20	3.8	4.3
Unallocated	222	30.6	—	294	40.5	—	223	42.5	—

Total allowance for loan losses	$725	100.0%	100.0%	$725	100.0%	100.0%	$525	100.0%	100.0%

	At December 31,
	2001			2000			1999
		% of	% of		% of	% of		% of	% of
		Allowance	Loans in		Allowance	Loans in		Allowance	Loans in
		to	Category		to	Category		to	Category
		Total	to Total		Total	to Total		Total	to Total
	Amount	Allowance	Loans	Amount	Allowance	Loans	Amount	Allowance	Loans
				(Dollars in thousands)
Real estate mortgage	$165	31.4%	81.6%	$213	40.5%	81.9%	$219	43.8%	83.4%
Real estate construction	3	0.6	1.5	5	1.0	3.4	5	1.0	4.4
Home Equity	92	17.5	10.2	40	7.6	8.1	74	14.8	5.5
Commercial	12	2.3	1.1	24	4.6	1.0	9	1.8	0.5
Consumer	31	5.9	5.6	33	6.3	5.6	23	4.6	6.2
Unallocated	222	42.3	—	210	40.0	—	170	34.0	—

Total allowance for loan losses	$525	100.0%	100.0%	$525	100.0%	100.0%	$500	100.0%	100.0%

     Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

     Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Nine Months		Year Ended December 31,
	Ended September 30,
	2004	2003	2003	2002	2001	2000	1999
			(Dollars in thousands)
Allowance at beginning of period	$725	$525	$525	$525	$525	$500	$500

Provision for loan losses	144	239	242	59	84	67	17
Charge offs:
Real estate — mortgage loans	—	29	32	52	51	31	17
Real estate — construction loans	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	—	—	—
Consumer loans	144	10	10	7	33	11

Total charge-offs	144	39	42	59	84	42	17

Recoveries	—	—	—	—	—	—	—

Net charge-offs	144	39	42	59	84	42	17

Allowance at end of period	$725	$725	$725	$525	$525	$525	$500

Allowance to nonperforming loans	221.71%	230.16%	115.08%	92.59%	88.98%	58.27%	62.89%
Allowance to total loans outstanding at the end of the period	0.46	0.42	0.44	0.48	0.55	0.52	0.53
Net charge-offs to average loans outstanding during the period	0.12	0.04	0.03	0.06	0.09	0.04	0.02

     Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes: adjusting the maturities of borrowings; adjusting the investment portfolio mix and duration; and periodically selling fixed-rate mortgage loans and available-for-sale investment securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

     We have an Asset/Liability Committee, which includes the board of directors and members of management, to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

     We use an interest rate sensitivity analysis prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or 100 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, this analysis is not performed for decreases of more than 100 basis points. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios. The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in our net portfolio value at September 30, 2004 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change.

	Net Portfolio Value			Net Portfolio Value as % of
	(Dollars in thousands)			Portfolio Value of Assets
Basis Point (“bp”)
Change in Rates	$ Amount	$ Change	% Change	NPV Ratio	Change
300	$11,533	$(13,698)	(54)%	3.95%	(393)bp
200	16,302	(8,927)	(35)	5.41	(247)
100	21,238	(3,991)	(16)	6.82	(105)
0	25,228	—	—	7.68	—
(100)	24,203	(1,025)	(4)	7.45	(42)

     The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank of Pittsburgh. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities and (4) the objectives of our asset/liability management policy.

     Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At September 30, 2004, cash and cash equivalents totaled $5.7 million. Securities classified as available-for-sale whose market value exceeds our cost, which provide additional sources of liquidity, totaled $43.4 million at September 30, 2004. In addition, at June 30, 2004, which is the most recent date for which information is available, we had the ability to borrow a total of approximately $218.2 million from the Federal Home Loan Bank of Pittsburgh. On September 30, 2004, we had $150.0 million of advances outstanding.

     At September 30, 2004, we had $5.4 million in loan commitments outstanding, which consisted of $3.6 million of mortgage loan commitments, $1.6 million in unused home equity lines of credit and $259,000 in commercial lines of credit. Certificates of deposit due within one year of September 30, 2004 totaled $39.4 million, or 50.4% of certificates of deposit. The large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods in the current low interest rate environment. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

     The following table presents certain of our contractual obligations as of September 30, 2004.

		Payments due by period
			One to	Three to
Contractual Obligations	Total	Less than One Year	Three Years	Five Years	More Than 5 Years
			(In thousands)
Long-term debt obligations (1)	$150,003	$10,750	$53,737	$30,672	$54,844
Operating lease obligations (2)	201	51	87	55	8

Total	$150,204	$10,801	$53,824	$30,727	$54,852

(1)	Federal Home Loan Bank advances.

(2)	Payments are for lease of real property.

     Our primary investing activities are the origination and purchase of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts and Federal Home Loan Bank advances. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits. Occasionally, we offer promotional rates on certain deposit products to attract deposits. In the nine months ended September 30, 2004, there was little change in our funding mix. At September 30, 2004, 48.0% of our funding came from deposits, while 52.0% came from Federal Home Loan Bank advances. In comparison, at December 31, 2003, 47.1% of our funding came from deposits, while 52.9% came from Federal Home Loan Bank advances. In the year ended December 31, 2003, our funding mix shifted as we increased our use of Federal Home Loan Bank advances in connection with the purchase of loans and investment securities. As a result of the increase in Federal Home Loan Bank advances in 2003, at December 31, 2003, 52.9% of our funding came from advances, compared to 44.7% at December 31, 2002. Total deposits decreased slightly in 2003, but the increase in advances caused deposits to decrease to 47.1% of our funding at December 31, 2003 from 55.3% at December 31, 2002. Subsequent to September 30, 2004, we repaid $33.5 million of Federal Home Loan Bank advances as part of a balance sheet restructuring. No further changes in our funding mix are currently planned or expected, other than changes in the ordinary course of business resulting from deposit flows. For information about our costs of funds, See “— Results of Operations for the Nine Months Ended September 30, 2004 and 2003 — Net Interest Income” and “Results of Operations for the Years Ended December 31, 2003 and 2002 — Net Interest Income.”

     The following table presents our primary investing and financing activities during the periods indicated.

	Nine Months	Year Ended December 31,
	Ended
	September 30, 2004	2003	2002
	(In thousands)
Investing activities:
Loan purchases	$—	$(75,229)	$—
Loans disbursed or closed	16,102	*	*
Loan principal repayments	22,914	*	*
Proceeds from maturities and principal repayments of securities	39,187	127,673	129,191
Proceeds from sales of securities available- for-sale	34,300	27,127	—
Purchases of securities	(69,521)	(134,564)	(128,770)

Financing activities:
Increase (decrease) in deposits	(4,793)	(2,189)	(4,826)
Increase (decrease) in FHLB advances	(10,508)	42,892	18,652

(*)	Our accounting system does not enable us to disclose gross loan originations and gross loan repayments for these periods primarily because transactions that do not involve the disbursement or receipt of cash, such as an internal refinancing or the conversion of a construction loan to a permanent mortgage loan, are recorded in the same manner as a loan disbursement or repayment. We have generated this information for the nine months ended September 30, 2004 manually for purposes of this prospectus. We intend to modify our accounting systems so that we can disclose gross originations and gross repayments in future periods. We anticipate that these modifications will be made in the first quarter of 2005.

     Capital Management. As a wholly-owned subsidiary of a mutual holding company, we have managed our capital to maintain strong protection for depositors and creditors. We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At September 30, 2004, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision — Regulation of Federal Savings Associations — Capital Requirements,” “Regulatory Capital Compliance” and note 9 of the notes to consolidated financial statements. In the fourth quarter of 2004 we undertook a restructuring of our balance sheet, which involved selling investment securities and repaying Federal Home Loan Bank advances. At December 31, 2004, we continued to exceed all of our regulatory capital requirements. See “Recent Developments.”

     This offering is expected to increase our equity by $15.7 to $24.8 million. See “Capitalization.” Following completion of this offering, we also will manage our capital for maximum stockholder benefit. The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity. Following the offering, we may use capital management tools such as cash dividends and common share repurchases. However, under Office of Thrift Supervision regulations, we will not be allowed to repurchase any shares during the first year following the offering, except to fund the restricted stock awards under the stock-based benefit plan, unless extraordinary circumstances exist and we receive regulatory approval.

     Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments and lines of credit. For information about our loan commitments and unused lines of credit, see note 12 of the notes to consolidated financial statements.

     Our accounting system does not enable us to disclose gross loan originations and gross loan repayments primarily because transactions that do not involve the disbursement or receipt of cash, such as an internal refinancing or the conversion of a construction loan to a permanent mortgage loan, are recorded in the same manner as a loan disbursement or repayment. We intend to modify our accounting systems so that we can disclose gross originations and gross repayments in future periods. We anticipate that these modifications will be made in the first quarter of 2005.

     For the nine months ended September 30, 2004 and the year ended December 31, 2003, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which covers guarantees such as standby letters of credit, performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding. Interpretation No. 45 requires a guarantor to recognize at the inception of a guarantee a liability in an amount equal to the fair value of the obligation undertaken in issuing the guarantee, and requires disclosure about the maximum potential payments that might be required, as well as the collateral or other recourse obtainable. The recognition and measurement provisions of Interpretation No. 45 were effective on a prospective basis after December 31, 2002, and its adoption on January 1, 2003 has not had a significant effect on our consolidated financial statements.

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” which establishes guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated by a company if that company will absorb a majority of expected losses, will receive a majority of expected residual loss, will receive a majority of expected residual returns, or both. Transfers to qualified special-purpose entities and certain other interests in a qualified-special purpose entity are not subject to the requirements of FIN 46. On December 17, 2003, the Financial Accounting Standards Board revised Interpretation No. 46 (FIN 46R) and deferred the effective date of FIN 46 to no later than the end of the first reporting period that ends after December 15, 2004 for public companies that file as small business issuers. For special-purpose entities, however, FIN 46 was required to be applied as of December 31, 2003. The adoption of FIN 46 and FIN 46R is not expected to have any effect on our consolidated financial statements.

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. This Statement did not have a material effect on our consolidated financial statements.

     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and

Equity.” This Statement provides new rules on the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. Such financial instruments include mandatorily redeemable shares, instruments that require the issuer to buy back some of its shares in exchange for cash or other assets, or obligations that can be settled with shares, the monetary value of which is fixed. Most of the guidance in Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 30, 2003. This Statement had no effect on our consolidated financial statements.

     In December 2003, the Financial Accounting Standards Board revised Statement of Financial Accounting Standards No. 132 “Employers’ Disclosures about Pensions and Postretirement Benefits.” This revised Statement requires additional disclosures about the assets, obligations and cash flows of defined benefit pension and postretirement plans, as well as the expense recorded for such plans. This Statement had no effect on our consolidated financial statements.

     In March 2004, the Emerging Issues Task Force ratified Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (EITF 03-1). EITF 03-1 provides guidance on the recognition and measurement of other-than-temporary impairments of debt and equity investments and requires certain disclosures related to unrealized losses. The recognition and measurement provisions of EITF 03-1 are effective for reporting periods beginning after June 15, 2004. We are in the process of determining the effect that EITF 03-1 will have on our consolidated financial statements.

     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” This Statement addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Statement No. 123 (R) eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires instead that such transactions be accounted for using a fair-value-based method. For public entities, the cost of employee services received in exchange for an award of equity instruments, such as stock options, will be measured based on the grant-date fair value of those instruments, and that cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). This Statement is effective for public entities that file as small business issuers, such as FedFirst Financial, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

Effect of Inflation and Changing Prices

     The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Board of Directors

     The boards of directors of FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank are each composed of seven members who are elected for terms of three years, approximately one-third of whom are elected annually. The same individuals comprise the boards of directors of all three companies. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Messrs. Griffith, Breslow and Boyer whom we employ as executive officers. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of September 30, 2004.

     Mr. Boyer was appointed to the board of directors of First Federal Savings Bank in June 2002, and his current term expires in 2007. In September 2004, he was appointed to the boards of FedFirst Financial MHC and FedFirst Financial. We expect that at the next annual meeting of the members of FedFirst Financial MHC and the next annual meeting of the shareholders of FedFirst Financial, Mr. Boyer will be nominated for terms ending in 2007 so that each class of directors will be as equal as possible.

     The following directors have terms ending in 2005:

     John M. McGinley has been the President of McGinley Maintenance, Inc. since 1959. Mr. McGinley is Chairman of the Board of Directors. Director since 1975. Age 78. Mr. McGinley is the father of Jack M. McGinley, who also serves as a director.

     Joseph U. Frye has served as President of Frye Construction since 1969. Mr Frye is also the owner of FCI Associates. Age 63. Director since 1996.

     John J. LaCarte has been the President of Model Cleaners, Uniforms & Apparel LLC since 1992. Age 37. Director since 1998.

     The following directors have terms ending in 2006:

     Peter D. Griffith has been President and Chief Executive Officer of First Federal Savings Bank since 1988. Prior to that, Mr. Griffith was Vice President — Mortgage Lending and Corporate Secretary of First Federal Savings Bank. He has also been President and Chief Executive Officer of FedFirst Financial MHC and FedFirst Financial since their formation in 1999. Age 63. Director since 1991.

     Jack M. McGinley has been the Chief Executive Officer of McGinley Maintenance, Inc. since 1981. Director since 1998. Age 49. Mr. McGinley is the son of John M. McGinley, who is Chairman of the Board.

     The following directors have terms ending in 2007:

     Richard B. Boyer has been President of Exchange Underwriters, Inc. since 1989. In June 2002, First Federal Savings Bank purchased an 80% interest in Exchange Underwriters, Inc., which had previously been 100% owned by Mr. Boyer. Mr. Boyer has also served as Vice President — Insurance of First Federal Savings Bank since 2003. Director since 2002. Age 46.

     Robert L. Breslow joined First Federal Savings Bank as Vice President and Chief Financial Officer in 1984 and became a Senior Vice President in 1993. He has also served as Senior Vice President and Chief Financial Officer of FedFirst Financial MHC and FedFirst Financial since their formation in 1999. Age 52. Director since 1998.

Executive Officers

     The Board of Directors annually elects the executive officers of FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank, who serve at the Board’s discretion. Our executive officers are:

Name	Position
Peter D. Griffith	President and Chief Executive Officer of FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank.

Robert L. Breslow	Senior Vice President and Chief Financial Officer of FedFirst Financial MHC, FedFirst Financial and First Federal Savings Bank.

Richard B. Boyer	Vice President — Insurance of First Federal Savings Bank; President of Exchange Underwriters

Linda S. Powell	Vice President — Branch Operations of First Federal Savings Bank and Vice President of FedFirst Financial MHC and FedFirst Financial.

DaCosta Smith, III	Vice President — Human Resources of First Federal Savings Bank and Vice President of FedFirst Financial MHC and FedFirst Financial.

Kevin G. Vitale	Vice President — Lending Operations of First Federal Savings Bank and Vice President of FedFirst Financial MHC and FedFirst Financial.

     Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for at least the last five years. Ages presented are as of September 30, 2004.

     Linda S. Powell has been a Vice President of First Federal Savings Bank since 1993 and the head of branch operations since 1988. Age 53.

     DaCosta Smith has served as the director of human resources for First Federal Savings Bank since 1984. Age 48.

     Kevin G. Vitale has been a Vice President of First Federal Savings Bank since 1993. Age 45.

Meetings and Committees of the Board of Directors

     We conduct business through meetings of our board of directors and its committees. During the year ended December 31, 2003, the board of directors of FedFirst Financial met 12 times and the Board of Directors of First Federal Savings Bank met 24 times. Our board of directors has standing Audit, Compensation and Nominating/Corporate Governance Committees, among others.

     In connection with the offering, FedFirst Financial has formed a standing Audit Committee. The committee currently consists of Messrs. Frye, LaCarte, John McGinley and Jack McGinley, who also make-up the standing Audit Committee of First Federal Savings Bank. The Audit Committee is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The board of directors of FedFirst Financial has designated Mr. LaCarte as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee of First Federal Savings Bank met four times during the year ended December 31, 2003.

     In connection with the offering, FedFirst Financial has formed a standing Compensation Committee. The committee currently consists of Messrs. Frye, LaCarte, John McGinley and Jack McGinley, who also make-up the standing Compensation Committee of First Federal Savings Bank. The Compensation Committee is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Compensation Committee of First Federal Savings Bank met twice during the year ended December 31, 2003.

     In connection with the offering, FedFirst Financial has established a standing Nominating/Corporate Governance Committee consisting of Messrs. Frye, LaCarte, John McGinley and Jack McGinley. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each annual meeting of stockholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, and developing a set of corporate governance polices and procedures. Each member of the Nominating/Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

     Each of FedFirst Financial’s committees listed above operates under a written charter, which governs its composition, responsibilities and operations.

     In addition, the board of directors of First Federal Savings Bank has Loan, Long Range Planning, Asset/Liability Management and Funds Management Committees.

Corporate Governance Policies and Procedures

     In addition to having established committees of the board of directors, FedFirst Financial has also adopted several policies to govern the activities of both FedFirst Financial and First Federal Savings Bank, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy sets forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of board committees;

•	succession planning;

•	convening executive sessions of independent directors;

•	the board of directors’ interaction with management and third parties; and

•	the evaluation of the performance of the board of directors and of the chief executive officer.

     The code of business conduct and ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

     Fees. Each non-employee director of First Federal Savings Bank receives a monthly fee of $1,800. Directors do not receive any additional fees based upon committee membership or attendance at board meetings. Neither FedFirst Financial nor FedFirst Financial MHC pays any fees to its directors.

     Director Fee Continuation Agreement. We have entered into individual agreements with members of our board of directors that provide the directors with a payment upon retirement in exchange for the directors’ continued service to First Federal Savings Bank. Each participating director is entitled to a benefit equal to $100 ($400 for the chairman) for each full year of service (including any partial year that a director served in the year of retirement) payable to the director, or his beneficiary, in annual installments over a period of ten years. Payments under these agreements commence on the first day of the month following the date the director retires following his 65th birthday (75th birthday for the chairman) and completion of ten full years of service with First Federal Savings Bank. In the event a director dies while serving on the board of directors, First Federal Savings Bank will pay an annual benefit equal to $100 ($400 for the chairman) for each full year of service from the date of first service to the date of death. The death payment will be made either in a lump sum or in installments at the discretion of First Federal Savings Bank. All payments under the agreements are subject to a vesting schedule of 10% for each full year of service with First Federal Savings Bank up to a maximum of 100%. The agreements terminate if a director voluntarily terminates service with First Federal Savings Bank prior to retirement or is terminated by First Federal Savings Bank without cause. The director, as severance, will then receive a sum equal to the accrued balance in his liability reserve account multiplied by his vested percentage. Severance payments under the agreements will be paid in ten annual installments with interest equal to the one-year treasury bill rate as of the date of the director’s termination of service.

     Director Split Dollar Arrangements. We have entered into split dollar life insurance agreements with members of the board of directors. These agreements provide the non-employee directors with a cash payment in the event they die while in service with us. Under the terms of the agreements, we are the owners of and pay all the premiums on the life insurance policies under which the individuals are insured. These life insurance policies are single premium policies. The premiums, which totaled $830,000, were paid in full in 1999 when the split dollar arrangements were entered into with the directors. Under the directors’ split-dollar arrangements, if a director is in service at the time of his death, his designated beneficiary is entitled to an amount equal to the lesser of $25,000 ($50,000 for the chairman), or the total insurance proceeds less the cash value of the policy. If a director is not in service at the time of his death, his designated beneficiary will receive a prorated benefit based on the director’s years of service with First Federal Savings Bank. The remainder of the death benefit under the agreements is owned by First Federal Savings Bank.

Executive Compensation

     Summary Compensation Table. The following information is provided for our President and Chief Executive Officer and other executive officers who received salary and bonus totaling $100,000 or more during the year ended December 31, 2004.

		Annual Compensation(1)
			Other Annual	All Other
Name and Position	Year	Salary	Compensation(2)(3)	Compensation(4)(5)(6)
Peter D. Griffith	2004	$162,225	$17,371	$18,569
President and Chief Executive	2003	157,500	17,916	17,929
Officer

Robert L. Breslow	2004	$105,824	$15,823	$12,212
Senior Vice President and	2003	100,800	16,620	9,681
Chief Financial Officer

Richard B. Boyer(7)	2004	$260,678	$6,025	$21,750
Vice President of First Federal	2003	288,835	7,532	25,530
Savings Bank and President of Exchange Underwriters

(1)	Compensation information for 2002 has been omitted as FedFirst Financial was neither a public company nor a subsidiary of a public company at that time.

(2)	Compensation for 2004 includes health insurance benefits of $6,552 and $8,749 for Messrs. Griffith and Breslow, respectively, and employer provided vehicle benefits of $8,062, $5,772 and $3,818 for Messrs. Griffith, Breslow and Boyer, respectively. Also includes $2,207 in employer provided cell phone benefits for Mr. Boyer.

(3)	Compensation for 2003 includes health insurance benefits of $7,158 and $9,526 for Messrs. Griffith and Breslow, respectively, and employer provided vehicle benefits of $8,062, $5,863 and $5,688 for Messrs. Griffith, Breslow and Boyer, respectively. Also includes $1,844 in employer provided cell phone benefits for Mr. Boyer.

(4)	Compensation for 2004 includes employer contributions to the First Federal Savings Bank Retirement Plan of $14,780 and $9,706 for Messrs. Griffith and Breslow, respectively, and an employer contribution to Exchange Underwriters’ 401(k) plan of $20,500 for Mr. Boyer. Also includes imputed income under split-dollar insurance arrangements of $1,789, $506 and $1,250 for Messrs. Griffith, Breslow and Boyer, respectively.

(5)	Compensation for 2003 includes employer contributions to the First Federal Savings Bank Retirement Plan of $14,358 and $9,254 for Messrs. Griffith and Breslow, respectively, and an employer contribution to Exchange Underwriters’ 401(k) plan of $24,000 for Mr. Boyer. Also includes imputed income under split-dollar life insurance arrangements of $1,571, $427 and $1,530 for Messrs. Griffith, Breslow and Boyer, respectively.

(6)	Compensation for both 2003 and 2004 includes a $2,000 service recognition award for each of Messrs. Griffith and Breslow.

(7)	Mr. Boyer’s salary, which includes commissions, was paid by Exchange Underwriters.

     Employment Agreements. Upon completion of the offering, we will enter into employment agreements with Peter D. Griffith and Robert Breslow. The agreements are intended to ensure that we will be able to maintain a stable and competent management base after the offering.

     The employment agreements will terminate on December 31, 2006, but may be extended for an additional year on an annual basis by our board of directors. The employment agreements provide the executives with a base salary which will be reviewed annually by the board of directors. The base salary in effect for the employment agreements will be $175,000 for Mr. Griffith and $114,000 for Mr. Breslow. In addition to the base salary, the employment agreements will provide for, among other things, discretionary bonuses, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements also provide that in the event the executive becomes disabled while employed by First Federal Savings Bank, he will receive 100% of his salary for six months following his termination of employment due to disability. The employment agreements provide for termination for cause, as defined in the agreements, at any time. If we choose to terminate an executive’s employment for reasons other than for cause, or if an executive resigns after specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any of our employee benefit plans during the remaining term of the employment agreement. We would also continue and/or pay for the executive’s life, health and dental coverage for the remaining term of the employment agreement. In the event we terminate an executive’s employment for reasons other than a change in control, he must adhere to a one-year non-competition agreement.

     Under the employment agreement, if voluntary (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of FedFirst Financial or First Federal Savings Bank, the executive or, if he dies, his beneficiary, would be entitled to a severance payment equal to 2.99 times the average of his base salary and bonus for the five preceding taxable years’ annual compensation. We would also continue the benefits the executive has received under our retirement programs in which he participated before a change in control and under any health, life or disability coverage for 36 months. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount. Mr. Griffith and Mr. Breslow will not be entitled to receive an excess parachute payment under the employment agreements. If a change in control occurred in 2005, and the executives’ employment was terminated, the total payments due under the agreements based solely on cash compensation and excluding benefits that would be payable under any employee benefit plans would equal approximately $477,000 for Mr. Griffith and $310,000 for Mr. Breslow.

     All reasonable costs and legal fees paid or incurred by Mr. Griffith or Mr. Breslow in any dispute or question of interpretation relating to the employment agreement will be paid by us if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreement also provides that we will indemnify Mr. Griffith and Mr. Breslow to the fullest extent legally allowable.

     Effective June 1, 2002, Exchange Underwriters entered into an employment agreement with Richard B. Boyer, chief operating officer of Exchange Underwriters. At the end of the six year term, Exchange Underwriters may renew Mr. Boyer’s employment agreement for an additional six years by giving written notice of renewal to Mr. Boyer not less than 90 days prior to the expiration of the first six year period. The agreement provides Mr. Boyer with a base salary of $100,000 per year, plus 20% of all commissions received by Exchange Underwriters from sales and/or renewals of insurance policies from a select insurance company specified in the agreement and 25% of all first-year commissions generated by Mr. Boyer and received by the company from sales of insurance policies to new customers. Mr. Boyer’s compensation may be reviewed by Exchange Underwriters in the event of a material change in his business responsibilities during the term of the agreement. In addition to cash compensation, Mr. Boyer is entitled to receive health and welfare benefits, including disability and life insurance, on an equivalent basis to senior officers of First Federal Savings Bank. In the event Mr. Boyer becomes disabled his employment under the agreement will continue for a period of six months following the commencement of his disability.

     Mr. Boyer’s employment agreement may be terminated by Exchange Underwriters with or without cause (as defined in the agreement) and by Mr. Boyer with at least 60 days written notice to Exchange Underwriters. In the event the agreement is terminated: (i) for cause, as a result of Mr. Boyer’s disability, or (ii) without cause, Exchange Underwriters will make monthly payments to Mr. Boyer for a period commencing on the termination date and ending on the scheduled expiration of the employment period. The payments will equal the sum of: (i) Mr. Boyer’s monthly base salary, plus (ii) the average monthly commissions paid to Mr. Boyer during the 12-month period ending on the termination date (or, if Mr. Boyer terminates employment due to disability, the average monthly commissions paid during the full period of employment). Mr. Boyer also shall be eligible for all health and welfare benefits for the remainder of the employment period. The agreement also restricts Mr. Boyer’s ability to compete in the market place for a period commencing on the effective date of the agreement and ending five years after the date in which Mr. Boyer ceases to be employed by Exchange Underwriters, unless Mr. Boyer is terminated without cause.

     Effective May 29, 2002, First Federal Savings Bank entered into an employment agreement with Mr. Boyer. Under the terms of the First Federal Savings Bank employment agreement, Mr. Boyer’s duties on behalf of First Federal Savings Bank are to operate Exchange Underwriters as its chief operating officer. Contributions to the First Federal Savings Bank supplemental executive retirement plan, on Mr. Boyer’s behalf, constitute First Federal Savings Bank’s total participation in Mr. Boyer’s compensation and benefits.

     Employee Severance Compensation Plan. In connection with the offering, we adopted the First Federal Savings Bank Employee Severance Plan to provide benefits to eligible employees upon a change in control of FedFirst Financial or First Federal Savings Bank. Eligible employees are those with a minimum of one year of service with us. Generally, any employee, other than officers who will enter into separate employment and change in control agreements with us, will be eligible to participate in the severance plan. A participant will be entitled to a severance benefit, if, following a change in control of FedFirst Financial or First Federal Savings Bank, the participant: (i) involuntarily terminates employment with us for reasons other than cause, or for declining a comparable position (as defined in the plan), or terminates employment with us after being offered a position with the successor employer that is not comparable. The severance benefit provided under the plan is equal to the product of a participant’s years of service with us from his or her date of hire through the termination date and (ii) one month’s base compensation. Under the terms of the plan, no eligible participant will receive a severance benefit less than one month’s base compensation or more than 100% of his or her annual base compensation. In addition to the change in control benefit, certain officers designated by the board of directors will also be eligible to receive a severance benefit in the event they are terminated in connection with a restructuring of the management team in place at the time of the offering. The severance benefit in that event will equal 100% of the designated officer’s current base salary as of the date of his or her termination. Based solely on 2004 cash compensation and assuming that a change in control had occurred at December 31, 2004, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $2.6 million.

     Consulting Agreement. Effective June 30, 1999, First Federal Savings Bank entered into a consulting agreement with Peter D. Griffith. Under the terms of the agreement, Mr. Griffith will serve as a consultant to First Federal Savings Bank for three years following his retirement from active service as an employee of First Federal Savings Bank. In exchange for his consulting services, Mr. Griffith will receive an annual consulting fee of $49,500. While Mr. Griffith is performing consulting services for First Federal Savings Bank, he is prohibited from engaging in, directly or indirectly, any business which is substantially similar to the business of First Federal Savings Bank, either as a partner, stockholder, officer, director or employee or other, within an area of 100 miles from First Federal Savings Bank’s principal location, unless First Federal Savings Bank consents.

     Split Dollar Arrangements. We have entered into split dollar life insurance agreements with Messrs. Griffith, Breslow, Boyer and Smith. These agreements provide the executives with a cash payment in the event they die while in service with us. Under the terms of the agreements, we are the owners of and pay all the premiums on the life insurance policies under which the individuals are insured. Under Mr. Boyer’s agreement, upon his death his designated beneficiary is entitled to $1,000,000 if he dies prior to age 65 and $500,000 if he dies after age 65. First Federal Savings Bank will be entitled to any remaining insurance proceeds. If Mr. Boyer terminates his employment prior to attaining his normal retirement age, his division of the insurance proceeds will be prorated based on his years of service with First Federal Savings Bank. Under the agreements with Messrs. Griffith, Breslow and Smith, if the executives are employed by First Federal Savings Bank at the time of their death, or if they are discharged without cause or retire from First Federal Savings Bank at or after completing 20 years of service and attaining age 65, the executives’ beneficiaries will receive a sum equal to five times the average of the insured’s highest two years of salary received in the final five years of service, or the total insurance proceeds less the cash value of the policy, whichever is less. If Messrs. Griffith, Breslow or Smith are not employed by First Federal Savings Bank at the time of their death by reason of voluntary resignation or early retirement, the executives’ beneficiaries will receive a prorated benefit based on the executive’s age at the time of death and First Federal Savings Bank will be entitled to the remaining insurance proceeds.

Benefit Plans

     401(k) Plan. We maintain the First Federal Savings Bank Retirement Plan, a tax-qualified defined contribution plan, for substantially all employees of First Federal Savings Bank who have attained age 21 and completed one year of service. Eligible employees may contribute up to 100% of their compensation to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2005, the limit is $14,000; provided, however, that participants over age 50 may contribute an additional $4,000 per year. Under the plan, we will match 100% of each participant’s first 2% of compensation deferred and 50% of the next 4% of compensation deferred under the plan, as long as the participant is employed by us on the last day of the plan year. Participants are always 100% vested in their salary deferrals and matching contributions. The plan also permits us to make discretionary contributions. The board of directors will determine each year the amount, if any, which will be contributed to the plan in the form of profit sharing contributions. In order to be eligible to receive a profit sharing contribution, participants must generally be employed as of the last day of the plan year. Participants vest in their profit sharing contributions, if any, at a rate of 20% per year over a five year period.

     The plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account in a variety of investment funds. Following the offering, the plan will add an additional investment alternative, the FedFirst Financial Stock Fund. The FedFirst Financial Stock Fund will permit participants to invest up to 100% of their deferrals in FedFirst Financial common stock. A participant who elects to purchase common stock in the offering through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See “The Stock Offering — Subscription Offering and Subscription Rights” and “—Limitations on Purchases of Shares.” The plan will purchase common stock for participants in the offering, to the extent that shares are available. After the offering, the plan will purchase shares in open market transactions. Participants will direct the stock fund trustee on the voting of shares purchased for their plan accounts. Dividends paid on shares held in the stock fund will be used to purchase additional shares.

     Employee Stock Ownership Plan. In connection with the offering, our board of directors has adopted an employee stock ownership plan for eligible employees of First Federal Savings Bank. Salaried employees who have attained age 21 and are employed by us as of the closing date of the offering begin participating in the plan as of that date. Thereafter, new salaried employees of First Federal Savings Bank who have completed 1,000 hours of service during a consecutive twelve month period and attained age 21 will be eligible to participate in the employee stock ownership plan as of the first entry date following their completion of the plan’s eligibility requirements.

     It is anticipated that we will engage an independent third party trustee to purchase, on behalf of the employee stock ownership plan, 3.92% of the total number of shares of FedFirst Financial issued in the offering, including shares issued to FedFirst Financial MHC (166,600, 196,000, 225,400 and 259,210 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively). It is anticipated that the employee stock ownership plan will fund its purchase in the offering through a loan from FedFirst Financial. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from First Federal Savings Bank’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated fifteen-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

     Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

     Participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 20% per year for each year of continuous service with First Federal Savings Bank over a five-year period. Credits for prior service will be given to reward long-term employees. A participant will become fully vested at retirement, upon death or disability, upon a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

     Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants’ accounts. See “Pro Forma Data.”

     The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. We intend to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. We expect to receive a favorable determination letter, but cannot guarantee that we will.

     Supplemental Executive Retirement Plan. We maintain the First Federal Executive Supplemental Retirement Plan for the purpose of providing Peter Griffith, Robert Breslow and DaCosta Smith, III with a supplemental benefit upon completion of 20 years of service with First Federal Savings Bank and attainment of age 65. The benefit is payable at age 68 in Mr. Griffith’s case and at age 65 for the other officers. The plan provides the executives with a lump sum payment upon retirement equal to the balance of each executive’s pre-retirement account and an annual index retirement benefit payable until the earlier of the executive’s payments reaching the maximum index retirement benefit payment, or the executive’s death. The index retirement benefit for any year is equal to the excess of the annual earnings, if any, on the life insurance policies purchased on behalf of the executives for the plan year, less the opportunity cost (as defined in the plan). An executive’s annual index retirement benefit will never exceed 100% of the executive’s compensation received in the executive’s final year of employment offset by First Federal Savings Bank’s contribution to its 401(k) plan and 50% of total social security. In the event an executive elects early retirement (attainment of age 55 and completion of 20 years of service), his benefit will be reduced based on a formula of age and percentage of benefit starting with 50% of his benefit at age 55 and increasing at a rate of 5% for each year up to 100% at age 65. In the event an executive voluntarily terminates service with First Federal Savings Bank prior to attaining early or normal retirement age, the executive will receive only the balance in his pre-retirement account in a lump sum within 30 days of his termination. If First Federal Savings Bank terminates an executive without cause prior to attaining age 65, the executive becomes disabled (as defined in the plan) and terminates service with First Federal Savings Bank or the executive is terminated in connection with a change in control (as defined in the plan), the executive will receive a lump sum supplemental retirement benefit within 30 days of his termination equal to the benefit he would have received had he been employed by First Federal Savings Bank until age 65. If an executive is terminated for cause (as defined in the plan) all rights and benefits under the plan are forfeited as of his termination date.

     First Federal Savings Bank has also entered into an executive supplemental retirement arrangement with Richard Boyer. Under the terms of Mr. Boyer’s agreement, normal retirement age is defined as age 55. If Mr. Boyer remains employed by First Federal Savings Bank until age 55, is terminated without cause (as defined in the agreement), or is terminated for just cause (as defined in the agreement), then, in either event, Mr. Boyer is entitled to receive the balance in his pre-retirement account as of the agreement’s normal retirement age in 15 equal annual installments commencing on the December 31st in the year in which he attains age 55. In addition, Mr. Boyer will be entitled to an annual index retirement benefit payable until his death. If Mr. Boyer terminates employment with First Federal Savings Bank prior to attaining age 55 (other than for just cause), Mr. Boyer will receive an annual benefit based on a formula of years of service and percentage of benefit starting with no benefit for less than one year of service and increasing at a rate of 20% for each year of service with 100% of the benefit earned after five years. If on or before the 20th anniversary of the date of Mr. Boyer’s agreement First Federal Savings Bank ceases to be adequately capitalized, First Federal Savings Bank will immediately pay Mr. Boyer the present value of all of the first 20 annual payments remaining to be made to him.

     Future Stock-Based Incentive Plan. Following the offering, we plan to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options equal to 4.9% of the total shares issued in the offering, including shares issued to FedFirst Financial MHC, and a number of shares of restricted stock equal to 1.96% of the total shares issued in the offering. Therefore, the number of shares reserved under the plan will range from 291,550 shares, assuming 1,912,500 shares are sold in the offering, to 453,617 shares, assuming 2,975,625 shares are sold in the offering.

     We may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of FedFirst Financial common stock. The acquisition of additional authorized, but unissued, shares by the stock-based incentive plan after the offering would dilute the interests of existing stockholders. See “Pro Forma Data.”

     We will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. We will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period, but FedFirst Financial may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of FedFirst Financial.

     The stock-based incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the stock-based incentive plan to stockholders for their approval, at which time we will provide stockholders with detailed information about the plan. Under current Office of Thrift Supervision Regulations, this plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than FedFirst Financial MHC, unless we obtain a waiver that allows approval by a different vote standard.

Transactions with FedFirst Financial and its Subsidiaries

     Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by First Federal Savings Bank to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal Savings Bank is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

     In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of First Federal Savings Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See “Regulation and Supervision — Regulation of Federal Savings Associations — Transactions with Related Parties.”

     The aggregate amount of loans to our officers and directors was $1.4 million at September 30, 2004, or approximately 3.5% of pro forma stockholders’ equity assuming that 2,250,000 shares are sold in the offering. These loans were performing according to their original terms at September 30, 2004.

     Other Related Transactions. Exchange Underwriters, Inc. leases an office building that is owned by Richard B. Boyer, a member of the board of directors, and his wife. The lease is for five years and expires on May 31, 2007. Lease payments are $1,435 per month, plus the cost of utilities. We believe that at the time Exchange Underwriters entered into the lease, the rental payments did not exceed the fair market value for similar office space.

Indemnification for Directors and Officers

     Our bylaws provide that we will indemnify all of our officers and directors to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Subscriptions by Executive Officers and Directors

     The following table presents certain information as to the approximate purchases of common stock by our directors and executive officers, including their associates, if any, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 29% of the shares sold in the offering to persons other than FedFirst Financial MHC. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. Based on the proposed purchases listed below, no director or officer would own more than 1% of our outstanding shares following completion of the offering. All directors and officers as a group would own 3.7% of our outstanding shares at the minimum of the offering range and 2.7% of our outstanding shares at the maximum of the offering range.

	Proposed Purchases of
	Stock in the Offering
	Number of	Dollar
Name	Shares	Amount
John M. McGinley	15,000	$150,000
Joseph U. Frye	15,000	150,000
John J. LaCarte	25,000	250,000
Peter D. Griffith	25,000	250,000
Jack M. McGinley	10,000	100,000
Richard B. Boyer	15,000	150,000
Robert L. Breslow	17,500	175,000
Linda S. Powell	10,000	100,000
DaCosta Smith, III	15,000	150,000
Kevin G. Vitale	10,000	100,000

All directors and executive officers as a group (10 persons)	157,500	$1,575,000

Regulation and Supervision

General

     First Federal Savings Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as its deposits insurer. First Federal Savings Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. First Federal Savings Bank must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and, under certain circumstances, the Federal Deposit Insurance Corporation to evaluate First Federal Savings Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on FedFirst Financial, FedFirst Financial MHC and First Federal Savings Bank and their operations. FedFirst Financial and FedFirst Financial MHC, as savings and loan holding companies, are required to file certain reports with, are subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. FedFirst Financial will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

     Certain of the regulatory requirements that are or will be applicable to First Federal Savings Bank, FedFirst Financial and FedFirst Financial MHC are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on First Federal Savings Bank, FedFirst Financial and FedFirst Financial MHC and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of Federal Savings Associations

     Business Activities. Federal law and regulations, primarily the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision, govern the activities of federal savings banks, such as First Federal Savings Bank. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

     Branching. Federal savings banks are authorized to establish branch offices in any state or states of the United States and its territories, subject to the approval of the Office of Thrift Supervision.

     Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

     The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular circumstances. At September 30, 2004 First Federal Savings Bank met each of these capital requirements. See note 9 of the notes to consolidated financial statements included in this prospectus.

     Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral. See “Our Business—Lending Activities—Loans to One Borrower.”

     Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

     Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like First Federal Savings Bank, it is a subsidiary of a holding company. If First Federal Savings Bank’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice.

     Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

     A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered “qualified thrift investments.” As of September 30, 2004, First Federal Savings Bank maintained 92.7% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

     Transactions with Related Parties. First Federal Savings Bank’s authority to engage in transactions with “affiliates” is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act as implemented by the Federal Reserve Board’s Regulation W. The term “affiliates” for these purposes generally means any company that controls or is under common control with an institution. FedFirst Financial, FedFirst Financial MHC and their non-savings institution subsidiaries would be affiliates of First Federal Savings Bank. In general, transactions with affiliates must be on terms that are as favorable to the institution as comparable transactions with non-affiliates. In addition, certain types of transactions are restricted to an aggregate percentage of the institution’s capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from an institution. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     The Sarbanes-Oxley Act of 2002 generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, First Federal Savings Bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons control, is limited. The law restricts both the individual and aggregate amount of loans First Federal Savings Bank may make to insiders based, in part, on First Federal Savings Bank’s capital position and requires certain board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers. For information about transactions with our directors and officers, see "Our Management—Transactions with First Federal Savings Bank.”

     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

     Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, as reported in the institution’s latest quarterly thrift financial report.

     Insurance of Deposit Accounts. First Federal Savings Bank is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution’s assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest.

     The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A material increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of First Federal Savings Bank. Management cannot predict what insurance assessment rates will be in the future.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During the four quarters ended September 30, 2004, Financing Corporation payments for Savings Association Insurance Fund members averaged 1.44 basis points of assessable deposits.

     The Federal Deposit Insurance Corporation may terminate an institution’s insurance of deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of First Federal Savings Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Federal Home Loan Bank System. First Federal Savings Bank is a member of the Federal Home Loan Bank System, which consists of (12) regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. First Federal Savings Bank, as a member of the Federal Home Loan Bank of Pittsburgh, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. First Federal Savings Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at September 30, 2004 of $8.5 million.

     The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

     Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

     The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the Office of Thrift Supervision to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

     First Federal Savings Bank received a “satisfactory” rating as a result of its most recent Community Reinvestment Act assessment.

Federal Reserve System

     The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $47.6 million; a 10% reserve ratio is applied above $47.6 million. The first $7.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. First Federal Savings Bank complies with the foregoing requirements.

Holding Company Regulation

     General. FedFirst Financial and FedFirst Financial MHC are savings and loan holding companies within the meaning of federal law. As such, they are registered with the Office of Thrift Supervision and are subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision has enforcement authority over FedFirst Financial and FedFirst Financial MHC and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to First Federal Savings Bank.

     Restrictions Applicable to Mutual Holding Companies. According to federal law and Office of Thrift Supervision regulations, a mutual holding company, such as FedFirst Financial MHC, may generally engage in the following activities: (1) investing in the stock of a savings association; (2) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company; (3) merging with or acquiring another holding company, one of whose subsidiaries is a savings association; and (4) any activity approved by the Federal Reserve Board for a bank holding company or financial holding company or previously approved by the Office of Thrift Supervision for multiple savings and loan holding companies. Recent legislation, which authorized mutual holding companies to engage in activities permitted for financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial service activities including insurance and securities.

     Federal law prohibits a savings and loan holding company, including a federal mutual holding company, from directly or indirectly, or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings association, or its holding company, without prior written approval of the Office of Thrift Supervision. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law, or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings association in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     If the savings association subsidiary of a savings and loan holding company fails to meet the qualified thrift lender test, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings association’s failure to so qualify.

     Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will continue in place after the proposed offering. FedFirst Financial is the stock holding company subsidiary of FedFirst Financial MHC. FedFirst Financial is permitted to engage in activities that are permitted for FedFirst Financial MHC subject to the same restrictions and conditions.

     Waivers of Dividends by FedFirst Financial MHC. Office of Thrift Supervision regulations require FedFirst Financial MHC to notify the Office of Thrift Supervision if it proposes to waive receipt of dividends from FedFirst Financial. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company’s board of directors determines that such waiver is consistent with such directors’ fiduciary duties to the mutual holding company’s members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with applicable accounting standards, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations. We anticipate that FedFirst Financial MHC will waive dividends that FedFirst Financial may pay, if any.

     Conversion of FedFirst Financial MHC to Stock Form. Office of Thrift Supervision regulations permit FedFirst Financial MHC to convert from the mutual form of organization to the capital stock form of organization. There can be no assurance of when, if ever, a conversion transaction will occur, and the board of directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction, a new holding company would be formed as the successor to FedFirst Financial, FedFirst Financial MHC’s corporate existence would end, and certain depositors of First Federal Savings Bank would receive the right to subscribe for additional shares of the new holding company. In a conversion transaction, each share of common stock held by stockholders other than FedFirst Financial MHC would be automatically converted into a number of shares of common stock of the new holding company based on an exchange ratio determined at the time of conversion that ensures that stockholders other than FedFirst Financial MHC own the same percentage of common stock in the new holding company as they owned in FedFirst Financial immediately before conversion. The total number of shares held by stockholders other than FedFirst Financial MHC after a conversion transaction would be increased by any purchases by such stockholders in the stock offering conducted as part of the conversion transaction.

     Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

     FedFirst Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, FedFirst Financial common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. FedFirst Financial will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration, under the Securities Act of 1933, of the shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of FedFirst Financial may be resold without registration. Shares purchased by an affiliate of FedFirst Financial will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If FedFirst Financial meets the current public information requirements of Rule 144, each affiliate of FedFirst Financial that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of FedFirst Financial or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, FedFirst Financial may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

     The Sarbanes-Oxley Act of 2002 implemented a number of legislative reforms intended to address corporate and accounting fraud. The Sarbanes-Oxley Act restricts the scope of services that may be provided by accounting firms to their public company audit clients and requires that any non-audit services provided to a public company audit client receive prior approval by the company’s audit committee. In addition, the Sarbanes-Oxley Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

     Under the Sarbanes-Oxley Act, bonuses issued to top executives before restatement of a company’s financial statements are subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan “blackout” periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. The legislation accelerated the time frame for disclosures by public companies and changes in ownership in a company’s securities by directors and executive officers.

     The Sarbanes-Oxley Act also increased the oversight of, and codified certain requirements relating to, audit committees of public companies and how they interact with the company’s “registered public accounting firm.” Among other requirements, companies must disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not.

     Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

Privacy Requirements of the GLBA

     The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Anti-Money Laundering

     The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”) significantly expanded the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT ACT provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

Other Regulations

     Interest and other charges collected or contracted for by First Federal Savings Bank are subject to state usury laws and federal laws concerning interest rates. First Federal Savings Bank’s loan operations are also subject to federal laws applicable to credit transactions, such as the:

•   Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•   Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•   Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•   Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•   Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•   rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

     The deposit operations of First Federal Savings Bank also are subject to the:

•   Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•   Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•   Check Clearing for the 21st Century Act (also known as “Check 21”), which, effective October 28, 2004, gave “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Federal and State Taxation

Federal Income Taxation

     General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2000. For its 2003 year, First Federal Savings Bank’s maximum federal income tax rate was 34%.

     FedFirst Financial and First Federal Savings Bank have entered into a tax allocation agreement. Because FedFirst Financial owns 100% of the issued and outstanding capital stock of First Federal Savings Bank, FedFirst Financial and First Federal Savings Bank are members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group FedFirst Financial is the common parent corporation. As a result of this affiliation, First Federal Savings Bank may be included in the filing of a consolidated federal income tax return with FedFirst Financial and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

     Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $2.5 million of our accumulated bad debt reserves would not be recaptured into taxable income unless First Federal Savings Bank makes a “non-dividend distribution” to FedFirst Financial as described below.

     Distributions. If First Federal Savings Bank makes “non-dividend distributions” to FedFirst Financial, the distributions will be considered to have been made from First Federal Savings Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from First Federal Savings Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in First Federal Savings Bank’s taxable income. Non-dividend distributions include distributions in excess of First Federal Savings Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of First Federal Savings Bank’s current or accumulated earnings and profits will not be so included in First Federal Savings Bank’s taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if First Federal Savings Bank makes a non-dividend distribution to FedFirst Financial, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. First Federal Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

     FedFirst Financial and its non-thrift Pennsylvania subsidiaries are subject to the Pennsylvania Corporation Net Income Tax and Capital Stock and Franchise Tax. The state Corporate Net Income Tax rate for fiscal years ended 2003, 2002 and 2001 was 9.99% and was imposed on FedFirst Financial’s and its non-thrift subsidiaries’ unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock Tax is a property tax imposed at the rate of .724% of a corporation’s capital stock value, which is determined in accordance with a fixed formula.

     First Federal Savings Bank is taxed under the Pennsylvania Mutual Thrift Institutions Tax Act (the “MTIT”), as amended, to include thrift institutions having capital stock. Pursuant to the MTIT, First Federal Savings Bank’s tax rate is 11.5%. The MTIT exempts First Federal Savings Bank from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with generally accepted accounting principles with certain adjustments. The MTIT, in computing income, allows for the exclusion of interest earned on Pennsylvania and federal securities, while disallowing a percentage of a thrift’s interest expense deduction in the proportion of interest income on those securities to the overall interest income of First Federal Savings Bank. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes. Neither FedFirst Financial nor First Federal Savings Bank have been audited by the Commonwealth of Pennsylvania in the last five years.

The Stock Offering

     The board of directors of FedFirst Financial has approved the plan of stock issuance. The Office of Thrift Supervision also has conditionally approved the plan of stock issuance; however, such approval does not constitute a recommendation or endorsement of the plan of stock issuance by such agency.

General

     On November 22, 2004, the board of directors of FedFirst Financial unanimously adopted the plan of stock issuance, pursuant to which FedFirst Financial will offer up to 49.9% of its common stock to qualifying depositors of First Federal Savings Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of FedFirst Financial and First Federal Savings Bank, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by FedFirst Financial from the sale of the common stock. If the offering is terminated, First Federal Savings Bank would be required to charge all offering expenses against current income. The Office of Thrift Supervision approved our plan of stock issuance, subject to the fulfillment of certain conditions.

     The following is a brief summary of the pertinent aspects of the offering. A copy of the plan of stock issuance is available from First Federal Savings Bank upon request and is available for inspection at the offices of First Federal Savings Bank and at the Office of Thrift Supervision. The plan of stock issuance is also filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Offering

     After considering the advantages and disadvantages of the offering, the board of directors of FedFirst Financial unanimously approved the offering as being in the best interests of FedFirst Corporation and First Federal Savings Bank. The board of directors concluded that the offering offers a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the offering.

     The offering will result in the raising of additional capital, which will support our future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a mutual holding company with a mid-tier stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including providing us the ability to use stock as a form of merger consideration. Since we will not be offering all of our common stock for sale in the offering, the minority stock issuance will result in less capital being raised in comparison to a full mutual-to-stock conversion. Therefore, the minority stock issuance permits us to control the amount of capital being raised and enables us to deploy the proceeds of the offering more prudently, while at the same time enabling us to grow our lending and investment activities. We will be able to raise additional capital in the future in the event we consummate a “second-step” conversion of FedFirst Financial MHC to stock form.

     The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

     The disadvantages of the offering considered by the board of directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market, the inability of stockholders other than FedFirst Financial MHC to obtain majority ownership of FedFirst Financial and First Federal Savings Bank, which may result in the perpetuation of our management and board of directors, and that new forms of corporate ownership and regulatory policies relating to the mutual holding company structure may be adopted from time to time which may have an adverse impact on stockholders other than FedFirst Financial MHC.

     Following the offering, a majority of our voting stock will still be owned by FedFirst Financial MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. FedFirst Financial MHC will be able to elect all of the members of FedFirst Financial’s board of directors, and will be able to control the outcome of most matters presented to our stockholders for resolution by vote. The matters as to which stockholders other than FedFirst Financial MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan. No assurance can be given that FedFirst Financial MHC will not take action adverse to the interests of other stockholders. For example, FedFirst Financial MHC could prevent the sale of control of FedFirst Financial or defeat a candidate for the board of directors of FedFirst Financial or other proposals put forth by stockholders.

     This offering does not preclude the conversion of FedFirst Financial MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, FedFirst Financial MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Risk Factors” and “Summary- Possible Conversion of FedFirst Financial MHC to Stock Form.”

     Effect on Liquidation Rights. Upon a complete liquidation of First Federal Savings Bank, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of First Federal Savings Bank. Except as described below, a depositor’s claim would be solely for the amount of the balance in such depositor’s deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of First Federal Savings Bank above that amount. Instead, the holder of First Federal Savings Bank’s common stock (i.e., FedFirst Financial) would be entitled to any assets remaining upon a liquidation of First Federal Savings Bank.

     Upon a complete liquidation of FedFirst Financial, the stockholders of FedFirst Financial, including FedFirst Financial MHC, would be entitled to receive the remaining assets of FedFirst Financial, following payment of all debts, liabilities and claims of greater priority of or against FedFirst Financial.

     Upon a complete liquidation of FedFirst Financial MHC, all depositors of First Federal Savings Bank at that time will be entitled, pro rata to the value of their deposit accounts, to a distribution of any assets of FedFirst Financial MHC remaining after payment of all debts and claims of creditors.

     There are no plans to liquidate First Federal Savings Bank, FedFirst Financial or FedFirst Financial MHC in the future.

Material Income Tax Consequences

     In connection with the stock offering we have received an opinion of counsel with respect to federal tax laws that no gain or loss will be recognized by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinion summarized below addresses all material federal income tax consequences that are generally applicable to persons receiving subscription rights.

     Muldoon Murphy & Aguggia LLP has issued an opinion to us that, for federal income tax purposes:

•   it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of FedFirst Financial to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

•   it is more likely than not that the tax basis to the holders of shares of common stock purchased in the stock offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the stock offering; and

the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

     The statements set forth in the first and second bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     The opinion of Muldoon Murphy & Aguggia LLP is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

     Under the plan of stock issuance, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

•   Persons with deposits in First Federal Savings Bank with balances aggregating $50 or more (“qualifying deposits”) as of September 30, 2003 (“eligible account holders”). For this purpose, deposit accounts include all savings, time and demand accounts.

•   Our employee stock ownership plan.

•   Persons with qualifying deposits in First Federal Savings Bank as of December 31, 2004 (“supplemental eligible account holders”), other than our officers, directors and their associates.

•   Depositors of First Federal Savings Bank as of January 31, 2005, who are not eligible or supplemental eligible account holders, and borrowers of First Federal Savings Bank who had loans outstanding on December 1, 1990 that continue to be outstanding as of January 31, 2005 (“other members”).

     The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of stock issuance. See “—Limitations on Purchases of Shares.” All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

     We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

     Category 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$150,000 of common stock (which equals 15,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than FedFirst Financial MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $143.1 million.

     If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of First Federal Savings Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in First Federal Savings Bank in the one year period preceding September 30, 2003.

     To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at September 30, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

     Category 2: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the offering to persons other than FedFirst Financial MHC. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 3.92% of the shares issued in the offering, including shares issued to FedFirst Financial MHC. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of stock issuance. If eligible account holders subscribe for all of the shares being sold, no shares will be available for our tax-qualified employee benefit plans. However, if we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering to persons other than FedFirst Financial MHC. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Office of Thrift Supervision.

     Category 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$150,000 of common stock (which equals 15,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than FedFirst Financial MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $137.9 million.

     If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at December 31, 2004. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

     Category 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each other member has the right to purchase up to the greater of $150,000 of common stock (which equals 15,000 shares) or one-tenth of 1% of the total offering of common stock issued to persons other than FedFirst Financial MHC. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

     To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at January 31, 2005 or each loan from First Federal Savings Bank that was outstanding on December 1, 1990 that continues to be outstanding on January 31, 2005. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

     Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of stock issuance, will terminate at 4:30 p.m., Eastern time, on March 21, 2005. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

     Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our passbook rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

     Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of stock issuance reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

     Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of stock issuance or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

     If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares in a community offering to the following persons in the following order of priority:

•   Natural persons and trusts of natural persons who are residents of Fayette, Washington and Westmoreland Counties, Pennsylvania; and

•   Other persons to whom we deliver a prospectus.

     We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

     Purchasers in the community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares). If shares are available for preferred subscribers in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of preferred subscribers in the community offering, shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred subscribers.

     The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

     The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering or Underwritten Public Offering

     The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O’Neill & Partners, L.P., acting as our agent. In such capacity, Sandler O’Neill may form a syndicate of other brokers-dealers who are NASD member firms. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Sandler O’Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O’Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until prior to the commencement of the syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

     The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

     Common stock sold in the syndicated community offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

     If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director and executive officer purchases discussed earlier, although no such purchases are currently intended. If other purchase arrangements cannot be made, we may either: terminate the stock offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order for shares of FedFirst Financial common stock; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

Plan of Distribution and Marketing Arrangements

     Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our stock information center and Sandler O’Neill & Partners, L.P. All prospective purchasers are to send payment directly to First Federal Savings Bank, where such funds will be held in a segregated savings account and not released until the offering is completed or terminated.

     We have engaged Sandler O’Neill, a broker-dealer registered with the NASD, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill will assist us in the offering as follows:

(1)	consulting as to the securities marketing implications of the offering;

(2)	reviewing with our board of directors the financial and securities marketing implications of the independent appraiser’s appraisal of the common stock;

(3)	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

(4)	assisting in the design and implementation of a marketing strategy for the offering;

(5)	assisting us in preparing for meetings with potential investors and broker-dealers; and

(6)	providing such other general advice and assistance as may be requested to promote the successful completion of the offering.

     For these services, Sandler O’Neill will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings, excluding shares sold to the employee stock ownership plan and to our officers, employees and directors and their immediate families. We have made an advance payment of $25,000 to Sandler O’Neill for these services. If there is a syndicated community offering, Sandler O’Neill will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering and other broker dealers will receive compensation for shares sold by them in the syndicated community offering. The fee to be paid to other broker-dealers in connection with shares sold by them in the syndicated community offering will be determined at the time of the syndicated community offering and will be in accordance with market and competitive practices at such time. The total fees paid to Sandler O’Neill and other NASD member firms in the syndicated community offering will not exceed 7.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

     We also will reimburse Sandler O’Neill for its legal fees and expenses associated with its marketing effort, up to a maximum of $50,000. If the plan of stock issuance is terminated or if Sandler O’Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

     We have also engaged Sandler O’Neill to act as conversion agent in connection with the offering. In its role as conversion agent, Sandler O’Neill will assist us in the offering as follows: (1) consolidation of accounts and development of a central file; (2) preparation of order and/or request forms; (3) organization and supervision of the stock information center; and (4) subscription services. For these services, Sandler O’Neill will receive a fee of $10,000 and reimbursement for its reasonable out-of-pocket expenses, which are currently anticipated not to exceed $25,000. We have made an advance payment of $2,500 to Sandler O’Neill for these services.

     Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold. Sandler O’Neill expresses no opinion as to the prices at which common stock to be issued may trade.

     Our directors and executive officers may participate in the offering by answering questions about our business. Trained employees may participate in the offering in ministerial capacities, such as providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Questions of prospective purchasers regarding the offering process will be directed to registered representatives of Sandler O’Neill. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, so as to permit officers, directors and employees to participate in the sale of the common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

     Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to us by 4:30 p.m., Eastern time, on March 21, 2005. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with First Federal Savings Bank. To purchase shares in the community offering, you must submit a properly completed and executed order form to us, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

     To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account and the account number. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

     We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of stock issuance, our interpretation of the terms and conditions of the plan of stock issuance and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering, unless extended.

     The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

     To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the end of the subscription and community offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

     Payment for Shares. Payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with First Federal Savings Bank. Subscription funds will be held by First Federal Savings Bank or, at our discretion, in an escrow account at an independent insured depository institution. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by check, bank draft or money order at our passbook rate from the date payment is received at the stock information center until the completion or termination of the offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the offering, unless the certificate matures after the date of receipt of the order form but before closing or termination of the offering, in which case funds will earn interest at the passbook rate from the date of maturity until the offering is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the offering. When the offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate.

     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

     Our individual retirement accounts (IRAs) do not permit investment in common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA with us to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

How We Determined the Offering Range and the $10.00 Purchase Price

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma value on a fully converted basis, as determined by an independent appraisal. The term “fully converted” means that the appraiser assumed that 100% of our stock had been sold to the public. We have retained RP Financial, LC, which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. RP Financial will receive fees totaling $40,000 for its appraisal services, plus reasonable out-of-pocket expenses. We have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering.

     RP Financial prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, RP Financial undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed our stock issuance application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited our facilities and had discussions with our management. RP Financial did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on RP Financial in connection with its appraisal.

     In connection with its appraisal, RP Financial reviewed the following factors, among others:

•   the economic make-up of our primary market area;

•   our financial performance and condition in relation to publicly traded subsidiaries of mutual holding companies that RP Financial deemed comparable to us;

•   the specific terms of the offering of our common stock;

•   the pro forma impact of the additional capital raised in the reorganization;

•   our proposed dividend policy;

•   conditions of securities markets in general; and

•   the market for thrift institution common stock in particular.

     Consistent with Office of Thrift Supervision appraisal guidelines, RP Financial’s analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and the price/assets method, all of which are described in its report. RP Financial’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” RP Financial placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. RP Financial compared the pro forma price/tangible book and price/core earnings ratios for FedFirst Financial to the same ratios for a peer group of comparable companies. The peer group consisted of ten publicly traded subsidiaries of mutual holding companies based in the Northeast, Southeast and Midwest United States. The peer group included companies with:

•   average assets of $1.1 billion;

•   average non-performing assets of 0.70% of total assets;

•   average loans of 54% of total assets;

•   average equity of 11.9% of total assets; and

•   average net income of 0.67% of average assets.

     On the basis of the analysis in its report, RP Financial has advised us that, in its opinion, as of December 3, 2004, our estimated pro forma market value on a fully converted basis was within the valuation range of $42,500,000 and $57,500,000 with a midpoint of $50,000,000.

     The following table presents a summary of selected pricing ratios for FedFirst Financial on a fully-converted basis, for the peer group companies on a fully-converted basis and for all publicly traded thrifts. Compared to the average pricing ratios of the peer group, FedFirst Financial’s pro forma pricing ratios at the midpoint of the offering range indicated a premium of 205% on a price-to-earnings basis and a discount of 25.5% on a price-to-tangible book value basis.

	Price to
	Earnings		Price to Book Value	Price to Tangible
	Multiple(1)		Ratio(2)	Book Value Ratio(2)
FedFirst Financial Corporation (pro forma):
Minimum	72.2	x	74.8%	76.2%
Midpoint	79.8		77.7	79.0
Maximum	88.3		81.2	82.5
Maximum, as adjusted	100.7		86.4	87.6

Peer Group (on a fully-converted basis):
Average	26.1	x	100.6%	105.9%
Median	24.4		100.3	104.4

All fully-converted, publicly-traded thrifts:
Average	18.5	x	165.1%	180.6%
Median	18.1		154.8	171.1

(1)	Ratios are based on earnings for the 12 months ended September 30, 2004 and share prices as of December 3, 2004.

(2)	Ratios are based on book value as of September 30, 2004 and share prices as of December 3, 2004.

     The price-to-earnings multiples set forth in the above table do not reflect the recognition of compensation expense in connection with stock options. New accounting guidance issued by the Financial Accounting Standards

Board in December 2004 requires the recognition of compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. The implementation of this accounting guidance will have a significant impact on pricing ratios of FedFirst Financial once it adopts a stock option plan and issues stock options and will likely have a significant impact on the peer group companies as well. The pro forma information presented under “Pro Forma Data” reflects an estimated expense for the stock option plan that may be adopted by FedFirst Financial and the resulting effect on the pro forma price-to-earnings multiples for FedFirst Financial.

     Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the valuation range was reasonable and adequate. Our board of directors determined that 45% of the shares of our common stock should be sold in the offering at a purchase price of $10.00 per share. Multiplying this percentage by RP Financial’s valuation range yielded an offering range of $19,125,000 to $25,875,000, with a midpoint of $22,500,000. Dividing these dollar amounts by the purchase price resulted in an offering range of between 1,912,500 and 2,587,500 shares, with a midpoint of 2,250,000 shares. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

     Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 2,975,625 shares without any further notice to you.

     No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, all funds would be promptly returned and all subscribers would be given the opportunity to place a new order. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

     Copies of the appraisal report of RP Financial, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Limitations on Purchases of Shares

     In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Community Offering or Underwritten Public Offering,” the plan of stock issuance provides for the following purchase limitations:

•	The aggregate amount of our outstanding common stock owned or controlled by persons other than FedFirst Financial MHC at the close of the offering shall be less than 50% of our total outstanding common stock.

•	Except for our tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $250,000 of the common stock (which equals 25,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	The aggregate amount of common stock acquired in the offering by any non-tax-qualified employee plan or any management person and his or her associates shall not exceed 4.9% of the (i) outstanding shares of common stock at the conclusion of the offering or (ii) the stockholders’ equity of FedFirst Financial at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such person will not be counted.

•	The aggregate amount of common stock acquired in the offering by any one or more tax-qualified employee plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of (i) the outstanding shares of common stock at the conclusion of the offering or (ii) the stockholders’ equity of the FedFirst Financial at the conclusion of the offering.

•	The aggregate amount of common stock acquired in the offering by all of our stock benefit plans, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than FedFirst Financial MHC.

•	The aggregate amount of common stock acquired in the offering by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or persons in the secondary market, shall not exceed 29% of (i) the outstanding shares of common stock held by persons other than FedFirst Financial MHC at the conclusion of the offering or (ii) the stockholders’ equity of FedFirst Financial held by persons other than FedFirst Financial MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax-qualified employee stock benefit plan that are attributable to such persons will not be counted.

     We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering to persons other than FedFirst Financial MHC. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

     In the event that we increase the maximum purchase limitation to more than 2% of the shares sold in the offering, orders for common stock in the community offering and syndicated community offering will be filled first to a maximum of 2% of the total number of shares sold in the offering and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares will be issued.

     In the event that we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

     The plan of stock issuance defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of stock issuance, our directors are not deemed to be acting in concert solely by reason of their Board membership.

     The plan of stock issuance defines “associate,” with respect to a particular person, to mean:

•   a corporation or organization other than FedFirst Financial MHC, FedFirst Financial or First Federal Savings Bank or a majority-owned subsidiary of FedFirst Financial MHC, FedFirst Financial or First Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•   a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•   any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of FedFirst Financial MHC, FedFirst Financial or First Federal Savings Bank or any of their subsidiaries.

     For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of stock issuance. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Delivery of Certificates

     Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

     Under Office of Thrift Supervision regulations, we may not for a period of one year from the date of the completion of the offering repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause First Federal Savings Bank’s regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers and Directors

     Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

     Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

     Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with First Federal Savings Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

     Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of stock issuance, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

     To the extent permitted by law, all interpretations by us of the plan of stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of stock issuance as a result of comments from regulatory authorities or otherwise.

     Completion of the offering requires the sale of all shares of the common stock within 90 days following approval of the plan of stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of stock issuance will be terminated and we will continue our business as a wholly owned subsidiary of FedFirst Financial MHC. We may terminate the plan of stock issuance at any time.

Restrictions on Acquisition of FedFirst Financial Corporation
and First Federal Savings Bank

General

     Certain provisions in the charter and bylaws of FedFirst Financial may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Mutual Holding Company Structure

     FedFirst Financial MHC will own a majority of the outstanding common stock of FedFirst Financial after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. For example, FedFirst Financial MHC may exercise its voting control to prevent a sale or merger transaction or to defeat a stockholder nominee for election to the board of directors of FedFirst Financial. It will not be possible for another entity to acquire FedFirst Financial without the consent of FedFirst Financial MHC. FedFirst Financial MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of FedFirst Financial.

Charter and Bylaws of FedFirst Financial

     Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our charter and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

     Beneficial Ownership Limitation. Our charter provides that for a period of five years from the date of the consummation of the initial stock offering of FedFirst Financial, no person other than FedFirst Financial MHC may acquire directly or indirectly the beneficial ownership of more than 10% of any class of an equity security of FedFirst Financial. In the event a person acquires shares in violation of this provision, all shares beneficially owned by such person in excess of 10% will be considered “excess shares” and will not be counted as shares entitled to vote or counted as voting shares in connection with any matters submitted to the stockholders for a vote. This provision does not apply to a transaction in which FedFirst Financial fully converts from the mutual holding company form of organization.

     Board of Directors.

     Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of FedFirst Financial.

     Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the remaining directors although less than a quorum of the board of directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next election of directors by the stockholders. Our bylaws provide that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

     Elimination of Cumulative Voting. The charter of FedFirst Financial provides that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.

     Qualification. The bylaws provide that no person will be eligible to serve on the board of directors who (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

     Stockholder Action by Written Consent; Special Meetings of Stockholders. Our stockholders must act only through an annual or special meeting or by unanimous written consent. The bylaws provide that the chairman of the board of directors, the president or a majority of the board of directors or holders of 10% or more of our outstanding shares may request the calling of a special meeting. The provisions of our charter and bylaws limiting stockholder action by written consent and calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called in accordance with the provisions of the bylaws. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action.

     Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. Advance notice of nominations or proposed business by stockholders gives the board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

     Stockholder Nominations. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the board of directors or by a stockholder who has given appropriate notice to FedFirst Financial before the meeting. Stockholder nominations must be in writing and delivered to the Secretary of FedFirst Financial at least 30 days prior to the date of the annual meeting, provided however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made, notice by a stockholder of his or her intention to nominate a director must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the annual meeting was made.

     Stockholder Proposals. A stockholder may not bring new business before an annual meeting unless the stockholder has given FedFirst Financial appropriate notice of its intention to bring that business before the meeting. A stockholder may propose new business at an annual meeting or special meeting, however, such business must be approved by the board of directors and stated in writing and filed with FedFirst Financial’s Secretary at least 30 days before the date of the annual meeting, provided however, that when public notice of the date of the annual meeting is less than 40 days, notice by the stockholder of a proposal must not be received later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was made to the public. Additionally, if such proposal is not presented, in writing, to FedFirst Financial’s Secretary at least 30 days prior to such meeting, such nomination or proposal shall be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter. A stockholder who desires to raise new business must provide certain information to FedFirst Financial concerning the nature of the new business, the stockholder and the stockholder’s interest in the business matter.

     Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our charter authorizes the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that FedFirst Financial MHC must always own a majority of our common stock.

Regulatory Restrictions

     Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Restrictions on Remutualization Transactions. Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. However, in June 2003 the Office of Thrift Supervision issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. The Office of Thrift Supervision will require empirical data that demonstrates that the minority stockholders are receiving a reasonable value in proportion to their interest in the company. If any of the pricing parameters specified by the Office of Thrift Supervision are exceeded, the Office of Thrift Supervision will consider requiring that the transaction be approved by a majority of the votes eligible to be cast by the members of the acquiring mutual and the target mutual holding company without the use of running proxies.

     Since the Office of Thrift Supervision policy on remutualization transactions was issued, there has been only one such transaction announced. It is likely that the pricing parameters imposed by the Office of Thrift Supervision policy will make remutualization transactions less attractive to mutual holding companies.

     Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of FedFirst Financial Corporation Capital Stock

Our common stock will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

     We are authorized to issue 20,000,000 shares of common stock having a par value of $0.01 per share and 10,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of our common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of stock issuance, all stock will be duly authorized, fully paid and nonassessable. We will not issue any shares of preferred stock in the offering.

Common Stock

     Dividends. We can pay dividends if, as and when declared by our board of directors. The payment of dividends is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by the board of directors out of funds legally available for dividends. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the offering, the holders of our common stock will possess exclusive voting rights in us. They will elect our board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of FedFirst Financial and First Federal Savings Bank,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of FedFirst Financial preferred stock may also possess voting rights.

     Liquidation. If there is any liquidation, dissolution or winding up of First Federal Savings Bank, FedFirst Financial, as the holder of First Federal Savings Bank’s capital stock, would be entitled to receive all of First Federal Savings Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of First Federal Savings Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of FedFirst Financial, the holders of its common stock would be entitled to receive all of the assets of FedFirst Financial available for distribution after payment or provision for payment of all its debts and liabilities. If FedFirst Financial issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     We will not issue any preferred stock in the offering and we have no current plans to issue any preferred stock after the offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock will be Registrar and Transfer Company.

Registration Requirements

     We have registered our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

     The legality of our common stock has been passed upon for us by Muldoon Murphy & Aguggia LLP, Washington, D.C. The federal tax consequences of the stock offering have been opined upon by Muldoon Murphy & Aguggia LLP. Muldoon Murphy & Aguggia LLP has consented to the references to its opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Luse Gorman Pomerenk & Schick PC, Washington, D.C.

Experts

     The consolidated financial statements of FedFirst Financial as of December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, included in this prospectus and in the registration statement have been audited by Edwards Sauer & Owens, P.C., an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     RP Financial, LC. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

Change in Accountants

     Prior to this offering, the financial statements of FedFirst Financial Mutual Holding Company were audited by Parente Randolph, LLC. While conducting audits, Parente Randolph also aided in the preparation of the financial statements, a non-audit service that might be considered prohibited for purposes of auditor independence under regulations of the Securities and Exchange Commission. At the time Parente Randolph performed the non-audit services, FedFirst Financial was not a public company and was not subject to Securities and Exchange Commission regulations. In connection with this offering and the filing of FedFirst Financial’s registration statement, on October 26, 2004, FedFirst Financial dismissed Parente Randolph and engaged Edwards Sauer & Owens P.C. to audit the consolidated financial statements of FedFirst Financial as of December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, included in this prospectus and in the registration statement.

     Parente Randolph’s reports on the financial statements of FedFirst Financial Mutual Holding Company for the past two years have not contained an adverse opinion or disclaimer of opinion, or been modified as to uncertainty, audit scope or accounting principles. The engagement of Edwards Sauer & Owens, P.C., which was required by the need for FedFirst Financial to comply with Securities and Exchange Commission regulations prohibiting auditors from performing non-audit services, was approved by the board of directors.

      There has not been any disagreement between Parente Randolph and FedFirst Financial with respect to the financial statements for 2002 or 2003 or during the subsequent period through the date of this prospectus, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Parente Randolph, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. Nor has any of Parente Randolph’s reports on the consolidated financial statements of FedFirst Financial Mutual Holding Company contained an adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope, or accounting principles. Parente Randolph has furnished a letter addressed to the Securities and Exchange Commission and filed as an exhibit to FedFirst Financial’s registration statement stating its agreement with the statements made herein.

Where You Can Find More Information

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the stock offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

     FedFirst Financial has filed an application for approval of the plan of stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center, Plaza 5, Suite 1600, Jersey City, New Jersey 07311.

     A copy of the plan of stock issuance and our charter and bylaws are available from us without charge.

     The appraisal report of RP Financial, LC has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

Index to Consolidated Financial Statements
FedFirst Financial Corporation

Page
Report of Independent Registered Public Accounting Firm	F-1

Consolidated Statements of Financial Condition as of September 30, 2004 (unaudited) and December 31, 2003 and 2002	F-2

Consolidated Statements of Income for the Nine Months Ended September 30, 2004 and 2003 (unaudited) and for the Years Ended December 31, 2003 and 2002	F-3

Consolidated Statements of Changes in Equity for the Nine Months Ended September 30, 2004 (unaudited) and for the Years Ended December 31, 2003 and 2002	F-4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2004 and 2003 (unaudited) and for the Years Ended December 31, 2003 and 2002	F-5

Notes to Consolidated Financial Statements	F-6

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

EDWARDS SAUER & OWENS, P.C.	Certified Public Accountants & Business Advisors 500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222 Phone: 412-281-9211 Fax: 412-281-2407 www.esocpa.com	A Professional Corporation Direct Dial:

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors
FedFirst Financial Corporation and Subsidiaries
Monessen, Pennsylvania

We have audited the accompanying consolidated statements of condition of FedFirst Financial Corporation and Subsidiaries (the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in equity and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We concluded our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FedFirst Financial Corporation and Subsidiaries as of December 31, 2003 and 2002 and the results of its operations and cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

/s/ Edwards Sauer & Owens, PC
Pittsburgh, Pennsylvania
December 1, 2004

FEDFIRST FINANCIAL CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	SEPTEMBER 30,
	2004	DECEMBER 31,	DECEMBER 31,
	(Unaudited)	2003	2002
ASSETS
Cash and cash equivalents
Cash and due from banks	$5,388,251	$6,373,293	$5,880,021
Interest-earning deposits	335,471	1,955,798	1,341,890

Total cash and cash equivalents	5,723,722	8,329,091	7,221,911
Securities available-for-sale	127,949,894	132,325,909	132,898,367
Securities held-to-maturity (fair value of $0, $0 and $22,219,465)	—	—	22,003,097
Loans receivable, net	156,507,524	165,483,855	107,420,357
Federal Home Loan Bank stock, at cost	8,488,200	8,913,500	6,384,300
Accrued interest receivable - loans	925,526	1,039,508	562,187
Accrued interest receivable - securities	798,959	710,611	957,350
Premises and equipment	2,172,111	2,241,596	2,448,407
Cash surrender value of bank-owned life insurance	6,485,729	6,138,000	5,561,922
Goodwill	1,079,865	1,079,865	1,006,339
Other assets	1,317,847	480,980	605,203
Deferred tax assets and tax credit carryforwards	1,597,983	1,345,621	332,200

Total assets	$313,047,360	$328,088,536	$287,401,640

LIABILITIES AND EQUITY
Deposits
Non-interest-bearing	$3,024,394	$2,600,102	$1,853,509
Interest-bearing	135,316,646	140,533,952	143,469,387

Total deposits	138,341,040	143,134,054	145,322,896
Federal Home Loan Bank advances	150,003,479	160,511,420	117,619,267
Advance payments by borrowers for taxes and insurance	805,739	653,349	358,700
Other liabilities	2,462,570	2,531,086	1,767,033

Total liabilities	291,612,828	306,829,909	265,067,896
Minority interest in subsidiary	72,987	94,760	31,248
Commitments and contingencies
Equity
Common stock $.01 par value;10,000,000 shares authorized; 100 shares issued and outstanding	1	1	1
Retained earnings - substantially restricted	21,530,173	21,136,151	20,796,274
Accumulated other comprehensive income (loss), net of deferred taxes of $(108,781), $14,278 and $775,932	(168,629)	27,715	1,506,221

Total equity	21,361,545	21,163,867	22,302,496

Total liabilities and equity	$313,047,360	$328,088,536	$287,401,640

See Notes to Consolidated Financial Statements

FEDFIRST FINANCIAL CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Interest income
Loans	$7,023,439	$6,358,153	$8,641,021	$7,173,662
Investment securities	3,399,687	3,431,024	4,616,618	8,016,371
Other interest-earning assets	141,193	191,684	229,557	305,435

Total interest income	10,564,319	9,980,861	13,487,196	15,495,468
Interest expense
Deposits	2,424,544	2,925,592	3,792,888	4,936,390
Federal Home Loan Bank advances	4,586,007	4,041,291	5,628,268	5,423,164

Total interest expense	7,010,551	6,966,883	9,421,156	10,359,554

Net interest income	3,553,768	3,013,978	4,066,040	5,135,914
Provision for loan losses	144,195	239,120	241,924	58,727

Net interest income after provision for loan losses	3,409,573	2,774,858	3,824,116	5,077,187
Noninterest income
Fees and service charges	323,843	387,200	425,031	389,786
Insurance commissions	1,191,191	1,334,969	1,694,200	1,349,969
Income from cash surrender value of bank-owned life insurance	172,729	204,272	268,775	243,369
Net gain on sales of securities available-for-sale	99,714	687,274	687,274	—
Net gain on sale of real estate owned	—	2,396	2,396	12,793
Other	42,626	56,910	141,708	82,200

Total noninterest income	1,830,103	2,673,021	3,219,384	2,078,117
Noninterest expense
Compensation and employee benefits	3,006,998	3,100,853	4,236,227	4,141,265
Occupancy	549,704	527,517	682,566	655,878
Insurance premiums	23,190	26,450	33,740	40,202
Data processing	203,913	175,613	236,886	249,016
Other	900,671	1,320,561	1,616,120	1,386,761

Total noninterest expense	4,684,476	5,150,994	6,805,539	6,473,122
Minority interest in net income of consolidated subsidiary	45,069	63,230	66,842	3,330

Income before income taxes	510,131	233,655	171,119	678,852
Income tax expense (benefit)	49,267	(103,502)	(172,088)	(7,906)

Net income after income taxes	460,864	337,157	343,207	686,758
Preacquisition earnings of subsidiary	—	—	—	(124,735)

Net income	$460,864	$337,157	$343,207	$562,023

Earnings per share:
Basic and diluted	$4,608.64	$3,371.57	$3,432.07	$5,620.23

See Notes to Consolidated Financial Statements

FEDFIRST FINANCIAL CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY AND COMPREHENSIVE INCOME

			Accumulated
			Other
	Common	Retained	Comprehensive	Total	Comprehensive
	Stock	Earnings	Income (Loss)	Equity	Income (Loss)
Balance at January 1, 2002	$1	$20,234,251	$1,139,683	$21,373,935
Comprehensive income
Net income	—	562,023	—	562,023	$562,023
Unrealized gain on securities available-for-sale, net of tax of $188,822	—	—	366,538	366,538	366,538

Total comprehensive income					$928,561

Balance at December 31, 2002	1	20,796,274	1,506,221	22,302,496
Comprehensive income
Net income	—	337,157	—	337,157	$337,157
Unrealized loss on securities available-for-sale, net of tax of $(215,103)	—	—	(417,553)	(417,553)	(417,553)
Reclassification adjustment, net of tax of $(354,050)	—	—	(687,274)	(687,274)	(687,274)

Total comprehensive loss for the nine
months ended September 30, 2003					$(767,670)

Balance at September 30, 2003 (unaudited)	$1	$21,133,431	$401,394	$21,534,826

Balance at January 1, 2003	$1	$20,796,274	$1,506,221	$22,302,496
Comprehensive income
Net income	—	343,207	—	343,207	$343,207
Unrealized loss on securities available-for-sale, net of tax of $(407,604)	—	—	(791,232)	(791,232)	(791,232)
Reclassification adjustment, net of tax of $(354,050)	—	—	(687,274)	(687,274)	(687,274)

Dividends paid by subsidiary	—	(3,330)	—	(3,330)

Total comprehensive loss					$(1,135,299)

Balance at December 31, 2003	1	21,136,151	27,715	21,163,867
Comprehensive income
Net income	—	460,864	—	460,864	$460,864
Unrealized loss on securities available-for-sale, net of tax of $(60,563)	—	—	(96,530)	(96,630)	(96,630)
Reclassification adjustment, net of tax of $(62,496)	—	—	(99,714)	(99,714)	(99,714)
Dividends paid by subsidiary	—	(66,842)	—	(66,842)

Total comprehensive income for the nine months ended September 30, 2004					$264,520

Balance at September 30, 2004 (unaudited)	$1	$21,530,173	$(168,629)	$21,361,545

See Notes to Consolidated Financial Statements

FEDFIRST FINANCIAL CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
	September 30,		Years Ended
	2004	2003	December 31,
	(Unaudited)		2003	2002
Cash flows from operating activities
Net income	$460,864	$337,157	$343,207	$562,023
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest in net income of consolidated subsidiary	45,069	59,900	66,842	3,330
Provision for loan losses	144,195	239,120	241,924	58,727
Provision for losses on other real estate owned	—	—	9,524	69,552
Depreciation	219,322	193,105	274,042	249,061
Net gain on sale of securities available-for-sale	(99,714)	(687,274)	(687,274)	—
Net gain on sales of real estate owned	—	(2,396)	(2,396)	(12,793)
Deferred income taxes	(129,303)	(181,351)	(251,767)	(291,834)
Net amortization of security premiums and loan fees	267,210	764,094	786,523	217,381
Loss on sale of premises and equipment	—	—	—	28,208
Amortization of investments in affordable housing projects	170,304	86,310	115,080	115,080
(Increase) decrease in accrued interest receivable	25,634	(564,326)	(230,582)	419,141
Increase in bank-owned life insurance	(172,729)	(204,272)	(268,775)	(243,369)
(Increase) decrease in other assets	(1,074,013)	(106,158)	40,031	251,021
Increase (decrease) in other liabilities	(68,516)	142,812	867,351	(384,539)

Net cash provided by (used in) operating activities	(211,677)	76,721	1,303,730	1,040,989
Cash flows from investing activities
Net loan repayments (originations)	8,755,454	9,101,573	16,884,692	(12,118,023)
Purchases of mortgage loans	—	(75,229,066)	(75,229,066)	—
Purchase of majority ownership in subsidiary, net cash received	—	(144,088)	(144,088)	(644,208)
Proceeds from maturities of and principal repayments of securities available-for-sale	39,187,207	114,045,147	127,673,161	116,422,091
Proceeds from sales of securities available-for-sale	34,299,621	27,289,197	27,126,635	—
Proceeds from maturities of and principal repayments of securities held-to-maturity	—	—	—	12,768,442
Purchases of securities available-for-sale	(69,521,030)	(133,977,962)	(134,563,650)	(128,769,671)
Purchases of premises and equipment	(149,837)	(115,156)	(67,231)	(45,624)
Decrease (increase) in Federal Home Loan Bank stock	425,300	(2,778,100)	(2,529,200)	(1,196,800)
Increase in goodwill	—	(73,526)	(73,526)	—
Proceeds from sales of other real estate	—	38,396	38,396	232,222
Proceeds from sale of premises and equipment	—	—	—	20,000
Purchase of bank-owned life insurance	(175,000)	(307,303)	(307,303)	(867,697)

Net cash provided by (used in) investing activities	12,821,715	(62,150,888)	(41,191,180)	(14,199,268)
Cash flows from financing activities
Net increase (decrease) in FHLB advances	(10,507,941)	63,494,747	42,892,153	18,651,910
Net decrease in deposits	(4,793,014)	(1,651,354)	(2,188,842)	(4,826,449)
Increase (decrease) in advance payments by borrowers for taxes and insurance	152,390	(17,408)	294,649	(303,047)
Dividends paid	(66,842)	—	(3,330)	—

Net cash provided by (used in) financing activities	(15,215,407)	61,825,985	40,994,630	13,522,414

Net increase (decrease) in cash and cash equivalents	(2,605,369)	(248,182)	1,107,180	364,135
Cash and cash equivalents, beginning of period	8,329,091	7,221,911	7,221,911	6,857,776

Cash and cash equivalents, end of period	$5,723,722	$6,973,729	$8,329,091	$7,221,911

Supplemental cash flow information:
Cash paid for:
Interest on deposits, advances, and other borrowings	$7,026,198	$6,878,570	$9,441,759	$10,387,976

Income taxes	$69,400	$126,020	$149,971	$163,250

Supplememental cash flow information:
Real estate acquired in settlement of loans	$—	$38,952	$38,952	$107,524

Net assets acquired in purchase of subsidiary	$—	$—	$—	$415,502

Securities transferred from held-to-maturity to available-for-sale	$—	$22,003,097	$22,003,097	$—

See Notes to Consolidated Financial Statements

FedFirst Financial Corporation
And Subsidiaries

Notes to Consolidated Financial Statements

1. Summary Of Significant Accounting Policies

     Nature Of Operations

The accompanying consolidated financial statements include the accounts of FedFirst Financial Corporation, a federally-chartered holding Company (the “Company”), whose wholly owned subsidiaries are First Federal Savings Bank (the “Bank”), a federally-chartered stock savings bank, and FedFirst Exchange Corporation (“FFEC”). FFEC has an 80% controlling interest in Exchange Underwriter’s, Inc. The Company is wholly-owned by FedFirst Financial Mutual Holding Company (“FFMHC”), a federally-chartered mutual holding company. FFMHC has had virtually no operations and assets other than an investment in the Company, and is not included in these financial statements. All significant intercompany transactions have been eliminated.

Effective June 1, 2002, FFEC acquired for cash 80% of the common stock of Exchange Underwriters, Inc. in a transaction accounted for as a purchase. Exchange Underwriter’s, Inc. is a full-service, independent insurance agency that offers property and casualty, life, health, commercial liability, surety and other insurance products. Included in the consolidated statements are the full operations for the calendar year 2002 with pre-acquisition earnings (January 1, 2002 to May 31, 2002) shown as a reduction to income.

The Bank provides a full range of banking services to individual and business customers from its seven locations in southwestern Pennsylvania. In 2002, with the purchase of an 80% controlling interest in Exchange Underwriter’s, Inc., the Bank entered into the insurance and brokerage business in southwestern Pennsylvania. The Bank is subject to competition from other financial institutions and to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

     Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Investment Securities

Debt securities that the Company has the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are reported at amortized cost. Debt and equity securities not classified as held-to-maturity securities are classified as securities available-for-sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Interest income includes amortization of purchase premium or discount. Premiums and discounts are amortized using the level yield method. Net gain or loss on the sale of securities is based on the amortized cost of the specific security sold.

     Loans

Mortgages on real estate and other loans are stated at the outstanding principal amount of the loans, net of premiums and discounts on loans purchased, deferred loan costs, the allowance for loan losses and loans in process. Interest income on loans is accrued and credited to interest income as earned. Loans are generally placed on nonaccrual status when they become delinquent 90 days or more as to principal or interest or when it appears that principal or interest is uncollectible. Interest accrued prior to a loan being placed on nonaccrual status is subsequently reversed. Interest income on nonaccrual loans is recognized only in the period in which it is ultimately collected. Loans are returned to an accrual status when factors indicating doubtful collectibility no longer exist.

The Company defines the population of impaired loans to be all nonaccrual commercial real estate and multi-family loans. Impaired loans are individually assessed to determine whether the loan’s carrying value is not in excess of the fair value of the collateral or the present value of the loan’s expected future cash flows. Smaller balance homogeneous loans that may be collectively evaluated for impairment, such as residential mortgage loans and installment loans, are specifically excluded from the impaired loan portfolio.

Loan fees, and certain direct loan origination costs for originating mortgage loans, are deferred and the net fee or cost is amortized to interest income as a yield adjustment over the contractual lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that in management’s judgment should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, peer group information, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other factors. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is evaluated in total for smaller-balance loans of similar nature, such as residential mortgage and consumer loans, and on an individual basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported net at the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred. Total advertising expense was $55,073, $56,592, $81,949 and $94,958 for the nine month periods ended September 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002, respectively.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Real Estate Owned

When properties are acquired through foreclosure, they are transferred at the lower of the book value or estimated fair value and any required write-downs are charged to the allowance for loan losses. Subsequently, such properties are carried at the lower of the adjusted cost or fair value less estimated selling costs. Estimated fair value of the property is generally based on an appraisal. The Company maintains an allowance for real estate owned losses for subsequent declines in estimated fair value. Expenses of holding foreclosed properties, net of other income, are charged to operations as incurred. Gains and losses from sales of such properties are recognized as incurred.

     Premises And Equipment

Land is carried at cost. Office properties and equipment are carried at cost less accumulated depreciation and amortization. Office buildings and improvements are depreciated using the straight-line method using useful lives ranging from 10 to 40 years. Furniture, fixtures, ad equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years. Charges for maintenance and repairs are expensed as incurred.

     Bank Owned Life Insurance

The Company purchased insurance on the lives of certain employees. The policies accumulate asset values to meet future liabilities including the payment of employee benefits. Increases in the cash surrender value are recorded as noninterest income in the Consolidated Statement of Income. The cash surrender value of bank owned life insurance is recorded as an asset on the Consolidated Statement of Financial Condition.

     Goodwill

Goodwill represents the excess of the cost of Exchange Underwriters, Inc. as of June 1, 2002 over the fair value of its net assets. The Company adopted the provisions of SFAS 142 which requires that goodwill be reported separate from other intangible assets in the statement of financial condition and not be amortized but tested for impairment annually, or more frequently if impairment indicators arise for impairment. During 2003, additional payments totaling $73,526 were made for contingent additional purchase price. No impairment charge was deemed necessary for the nine months ended September 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002.

     Income taxes

The provision for income taxes is the total of the current year income tax due or refundable and the change in the deferred tax assets and liabilities. Deferred tax assets and liabilities are the estimated future tax consequences attributable to differences between the financial statements’ carrying amounts of existing assets and liabilities and their respective tax bases, computed using enacted tax rates. The realization of deferred tax assets is assessed and a valuation allowance provided, when necessary, for that portion of the asset, which is not likely to be realized. Management believes, based upon current facts, that it is more likely than not there will be sufficient taxable income in future years to realize the deferred tax assets.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Investment in affordable housing projects

The Company accounts for its limited partnership interests in affordable housing projects under the cost-recovery method. The investment is included in other assets in the consolidated statement of financial condition. The Company receives tax credits each year over a ten-year period, contingent upon the affordable housing projects meeting certain qualified tenant occupancy rates as defined in the Internal Revenue Code Section 42. The investment totaling $249,582 at September 30, 2004 (unaudited) and $359,954 and $345,240 at December 31, 2003 and 2002, respectively, is being amortized in proportion to the current year tax credit over the total tax credit available. The tax credit is recorded as a direct reduction of income tax expense. The Company recorded tax credits of $142,191 for the nine months ended September 30, 2004 and 2003 (unaudited) and $189,588 in 2003 and 2002. At September 30, 2004 (unaudited), December 31, 2003 and 2002, $652,098, $591,648 and $401,999, respectively, of the credit was not able to be used to offset current income tax. The credit has been reflected as an asset, and is available to be used to offset future taxes with the credits expiring in years 2011 through 2024.

     Comprehensive Income

The Company is required to present comprehensive income and its components in a full set of general purpose financial statements for all periods presented. Other comprehensive income is comprised exclusively of net unrealized holding gains (losses) on its available-for-sale securities. The Company has elected to report the effects of its other comprehensive income as part of the statement of changes in equity.

     Federal Home Loan Bank System

The Company is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh (FHLB) of 1 percent of its outstanding conventional mortgage loans, .3 percent of its total assets or 1/20 of its advances (borrowings), whichever is greater. Deficiencies, if any, in the required investment at the end of any reporting period are purchased in the subsequent reporting period. The Company receives dividends on its FHLB capital stock, which are included in interest income. The investment is carried at cost. No ready market exists for the stock, and it has no quoted market value.

     Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as those amounts included in the statement of financial condition as cash and due from banks and interest-earning deposits.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Earnings Per Common Share

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. The weighted average common shares outstanding were 100 for the nine months ended September 30, 2004 and 2003 (unaudited) and the years ended December 31, 2003 and 2002. There were no potentially dilutive securities for the periods ended September 30, 2004 and 2003 (unaudited) or the years ended December 31, 2003 and 2002.

     Unaudited Periods

Balances as of September 30, 2004 and for the nine months ended September 30, 2004 and 2003 have not been audited. In the opinion of management, all adjustments consisting of normal recurring adjustments that are necessary for a fair presentation of the unaudited periods have been reflected.

     Recent Accounting Pronouncements

In January, 2003 and December, 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, and Revised Interpretation No. 46, a revision of Interpretation No. 46 in an effort to expand upon and strengthen existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities, and activities of another entity. The objective of this interpretation is not to restrict the use of variable interest entities but to improve financial reporting by companies involved with variable interest entities. Until now, one company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. This interpretation changes that, by requiring a variable interest entity to be considered by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. The consolidation requirements of this interpretation apply immediately to variable interest entities created after January 31, 2003, and will apply to previously established entities in the fourth quarter of 2004, except for special purpose entities, for which the provisions are applicable for periods ending after December 15, 2003. In the fourth quarter of 2004, management completed its evaluation of its investments in affordable housing partnerships in connection with the criteria established under the interpretation. The Company was not determined to be the primary beneficiary of these projects, therefore the interpretation did not have an impact on the Company’s accounting for these partnerships.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

In December 2003 the Financial Accounting Standards Board (“FASB”) revised FAS No. 132, Employers’ Disclosures About Pension and Other Postretirement Benefits. This statement retains the disclosures required by the original FAS No. 132, which standardized the disclosure requirements for pensions and other postretirement benefits to the extent practicable and requires additional information on changes in the benefit obligations and fair value of plan assets. Additional disclosures include information describing the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows and components of the periodic benefit cost recognized during interim periods. This statement retains reduced disclosure requirements for nonpublic entities from FAS No. 132, and it includes reduced disclosure for certain of the new requirements. This statement is effective for financial statements with fiscal years ending after December 15, 2003. The interim disclosures required by this statement are effective for interim periods beginning after December 15, 2003. The adopting of this statement did not have a material effect on the Company’s disclosure requirements.

In April 2003 the FASB issued FAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS No. 133. The amendments set forth in FAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in FAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. FAS No. 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. This statement is effective for contracts entered into or modified after September 30, 2003. The guidance should be applied prospectively. The provisions of this statement that relate to FAS No. 133, Implementation Issues, that have been effective for fiscal quarters that began prior to September 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after September 30, 2003. The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

In May 2003 the FASB issued FAS No. 150, Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Such instruments may have been previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of this statement did not have a material effect on the Company’s reported equity.

In December 2003 the American Institute of Certified Public Accountants, Inc. issued Statement of Position (SOP) 03-3 Accounting for Certain Loans or Debt Securities Acquired in a Transfer. This SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investors initial investment in loans or debt securities (loan) acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes such loans acquired in purchase business combinations and applies to all non-governmental entities, including not-for-profit organizations. This SOP does not apply to loans originated by the entity. This SOP is effective for loans acquired in fiscal years beginning on or before December 2004, and within the scope of Practice Bulletin 6, paragraphs 7 and 9 of this SOP, as they apply to decrease in cash flows expected to be collected, should it be applied prospectively for fiscal years beginning after December 15, 2004. The Company will evaluate how this SOP will apply to future acquisitions of loans.

In November 2003, the Emerging Issues Task Force (EITF) of the FASB issued EITF Abstract 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (EIFT 03-1). The quantitative and qualitative disclosure provisions of EITF 03-1 were effective for years ending after December 15, 2003 and were included in the Company’s 2003 financial statements. In March 2004, the EITF issued a Consensus on Issue 03-1 requiring that the provisions of EITF 03-1 be applied for reporting periods beginning after June 15, 2004 to investments accounted for under SFAS No. 115 and 124. On September 30, 2004, the FASB delayed the effective date for the measurement and recognition guidance contained in paragraphs 10-20 of EITF 03-1. EITF 03-1 establishes a three-step approach for determining whether an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. The Company is in the process of determining the impact that this EITF may have on its financial statements.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

2. Investment Securities

The amortized cost and estimated fair value of securities (in thousands) are as follows:

	September 30, 2004 (unaudited)
		Gross
	Amortized	Unrealized		Estimated Fair
	Cost	Gains	Losses	Value
Available-for-sale securities:
U.S. Government and agency obligations	$34,419	$11	$(295)	$34,135
Mortgage-backed securities – government agencies	31,952	375	(94)	32,233
Guaranteed REMIC pass-through certificates	59,128	79	(375)	58,832
Corporate debt securities	2,495	21	(6)	2,510
Other debt securities	184	6	—	190
Equity securities	50	—	—	50

	$128,228	$492	$(770)	$127,950

The following table (in thousands) presents gross unrealized losses and fair value of investments aggregated by investment category and length of time that individual securities have been in a continuous annualized loss position as of September 30, 2004 (unaudited).

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Description of Securities
U.S. Government and agency obligations	$30,390	$(250)	$1,985	$(45)	$32,375	$(295)
Mortgage-backed Securities	6,183	(40)	5,578	(54)	11,761	(94)
Guaranteed REMIC pass-through certificates	32,978	(258)	5,856	(117)	38,834	(375)
Corporate debt securities	1,487	(6)	—	—	1,487	(6)

Total temporarily impaired Securities	$71,038	$(554)	$13,419	$(216)	$84,457	$(770)

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

	December 31, 2003
		Gross
	Amortized	Unrealized		Estimated Fair
	Cost	Gains	Losses	Value
Available-for-sale securities:
U.S. Government and agency obligations	$37,673	$25	$(186)	$37,512
Mortgage-backed securities	40,666	412	(252)	40,826
Guaranteed REMIC pass-through certificates	46,667	176	(395)	46,448
Corporate debt securities	7,030	254	—	7,284
Other debt securities	248	8	—	256

	$132,284	$875	$(833)	$132,326

The following table (in thousands) presents gross unrealized losses and fair value of investments aggregated by investment category and length of time that individual securities have been in a continuous annualized loss position as of December 31, 2003.

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Description of Securities
U.S. Government Agency Obligations	$12,487	$(186)	$—	$—	$12,487	$(186)
Mortgage-backed Securities – government agencies	13,242	(211)	4,809	(41)	18,051	(252)
Guaranteed REMIC pass-through certificates	29,127	(376)	150	(19)	29,277	(395)

Total temporarily impaired securities	$54,856	$(773)	$4,959	$(60)	$59,815	$(833)

The policy of the Company is to recognize an other than temporary impairment on equity

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

securities where the fair value has been significantly below cost for three consecutive quarters. For fixed maturity investments with unrealized losses due to interest rates where the Company has the positive intent and ability to hold the investment for a period of time sufficient to allow a market recovery, declines in value below cost are not assumed to be other than temporary. The Company reviews its position quarterly and has asserted that at September 30, 2004 (unaudited) and December 31, 2003, the declines outlined in the above tables represent temporary declines and the Company does have the intent and ability to hold those securities either to maturity or to allow a market recovery.

The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit rating changes, or company-specific rating changes that are not expected to result in the non-collection of principal and interest during the period.

	December 31, 2002
		Gross
	Amortized	Unrealized		Estimated Fair
	Cost	Gains	Losses	Value
Available-for-sale securities:
U.S. Government and agency obligations	$3,105	$15	$—	$3,120
Mortgage-backed securities – government agencies	54,139	1,168	(64)	55,243
Guaranteed REMIC pass-through certificates	61,034	673	(48)	61,659
Corporate debt securities	12,338	925	(387)	12,876

	$130,616	$2,781	$(499)	$132,898

Held-to-maturity securities:
Mortgage-backed securities	$2,754	$83	$—	$2,837
Guaranteed REMIC pass-through certificates	18,762	119	(1)	18,880
Other debt securities	487	15	—	502

	$22,003	$217	$(1)	$22,219

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

The amortized cost and estimated fair value of securities at September 30, 2004 (unaudited) by contractual maturity were as follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Estimated
Fair
Value
(in thousands)
Due in one year or less	$1,072
Due from one to five years	28,973
Due from five to ten years	8,785
Due after 10 years	89,120

$127,950

Securities with amortized cost and fair value of $51,262,569 and $51,569,928 and $97,299,872 and $97,166,179 at September 30, 2004 (unaudited) and December 31, 2003, respectively, were pledged to secure FHLB advances, public deposits and for other purposes required or permitted by law.

In January 2003, based upon the overall investment outlook, the Company elected to recharacterize all of the then held-to-maturity securities to available-for-sale securities. At the time of transfer the securities had an amortized cost and fair value of $22,003,097 and $22,219,465, respectively.

Proceeds from the sales of securities available for sale were $34,299,621 and $27,289,197 and $27,126,635 and $0 for the nine months ended September 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002, respectively. Gross realized gains and losses from sales of available for sale securities were as follows:

	Nine Months’ Ended		Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Gross gains	$138,737	$692,579	$692,579	$—
Gross losses	(39,023)	(5,305)	(5,305)	—

Net gain	$99,714	$687,274	$687,274	$—

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

3. Loans Receivable

Loans receivable at period end are summarized (in thousands) as follows:

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)
Real estate mortgage
One-to-four family	$111,448	$115,191	$84,355
Multi-family	27,158	31,108	1,083
Commercial	1,734	2,799	2,571
Residential construction	5,111	2,436	5,181
Commercial construction	2,858	1,500	1,657
Consumer
Education and consumer	2,398	2,674	2,973
Home equity	6,616	7,808	9,153
Loans on savings accounts	264	291	297
Home improvement	762	999	1,437
Commercial	903	971	580

	159,252	165,777	109,287
Premiums on loans purchased	598	740	—
Net deferred loan costs	394	413	397
Discounts on loans purchased	(186)	(218)	—
Loans in process	(2,825)	(503)	(1,739)
Allowance for loan losses	(725)	(725)	(525)

Loans receivable, net	$156,508	$165,484	$107,420

At September 30, 2004 and 2003 (unaudited), December 31, 2003 and 2002, the Company serviced $294,421, $1,306,680, $1,270,106 and $1,489,588, respectively, of loans for investors. Mortgage servicing rights related to these loans are not material. Corresponding escrow funds, which are held for investors, amounted to approximately $10,928, $11,583, $32,886 and $33,797, respectively. These amounts have not been reflected in the accompanying consolidated financial statements.

The Company’s primary lending area is southwestern Pennsylvania. The Company requires collateral on all real estate exposures and generally maintains loan to value ratios of no greater than 80%.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

Certain directors and officers of the Company have obtained loans from the Company on various occasions. A summary of such loans made by the Company in the ordinary course of business is as follows:

	September 30,	December 31,
	2004	2003
	(Unaudited)
Beginning balance	$1,374,000	$1,517,000
New loans	35,000	16,000
Repayments	(5,000)	(159,000)

Ending balance	$1,404,000	$1,374,000

Activity in the allowance for loan losses was as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
Beginning balance	$725,000	$525,000	$525,000	$525,000
Provision for loan losses	144,195	239,120	241,924	58,727
Charge-offs	(144,195)	(39,120)	(42,460)	(58,727)
Recoveries	—	—	536	—

	$725,000	$725,000	$725,000	$525,000

At September 30, 2004 (unaudited), December 31, 2003 and 2002, and during the periods then ended, there were no significant loans deemed to be impaired.

Nonperforming loans (in thousands) were as follows:

	September 30,	December 31,
	2004	2003	2002
	(unaudited)
Loans past due over 90 days still on accrual	$45	$182	$110
Nonaccrual loans	$282	$448	$457

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

4. Premises And Equipment

Premises and equipment are summarized by major classifications as follows:

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)
Land	$425,947	$425,947	$425,947
Buildings and leasehold improvements	3,660,064	3,632,452	3,626,902
Furniture, fixtures and equipment	1,792,266	1,871,898	1,810,218

	5,878,277	5,930,297	5,863,067
Less accumulated depreciation	3,706,166	3,688,701	3,414,660

Premises and equipment, net	$2,172,111	$2,241,596	$2,448,407

Depreciation expense was $219,322 and $193,105 for the nine months ended September 30, 2004 and 2003 (unaudited) and $274,042 and $249,061 for the years ended December 31, 2003 and 2002, respectively.

5. Deposits

Deposit accounts are summarized as follows:

	September 30	December 31
	2004	2003	2002
	(Unaudited)
Non-interest earning checking	$3,024,394	$2,600,102	$1,853,509
Interest-earning checking	14,718,332	14,906,922	13,949,874
Savings accounts	36,216,280	35,629,516	35,120,499
Money market accounts	6,297,508	6,568,606	6,073,581
Certificates of deposit	78,084,526	83,428,908	88,325,433

Total deposits	$138,341,040	$143,134,054	$145,322,896

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

Interest expense by deposit category is as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Interest-earning checking	$49,632	$85,250	$102,157	$49,311
Savings and money market accounts	325,046	432,005	446,009	819,970
Certificates of deposit	2,049,866	2,408,337	3,244,722	4,067,109

Total	$2,424,544	$2,925,592	$3,792,888	$4,936,390

Time deposits include certificates of deposit (CD’s) issued in minimum denominations of $100,000 totaled $8,712,319 (unaudited), $9,138,638 and $9,472,200 at September 30, 2004 and December 31, 2003 and 2002, respectively. Deposit amounts in excess of $100,000 are generally not federally insured.

Scheduled maturities of time deposits (in thousands) were as follows:

	September 30, 2004		December 31,
	(Unaudited)		2003
2005	$39,389	2004	$42,287
2006	10,935	2005	12,159
2007	9,557	2006	6,573
2008	5,881	2007	9,112
2009 and thereafter	12,323	2008 and thereafter	13,298

Total	$78,085	Total	$83,429

The Company has entered into deposit transactions with its directors and executives. The aggregate amount of deposits from such related parties at September 30, 2004 (unaudited), December 31, 2003 and 2002 was approximately $910,400, $1,125,000 and $812,000, respectively.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

6. Federal Home Loan Bank Advances

Federal Home Loan Bank (FHLB) advances consisted of the following:

	Weighted
	Average Rate			December 31,
	September 30,	December 31,	September 30,
	2004	2003	2004	2003	2002
			(Unaudited)
Short-term advances	—%	—%	$—	$—	$9,500,000
Term advances:
Due in one year	4.13	3.67	10,750,000	10,000,000	10,500,000
Due in one to three years	3.71	3.16	53,737,296	30,500,000	13,000,000
Due in three to five years	3.87	3.78	30,672,518	60,875,040	43,907,249
Due in five to ten years	4.24	4.27	54,843,665	59,136,380	40,712,018

	3.97%	3.84%	$150,003,479	$160,511,420	$117,619,267

Advances from the FHLB of Pittsburgh are secured by the Bank’s stock in the FHLB of Pittsburgh and certain qualifying residential mortgage loans and mortgage-backed securities to the extent that the defined statutory value must be at least equal to the advances outstanding. The maximum remaining borrowing capacity at September 30, 2004 (unaudited) and December 31, 2003, is approximately $218,177,000 and $244,280,000, respectively. The advances are subject to restrictions or penalties in the event of prepayment.

In January 2003 the Company prepaid $5,000,000 of Federal Home Loan Bank advances and incurred $353,875 of penalties which have been reflected on the statement of income as other noninterest expense.

7. Operating Leases

The Company leases certain properties under operating leases expiring in various years through 2007. Lease expense was $38,659 and $36,504 and $50,700 and $41,305 for the nine months ended September 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002, respectively.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

Minimum future rental payments under noncancelable operating leases are as follows:

	September 30, 2004		December 31, 2003
	(Unaudited)
2005	$51,382	2004	$51,795
2006	47,696	2005	50,546
2007	38,965	2006	46,229
2008	28,140	2007	34,660
2009	27,062	2008	28,140
Thereafter	7,875	Thereafter	34,937

Total	$201,120	Total	$246,307

8. Income Taxes

The difference between actual income tax benefit and the amount computed by applying the federal statutory income tax rate of 34% to income before income taxes are reconciled as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
	2004	2003	2003	2002
	(Unaudited)
Computed income tax expense	$173,445	$79,443	$58,180	$230,810
Increase (decrease) resulting from:
State taxes (net of federal benefit)	69,447	11,880	(1,849)	27,678
Tax credits	(142,191)	(142,191)	(189,588)	(189,588)
Nontaxable BOLI income	(58,728)	(69,452)	(91,384)	(82,745)
Other, net	7,294	16,818	52,553	5,939

Actual income tax expense (benefit)	$49,267	$(103,502)	$(172,088)	$(7,906)

Effective tax rate	9.66%	(44.99)%	(100.57)%	(1.16)%

Deferred income taxes reflect the net tax effects of temporary differences between the

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as follows:

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)
Deferred tax assets:
Deferred loan fees	$34,200	$35,206	$41,210
Allowance for losses on loans	246,500	246,500	178,500
Investments in affordable housing projects	83,475	104,500	109,421
Postretirement benefits	452,026	361,142	281,153
Depreciation	20,903	20,903	19,349
Net unrealized loss on securities available-for-sale	108,781	—	—
Impairment loss on securities available-for-sale	—	—	76,500

	945,885	768,251	706,133
Deferred tax liability,
Net unrealized gain on securities available-for-sale	—	(14,278)	(775,932)

Net deferred tax asset (liability)	945,885	753,973	(69,799)
Tax credit carryforwards	652,098	591,648	401,999

	$1,597,983	$1,345,621	$332,200

The Company has not established a valuation allowance as it is management’s belief that it has adequate taxable income and carrybacks to realize the deferred tax assets. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Income tax (benefit) expense is summarized as follows:

	Nine Months Ended		Years Ended
	September		December 31,
	2004	2003	2003	2002
	(Unaudited)
Currently payable:
Federal	$78,014	$38,093	$82,481	$241,992
State	100,556	39,756	(2,802)	41,936
Deferred	(129,303)	(181,351)	(251,767)	(291,834)

	$49,267	$(103,502)	$(172,088)	$(7,906)

9. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table following) of Tier I and Tier II capital to risk-weighted assets and of Tier I capital to average assets, all of which are defined by the regulatory agencies to which the Bank is subject. Management believes, as of September 30, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2004, the most recent notification from the Regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain Tier I and Tier II risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution’s categorization.

The following table sets forth the Bank’s regulatory capital amounts and ratios, as well as

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

the minimal amounts and those required to be well capitalized.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2004 (Unaudited):
Total capital (to risk weighted assets)	$21,238,452	16.47%	$10,316,560	≥ 8.0%	$12,895,700	≥ 10.0%
Tier I capital (to risk weighted assets)	$20,513,452	15.91%	$5,158,280	≥ 4.0%	$7,737,420	≥ 6.0%
Tier 1 capital (to adjusted total assets)	$20,513,452	6.56%	$9,395,431	≥ 3.0%	$15,659,052	≥ 5.0%
Tangible capital (to tangible assets)	$20,513,452	6.56%	$4,697,716	≥ 1.5%	$4,697,716	≥ 1.5%
As of December 31, 2003:
Total capital (to risk weighted assets)	$20,696,837	14.98%	$11,052,910	≥ 8.0%	$13,816,200	≥10.0%
Tier I capital (to risk weighted assets)	$19,946,837	14.44%	$5,526,480	≥ 4.0%	$8,289,720	≥ 6.0%
Tier I capital (to adjusted total assets)	$19,946,837	6.12%	$9,776,610	≥ 3.0%	$16,294,350	≥ 5.0%
Tangible capital (to Tangible Assets)	$19,946,837	6.12%	$4,888,305	≥ 1.5%	$4,888,305	≥ 1.5%
As of December 31, 2002:
Total capital (to risk weighted assets)	$20,362,121	18.45%	$8,828,320	≥ 8.0%	$11,035,400	≥10.0%
Tier I capital (to risk weighted assets)	$19,837,121	17.98%	$4,414,160	≥ 4.0%	$6,621,240	≥ 6.0%
Tier I capital (to adjusted total assets)	$19,837,121	6.97%	$8,535,386	≥ 3.0%	$14,225,644	≥ 5.0%
Tangible capital (to tangible assets)	$19,837,121	6.97%	$4,267,693	≥ 1.5%	$4,267,693	≥ 1.5%

The following is a reconciliation of the Bank’s equity under accounting principles generally accepted in the United States of America (GAAP) to regulatory capital as of the dates

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

indicated:

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)
GAAP equity	$21,424,688	$21,079,417	$22,349,681
Goodwill	(1,079,865)	(1,079,865)	(1,006,339)
Accumulated other comprehensive income loss (income)	168,629	(27,715)	(1,506,221)

Tier I capital	20,513,452	19,971,837	19,837,121
General regulatory allowance for loan losses	725,000	725,000	525,000

Total Capital	$21,238,452	$20,696,837	$20,362,121

Federal banking regulations place certain restrictions on dividends paid by the Bank to the Company. The total amount of dividends that may be paid at any date is generally limited to the earnings of the Bank for the year to date plus retained earnings for the prior two fiscal years, net of any prior capital distributions. In addition, dividends paid by the Bank to the Company would be prohibited if the distribution would cause the Bank’s capital to be reduced below the applicable minimum capital requirements.

11. Benefit Plans

     401(k) Plan

The Company maintains a 401(k) plan for all salaried employees and makes a contribution to the plan based on a computation in relation to net income and compensation expense. The Company also matches 100% of the first 1%-2%, and 50% of the next 3%-6% of an employee’s annual salary that is contributed to the plan by the employee. Plan expense was $150,372 and $141,781 for the nine months ended September 30, 2004 and 2003 (unaudited) and $190,448 and $219,361 for the years ended December 31, 2003 and 2002, respectively.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Supplemental Retirement Plan

The Company maintains a nonqualified defined contribution supplemental retirement plan (SRP) for its directors and key employees. The present value of estimated supplemental retirement benefits is charged to operations. A set retirement benefit is provided to the directors, but no set retirement is promised to officers, and no deferral of salary or income are required by the participants. Rather, the company has agreed to place a certain amount of funds into an insurance policy on behalf of the participants. Each year, whatever income the policy generates, in the case of officers, above and beyond a predetermined index rate will be accrued into a retirement account that has been established for the participant. The expense for the nine months ended September 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003 and 2002 was $130,438, $121,237, $192,553 and $128,544, respectively.

     Director’s Health Insurance Plan

Until May 2004, the Company provided to certain board members, their spouses and qualified dependents postretirement health insurance benefits. Upon plan termination in May 2004 all active board members, their spouses and eligible dependents were no longer eligible for benefits, however, four nonactive individuals continue to receive benefits at September 30, 2004. The plan is substantially fully funded for the remaining four participants. Plan expense is summarized as follows:

		Plan Termination
	Expense	Expense Accrual	Net
	Accrued	Reversal	Expense
Nine Months Ended September 30, 2004 (unaudited)	$18,110	$(247,246)	$(229,136)
Nine Months Ended September 30, 2003 (unaudited)	32,031	—	32,031
Years Ended December 31, 2003	42,708	—	42,708
Years Ended December 31, 2002	77,928	—	77,928

12. Concentration Of Credit Risk

The risk of loss from lending and investing activities includes the possibility that a loss may occur from the failure of another party to perform according to the terms of the loan or investment agreement. This possibility of loss is known as credit risk. Credit risk can be reduced by diversifying the Company’s assets to prevent imprudent concentrations. The Company has adopted policies designed to prevent imprudent concentrations within its investment and loan portfolio.

One of the primary investment vehicles for the Company during the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002 was of

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

mortgage-backed securities which are comprised of diversified individual residential mortgage notes. Mortgage-backed securities are guaranteed as to the timely repayment of principal and interest by agencies of the United States Government or a government-sponsored enterprise. Investments in other securities consist of U.S. Government agency obligations which are made to provide and maintain liquidity within the guidelines of applicable regulations.

Historically, the Company has emphasized residential and consumer loans secured by existing individual and multifamily residential properties. Substantially all of the Company’s loans, excluding those serviced by others, are made to customers located in southwestern Pennsylvania. The Company does not have any other concentration of credit risk representing greater than 10% of loans.

     Off-balance sheet risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, consumer lines of credit, and fixed and variable rate mortgage loan commitments and are summarized as follows:

	September 30,	December 31,
	2004	2003	2002
	(Unaudited)
Unused portion of revolving lines of credit	$1,577,000	$1,530,000	$446,000
Fixed rate mortgages	774,000	321,000	948,000
Variable rate mortgages	2,818,000	503,000	1,394,000
Unused portion of commercial lines of credit	259,000	215,000	275,000

Commitments outstanding	$5,428,000	$2,569,000	$3,063,000

The range of interest rates on fixed rate mortgage loan commitments were 5.00% and 8.875% as of September 30, 2004 (unaudited).

The Company maintains cash balances at several institutions located in Southwest Pennsylvania. Accounts at each institution are insured by the Federal Deposit Insurance Corporation to $100,000. At September 30, 2004 (unaudited) the Company’s uninsured cash balances total approximately $375,000.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

13. Fair Value Of Financial Instruments

The following presents the fair value of financial instruments. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate fair value disclosures for financial instruments:

     Cash and Cash Equivalents

The carrying amounts approximate those assets’ fair values.

     Investment Securities (Including Mortgage-Backed Securities)

Fair values of investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans Receivable

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     Accrued Interest Receivable and Accrued Interest Payable

The fair value of these instruments approximates the current book value.

     Federal Home Loan Bank stock

The carrying amount approximates the asset’s fair value.

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

     Deposits

The fair value for demand deposits (e.g., interest and noninterest checking, NOW, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Federal Home Loan Bank Advances

The fair value of the advances are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

     Commitments To Extend Credit

These financial instruments are generally not subject to sale and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 12 to these financial statements.

	September 30,		December 31,		December 31,
	2004		2003		2002
	(Unaudited)
	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
				(In Thousands)
Financial assets:
Cash and cash equivalents	$5,724	$5,724	$8,329	$8,329	$7,222	$7,222
Investment securities	127,950	127,950	132,326	132,326	154,901	155,117
Loans receivable, net	156,508	155,226	165,484	165,837	107,420	112,918
Federal Home Loan Bank stock	8,488	8,488	8,914	8,914	6,384	6,384
Accrued interest receivable	1,724	1,724	1,750	1,750	1,520	1,520

FedFirst Financial Corporation
And Subsidiaries
Notes to Consolidated Financial Statements

	September 30,		December 31,		December 31,
	2004		2003		2002
	(Unaudited)
	Carrying	Estimated	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
				(In Thousands)
Financial liabilities:
Deposits	138,341	140,064	143,134	145,963	145,323	147,496
Federal Home Loan Bank advances	150,003	150,230	160,511	163,217	117,619	124,689
Accrued interest payable	564,787	564,787	580,434	580,434	469,250	469,250

     14. Subsequent Event — Adoption of Plan of Stock Issuance (Unaudited)

On November 22, 2004, the Board of Directors unanimously adopted a plan of stock issuance pursuant to which the Company will sell up to 49.9% of its common stock to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public in a community or a syndicated community offering. After the offering, at least 50.1% of the Company’s outstanding common stock will be owned by FedFirst Financial Mutual Holding Company, a mutual holding company formed in 1999. The plan is subject to approval by the Office of Thrift Supervision.

In addition, the Bank has adopted an Employee Stock Ownership Plan, which will purchase 3.92% of the common stock issued in connection with the offering including shares issued to FedFirst Financial Mutual Holding Company.

The costs associated with the stock offering will be deferred and will be deducted from the proceeds upon sale and issuance of the stock. In the event the stock offering is not completed, costs will be expensed. To date, no stock offering costs have been expensed. At September 30, 2004 there were no deferred costs.

15. Subsequent Event — Balance Sheet Restructuring (Unaudited)

On November 15, 2004, the Company initiated a balance sheet restructuring as described in the Company’s most recent business plan. The Company prepaid $33.5 million of FHLB advances having a weighted average interest rate of 5.43%, incurring a prepayment penalty of $1.9 million before income taxes. To fund these advance prepayments, the Company sold $35.1 million of investment securities, incurring a realized loss of $558,000 before income taxes.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

(Holding Company for First Federal Savings Bank)

2,587,500 Shares

(Anticipated Maximum, Subject to Increase)

COMMON STOCK

Prospectus

Sandler O’Neill & Partners, L.P.

[date]

Until                     , 2005, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Article XII of the Registrant’s bylaws provide:

The Subsidiary Holding Company shall indemnify all directors and officers of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

     Generally, federal law provides indemnity coverage for:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement;

b.	Final judgment against him or her; or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days’ notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

(iii)	“Final judgment” means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25. Other Expenses of Issuance and Distribution.

SEC filing fee	$3,503
OTS filing fee	6,400
NASD filing fee	3,475
Stock listing fee	25,000
Edgar, printing, postage and mailing	100,000
Legal fees and expenses	315,000
Accounting fees and expenses	80,000
Appraiser’s fees and expenses	45,000
Business plan preparation	48,000
Securities marketing firm expenses (including legal fees)*	50,000
Records management fees and expenses	35,000
Transfer agent fees and expenses	15,000
Blue sky fees and expenses	50,000
Certificate printing	5,000
Miscellaneous	8,622

TOTAL	$790,000

*	Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.0% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by the employee stock ownership plan and by directors, officers and employees of First Federal Savings Bank and members of their immediate families.

Item 26. Recent Sales of Unregistered Securities.

None.

Item 27. Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter between First Federal Savings Bank and Sandler O’Neill & Partners, L.P.*

1.2	Form of Agency Agreement*

3.1	Amended and Restated Charter of FedFirst Financial Corporation*

3.2	Amended and Restated Bylaws of FedFirst Financial Corporation*

4.0	Specimen Stock Certificate of FedFirst Financial Corporation*

5.0	Opinion of Muldoon Murphy & Aguggia LLP re: Legality*

8.0	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters*

10.1	Plan of Stock Issuance*

10.2	Form of First Federal Savings Bank 401(k) Plan*

10.3	Form of First Federal Savings Bank Employee Stock Ownership Plan and Trust*

10.4	Form of ESOP Loan Commitment Letter and ESOP Loan Documents*

10.5	Form of First Federal Savings Bank Employee Severance Compensation Plan*

10.6	Director Fee Continuation Agreements by and between First Federal Savings Bank and certain Directors*

10.7	Executive Supplemental Retirement Plan Agreements by and between First Federal Savings Bank and certain officers*

10.8	Executive Supplemental Retirement Plan Agreement by and between First Federal Savings Bank and Richard B. Boyer*

10.9	Split Dollar Life Insurance Agreements by and between First Federal Savings Bank and certain Directors*

10.10	Split Dollar Life Insurance Agreements by and between First Federal Savings Bank and certain officers*

10.11	Split Dollar Life Insurance Agreement by and between First Federal Savings Bank and Richard B. Boyer*

10.12	Form of Employment Agreement between FedFirst Financial Corporation, First Federal Savings Bank and Peter D. Griffith*

10.13	Form of Employment Agreement between FedFirst Financial Corporation, First Federal Savings Bank and Robert L. Breslow*

10.14	Consulting Agreement between First Federal Savings Bank and Peter D. Griffith*

10.15	Employment Agreement between First Federal Savings Bank and Richard B. Boyer*

10.16	Employment Agreement between Exchange Underwriters. Inc. and Richard B. Boyer*

10.17	Lease Agreement between Exchange Underwriters, Inc. and Richard B. and Wendy A. Boyer*

14.0	Code of Ethics and Business Conduct*

16.0	Letter of Parente Randolph, LLC*

21.0	Subsidiaries of the Registrant*

23.1	Consent of Muldoon Murphy & Aguggia LLP re: legality opinion (included in Exhibit 5.0)

23.2	Consent of Muldoon Murphy & Aguggia LLP re: federal tax opinion (included in Exhibit 8.0)

23.3	Consent of RP Financial, LC.*

23.4	Consent of Edwards Sauer & Owens, P.C.

24.0	Powers of Attorney*

99.1	Appraisal Report of RP Financial, LC. (P)*

99.2	Marketing Materials*

99.3	Subscription Order Form and Instructions*

(P)	Exhibits and supporting schedules filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T. Interested investors may contact the Securities and Exchange Commission at 1-800-SEC-0330 for further information on obtaining a copy of this exhibit.

*	Previously filed.

Item 28. Undertakings.

     The small business issuer will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer hereby undertakes that:

     (1)  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act , treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monessen, Commonwealth of Pennsylvania, on February 14, 2005.

FedFirst Financial Corporation
By:	/s/ Peter D. Griffith
Peter D. Griffith
President and Chief Executive Officer (duly authorized representative)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Peter D. Griffith	President, Chief Executive	February 14, 2005
Officer and Director (principal
Peter D. Griffith	executive officer)

/s/ Robert L. Breslow	Chief Financial Officer, Senior	February 14, 2005
Vice President and Director
Robert L. Breslow	(principal accounting and financial officer)

*	Director

John M. McGinley

*	Director

Joseph U. Frye

*	Director

John J. LaCarte

*	Director

Jack M. McGinley

*	Director

Richard B. Boyer

* Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form SB-2 for FedFirst Financial Corporation on December 17, 2004.

/s/ Peter D. Griffith	February 14, 2005

Peter D. Griffith
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Engagement Letter between First Federal Savings Bank and Sandler O’Neill & Partners, L.P.*

1.2	Form of Agency Agreement*

3.1	Amended and Restated Charter of FedFirst Financial Corporation*

3.2	Amended and Restated Bylaws of FedFirst Financial Corporation*

4.0	Specimen Stock Certificate of FedFirst Financial Corporation*

5.0	Opinion of Muldoon Murphy & Aguggia LLP re: Legality*

8.0	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters*

10.1	Plan of Stock Issuance*

10.2	Form of First Federal Savings Bank 401(k) Plan*

10.3	Form of First Federal Savings Bank Employee Stock Ownership Plan and Trust*

10.4	Form of ESOP Loan Commitment Letter and ESOP Loan Documents*

10.5	Form of First Federal Savings Bank Employee Severance Compensation Plan*

10.6	Director Fee Continuation Agreements by and between First Federal Savings Bank and certain Directors*

10.7	Executive Supplemental Retirement Plan Agreements by and between First Federal Savings Bank and certain officers*

10.8	Executive Supplemental Retirement Plan Agreement by and between First Federal Savings Bank and Richard B. Boyer*

10.9	Split Dollar Life Insurance Agreements by and between First Federal Savings Bank and certain Directors*

10.10	Split Dollar Life Insurance Agreements by and between First Federal Savings Bank and certain officers*

10.11	Split Dollar Life Insurance Agreement by and between First Federal Savings Bank and Richard B. Boyer*

10.12	Form of Employment Agreement between FedFirst Financial Corporation, First Federal Savings Bank and Peter D. Griffith*

10.13	Form of Employment Agreement between FedFirst Financial Corporation, First Federal Savings Bank and Robert L. Breslow*

10.14	Consulting Agreement between First Federal Savings Bank and Peter D. Griffith*

10.15	Employment Agreement between First Federal Savings Bank and Richard B. Boyer*

10.16	Employment Agreement between Exchange Underwriters. Inc. and Richard B. Boyer*

10.17	Lease Agreement between Exchange Underwriters, Inc. and Richard B. and Wendy A. Boyer*

14.0	Code of Ethics and Business Conduct*

16.0	Letter of Parente Randolph, LLC*

21.0	Subsidiaries of the Registrant*

23.1	Consent of Muldoon Murphy & Aguggia LLP re: legality opinion (included in Exhibit 5.0)

23.2	Consent of Muldoon Murphy & Aguggia LLP re: federal tax opinion (included in Exhibit 8.0)

23.3	Consent of RP Financial, LC.*

23.4	Consent of Edwards Sauer & Owens, P.C.

24.0	Powers of Attorney*

99.1	Appraisal Report of RP Financial, LC. (P)*

99.2	Marketing Materials*

99.3	Subscription Order Form and Instructions*

(P)	Exhibits and supporting schedules filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T. Interested investors may contact the Securities and Exchange Commission at 1-800-SEC-0330 for further information on obtaining a copy of this exhibit.

*	Previously filed.